Exhibit 10.3

EXECUTION VERSION

MEZZANINE LOAN AGREEMENT

Dated as of February 25, 2022

Among

ILPT BROOK MEZZ 1 LLC,

ILPT BROOK MEZZ 2 LLC,

ILPT BROOK MEZZ 3 LLC,

collectively, as Borrower

and

BREF VI Holdings LLC,
collectively, as Lender

-i-

(continued)

Section 3.44.	Collateral	73

-ii-

(continued)

-iii-

(continued)

Section 7.4.	Restoration	118

-iv-

(continued)

Section 13.1.	Exculpation	141

-v-

(continued)

-vi-

(continued)

-vii-

SCHEDULES AND EXHIBITS

Schedule I – Intentionally Omitted

Schedule II – Intentionally Omitted

Schedule III – Organizational Chart

Schedule IV – Ground Leases

Schedule V – Allocated Loan Amounts

Schedule VI – Previously-Owned Property

Schedule VII – PILOT Leases and PILOT Documents

Schedule VIII – Intentionally Omitted

Schedule IX – Intentionally Omitted

Schedule X – Unfunded Obligations

Schedule XI – Ground Lease Exceptions

Schedule XII - PILOT Lease and PILOT Document Exceptions

Schedule XIII – Leases and Rent Roll Exceptions

Schedule XIV – Purchase Options

Schedule XV – Representation Exceptions

Schedule XVI – Condominium Documents Exceptions

Schedule XVII – Hawaii Easement Maps

Exhibit A – Mortgage Borrower

Exhibit B – Intentionally Omitted

Exhibit C – U.S. Tax Compliance Certificate

MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT, dated as of February 25, 2022 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), by and among BREF VI Holdings LLC, a Delaware limited liability company, having an address at c/o Brookfield Real Estate Financial Partners LLC, Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281 (together with its successors and assigns, “Lender”) and ILPT BROOK MEZZ 1 LLC, ILPT BROOK MEZZ 2 LLC and ILPT BROOK MEZZ 3 LLC, each a Delaware limited liability company, each having its principal place of business at c/o The RMR Group, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 (each an “Individual Borrower” and collectively and/or individually as the context may require, “Borrower”).

RECITALS:

Citibank, N.A., a national baking association, UBS AG Stamford Branch, a federal branch, Bank of America, N.A., a national banking association, Bank of Montreal, a Canadian chartered bank and Morgan Stanley Bank, N.A., a national banking association, each in their capacity as mortgage lender (collectively, “Mortgage Lender”) has made a mortgage loan in the principal amount of $1,125,981,791 (“Mortgage Loan”) to the entities identified on Exhibit A attached hereto as mortgage borrower (each an “Individual Mortgage Borrower” and collectively and/or individually as the context may require, “Mortgage Borrower”) pursuant to a Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”) dated as of the date hereof by and among Mortgage Borrower, Mortgage Lender and Mortgage Administrative Agent, which Mortgage Loan is evidenced by the Mortgage Note and secured by, among other things, those certain mortgages, deeds to secure debt and deeds of trust, each of even date herewith (each as amended, supplemented or otherwise modified from time to time, collectively, the “Security Instrument”) by the applicable Mortgage Borrower in favor of Mortgage Administrative Agent pursuant to which Mortgage Borrower has granted Mortgage Administrative Agent a first priority lien on, among other things, certain real property and all structures, buildings and improvements now or hereafter located thereon, all as more fully described in the Security Instrument (individual, the “Property” and collectively, the “Properties”).

Borrower is the legal and beneficial owner of all of the interests in the applicable Mortgage Borrower, consisting of 100% of the limited liability company interests therein.

Borrower desires to obtain the Loan (defined below) from Lender.

As a condition precedent to the obligation of the Lender to make the Loan to Borrower, Borrower has entered into that certain Pledge and Security Agreement (Mezzanine Loan), dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined).

Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1.      Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“91-165 Hanua Street By-Laws” shall mean the laws By-Laws of the Association of Unit Owners of 91-265 Hanua Street, dated as of June 20, 2016.

“Acceptable LLC” shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the UCC as in effect from time to time in the state of New York) of any or all of the foregoing.

“Accounts” shall mean any account established by this Agreement or the other Loan Documents. (including, without limitation, any Substitute Cash Management Accounts and any accounts containing Substitute Reserves).

“AC Laws” shall have the meaning set forth in Section 3.30 hereof.

“Act” shall have the meaning set forth in Section 5.1 hereof.

“Additional Interest” shall have the meaning set forth in Section 2.7(a) hereof.

“Administrative Agent” shall have the meaning set forth in Section 17.22 hereof.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or, with respect to any natural Person, is a member of the Family Group of such Person.

“Affiliated Manager” shall mean any managing agent of any Individual Property in which any Borrower, Mortgage Borrower, Guarantor, Sponsor, any SPE Component Entity or any Mortgage SPE Component Entity, or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Aggregate Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) (i) the use, operation, or value of the Properties and/or (ii) ownership of the Collateral, in each case, taken as a whole, (b) the business, profits, operations or financial condition of Borrower and/or Mortgage Borrower (including, without limitation, Underwritten Net Operating Income) taken as a whole, (c) the enforceability, validity, perfection or priority of the lien of the Pledge Agreement or the other Loan Documents, in each case, taken as a whole or (d) the ability of Borrower, as a whole, to repay the principal and interest of the Loan as it becomes due or to satisfy Borrower’s, as a whole, other material obligations under the Loan Documents.

“Allocated Loan Amount” shall mean the portion of the principal amount of the Loan allocated to any applicable Individual Property as set forth on Schedule V hereof.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean (a) in the aggregate at any given time, an amount equal to five percent (5%) of the amount of the Mortgage Loan or (b) with respect to each Individual Property, an amount equal to the greater of (i) $750,000 and (ii) five percent (5%) of the Mortgage Loan Allocated Loan Amount of such Individual Property.

“Alternate Rate” shall mean with respect to each Interest Accrual Period the per annum rate of interest of the applicable Benchmark Replacement determined by Lender for such Interest Accrual Period plus the Spread.

“Alternate Rate Loan” shall mean the Loan at such time as interest thereon accrues at a per annum rate of interest equal to the Alternate Rate.

“AML Laws” shall have the meaning set forth in Section 3.30 hereof.

“Applicable Contribution” shall have the meaning set forth in Section 17.19 hereof.

“Approved Accounting Method” shall mean GAAP, federal tax basis accounting (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.

“Approved Alterations” shall have the meaning set forth in Section 4.21(a) hereof.

“Approved Annual Budget” shall have the meaning set forth in Section 4.12(a)(iv) hereof.

“Approved Bank” means (a) a bank or other financial institution which has the Required Rating, (b) if a Securitization has not occurred, a bank or other financial institution acceptable to Lender or (c) if a Securitization has occurred, a bank or other financial institution with respect to which Lender shall have received a Rating Agency Confirmation.

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall be deemed Approved ID Providers unless and until disapproved by any Rating Agency and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender and the Rating Agencies.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Bankruptcy Event” shall mean the occurrence of any one or more the of the following: (i) Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity shall commence any case, proceeding or other action (A) under the Bankruptcy Code and/or any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets (other than at the request or with the consent of Lender); (ii) Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity shall make a general assignment for the benefit of its creditors (except to Lender in connection with the Loan or at the request or with the consent of Lender); (iii) any Borrower Party (or Affiliate thereof) files, or joins or colludes in the filing of, (A) an involuntary petition against Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition under the Bankruptcy Code or any other Creditors Rights Laws against Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity or (B) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Borrower’s, Mortgage Borrower’s, any SPE Component Entity’s or any Mortgage SPE Component Entity’s assets; (iv) Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity files an answer consenting to or otherwise acquiescing in (i.e., failing to object to such filing to the extent Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity has standing and a good faith basis to object) or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition from any Person; (v) any Borrower Party (or Affiliate thereof) consents to or acquiesces in (i.e., failing to object to such filing to the extent such Borrower Party (or Affiliate thereof) has standing and a good faith basis to object) or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity or any portion of the Property or the Collateral (other than at the request or with the consent of Lender); (vi) Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity makes an assignment for the benefit of creditors (except to Lender in connection with the Loan or at the request or with the consent of Lender), or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due if such admission in writing was made in bad faith with the intent of facilitating an involuntary bankruptcy proceeding of Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity; (vii) any Borrower Party (or Affiliate thereof) contesting or opposing any motion made by Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Guarantor or its subsidiaries; (viii) any Borrower Party (or Affiliate thereof) taking any action in furtherance of, in collusion with respect to or indicating its consent to, approval of, or acquiescence in (i.e., failing to object to such filing to the extent such Borrower Party (or Affiliate thereof) has standing and a good faith basis to object) any of the acts set forth in items (i) through (viii) above; and (ix) in the event Lender receives less than the full value of its claim in any proceeding under the Bankruptcy Code or any other Creditors Rights Laws, Guarantor or any of its Affiliates receiving an equity interest or other financial benefit of any kind as a result of a “new value” plan or equity contribution, except, in each case, pursuant to a plan of reorganization as accepted by the class of claims that includes the claims of Lender or as otherwise consented to by Lender.

“Benchmark” shall mean, (i) initially, the Term SOFR Reference Rate; and (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then the applicable Benchmark Replacement.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate balance sheet loans at such time and (b) the Benchmark Replacement Adjustment; provided that, in no event shall the Benchmark Replacement for any Interest Accrual Period be deemed to be less than zero.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate balance sheet loans at such time.

“Benchmark Replacement Condition” shall mean either (i) an opinion of nationally recognized REMIC counsel as to the compliance of such conversion with applicable REMIC requirements as determined under the Code, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender) obtained at Borrower’s costs and expense or (ii) formal guidance issued by the IRS that such conversion to the Benchmark will comply with the REMIC Requirements.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

Notwithstanding the foregoing, if the Loan is included in a REMIC Trust, in no event shall the Benchmark Replacement Date occur prior to satisfaction of the Benchmark Replacement Condition or waiver thereof by Lender.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or

(3)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Benchmark Unavailability Period” shall mean unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark pursuant to Section 2.5(b)(v)(A) (rather than pursuant to Section 2.5(b)(iii)), each (if any) Interest Accrual Period for which Lender determines that (a) adequate and reasonable means do not exist for ascertaining the component of the Interest Rate based on Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to use the then-current Benchmark to determine the applicable Interest Rate for any Interest Accrual Period.

“Benefit Amount” shall have the meaning set forth in Section 17.19(d) hereof.

“Board” means each board of directors, if any, under any of the Condominium Documents, together with any other Person or committee appointed to perform duties and services on behalf of the Condominium or its board of directors.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Borrower Interest Rate Cap Party” shall mean the Representative Borrower or any other Individual Borrower selected by Borrower and party to any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as may be in effect from time to time, in accordance with the terms hereof.

“Borrower Obligation” shall have the meaning set forth in Section 11.7 hereof.

“Borrower Party” and “Borrower Parties” shall mean, collectively, Borrower, Mortgage Borrower, any SPE Component Entity, any Mortgage SPE Component Entity, any Affiliated Manager, Sponsor and Guarantor and any Affiliate of the foregoing, and “Borrower Party” shall mean any one of them.

“Borrower’s Certification” shall mean that certain Borrower’s Certification (Mezzanine Loan), dated as of the Closing Date, by Borrower in favor of Lender.

“Breakage Costs” shall have the meaning set forth in Section 2.5(b)(viii) hereof.

“Broker” shall have the meaning set forth in Section 17.17 hereof.

“Business Day” shall mean any day on which national banks are open for general business in the State of New York.

“Cash Management Agent” shall mean Servicer or any Replacement Cash Management Agent.

“Cash Management Agreement” shall mean the Closing Date Cash Management Agreement or any Replacement Cash Management Agreement, as applicable, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in Section 7.2 hereof.

“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of, or bad faith with respect to, such Independent Director’s duties under this Agreement, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability, incapacity, unavailability or other cause or (iv) that such Independent Director no longer meets the definition of Independent Director.

“Closing Date” shall mean the date of the funding of the Loan.

“Closing Date Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the Closing Date, by and between Borrower, Lender, Mortgage Borrower and Mortgage Administrative Agent, and acknowledged and agreed to by Affiliated Manager, as the same may be subsequently joined to or assumed by Cash Management Agent.

“Closing Date Debt Yield” shall mean 6.20%.

“Closing Date LTV Ratio” shall mean 77.43%.

“Collateral” shall mean the “Pledged Collateral” as such term is defined in the Pledge Agreement and shall also include all amounts on deposit in any account and any and all other property or collateral in which Lender is granted a security interest under any of the Loan Documents, in each case whether existing on the date hereof or hereafter pledged or assigned to Lender.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean that certain Mezzanine Collateral Assignment of Interest Rate Cap Agreement, dated as of the date hereof, executed by Borrower Interest Rate Cap Party in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Common Expenses” means, individually and collectively, as the context may require, all common charges and assessments pursuant to the terms of the Condominium Documents.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Conditional Resignation” means conditional resignations of the members of the applicable Board, each dated as of the Closing Date.

“Condominium” shall mean each condominium established pursuant to the Condominium Documents.

“Condominium (HI)” shall mean, collectively, (i) the condominium regime established at the property located at 91-222 Olai Street, Kapolei, Hawaii and commonly known as 91-222 Olai Street, (ii) the condominium regime established at the property located at 91-174 Olai Street, Kapolei, Hawaii and commonly known as 91-174 Olai Street, (iii) the condominium regime established at the property located at 91-259 Olai Street, Kapolei, Hawaii and commonly known as 91-259 Olai Street and (iv) the condominium regime established at the property located at 91-265 Hanua Street, Kapolei, Hawaii and commonly known as 91-265 Hanua Street, and, in each case, established pursuant to the applicable Condominium Documents.

“Condominium Act” shall mean the “Condominium Property Act” codified in Chapter 514B of the Hawaii Revised Statutes, as amended.

“Condominium Declaration” shall mean, individually and/or collectively, as the context may require, that certain (i) Declaration of Condominium Property Regime of 91-259 Olai Street, dated as of September 3, 2015 and recorded at the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. T-9390278, as amended by First Amendment to Declaration of Condominium Property Regime of 91-259 Olai Street, dated as of September 23, 2015 and recorded at the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. Document No. T-9402336, (ii) Declaration of Condominium Property Regime of 91-222 Olai Street, dated as of May 29, 2012 and recorded at the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. T-8191323, (iii) Declaration of Condominium Property Regime of 91-174 Olai Street, dated as of August 23, 2013 and recorded with the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. T-8641366, (iv) Declaration of Condominium Property Regime of 91-265 Hanua Street, dated as of June 20, 2016 and recorded with the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. T-9671347 and (v) Declaration of Covenants, Conditions and Restrictions, dated as of October 3, 2005 and recorded in the Kalamazoo County Records as Instrument No. 2005-054510, affected by Master Deed, dated as of February 24, 2006 and recorded in the Kalamazoo County Records as Instrument No. 2006-008042, as amended by First Amendment to Master Deed, dated as of May 24, 2010 and recorded in the Kalamazoo County Records as Instrument No. 2010-017051, as further amended by Second Amendment to Master Deed, dated as of August 16, 2012 and recorded in the Kalamazoo County Records as Instrument No. 2012-032830, as further amended by Third Amendment to Master Deed, dated as of February 26, 2014 and recorded in the Kalamazoo County Records as Instrument No. 2014-008126 and as further amended by Fourth Amendment to Master Deed, effective as of July 16, 2021 and recorded in the Kalamazoo County Records as Instrument No. 2021-031241.

“Condominium Documents” shall mean, individually and/or collectively, as the context may require, the Condominium Declaration, the tax lot drawings, the by-laws, any no-action letter, board minutes and resolutions and the building rules and regulations, together with all schedules, exhibits, floor plans and other documents either attached thereto or entered into in connection therewith related to the creation of a valid condominium under the Condominium Act.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “Interest Accrual Period,” “Monthly Payment Date,” and “U.S. Government Securities Business Day,” “Determination Date,” timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative or operational matters) that Lender determines may be appropriate or necessary to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Constituent Owner” shall mean, as to any Person, any Person that owns a direct or indirect interest in such Person.

“Contribution” shall have the meaning set forth in Section 17.19 hereof.

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, right to appoint a majority of the board, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Counterparty” shall mean the counterparty under any Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement, which counterparty shall satisfy the Minimum Counterparty Rating and otherwise be reasonably acceptable to Lender. Notwithstanding anything to the contrary, each of U.S. Bank and SMBC Capital Markets, Inc. shall qualify as a Counterparty subject to providing in each case, if necessary, a guaranty reasonably satisfactory to Lender from an affiliate satisfying the Minimum Counterparty Rating.

“Covered Disclosure Information” shall have the meaning set forth in Section 11.2(b).

“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to debts or debtors.

“Crowdfunded Person” means a Person capitalized primarily by monetary contributions (A) of less than $35,000 each from more than thirty-five (35) investors who are individuals and (B) which are funded primarily (I) in reliance upon Regulation Crowdfunding promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and/or (II) through internet-mediated registries, platforms or similar portals, mail-order subscriptions, benefit events and/or other similar methods.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon, the Duration Fee and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Fee Letter or the other Loan Documents (including, without limitation, all costs and expenses payable to Lender thereunder).

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if applicable) and interest payments hereunder (including, as and to the extent applicable, interest accruing at the Default Rate).

“Debt Yield” shall have the meaning set forth in the Mortgage Loan Agreement.

“Deemed Approval Requirements” shall mean, with respect to any matter, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (which may be via email) (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER”; (iii) Lender shall have failed to respond to the Initial Notice within the aforesaid time-frame; (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (which may be via email) (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information (to the extent not provided with the Initial Notice) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER”; and (v) Lender shall have failed to respond to the Second Notice within the aforesaid time-frame. For purposes of clarification, Lender requesting reasonably required additional and/or clarified information (to the extent not included in the Approval Information previously provided by Borrower), in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing.

“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) three percent (3%) above the Interest Rate.

“Default Release” shall have the meaning set forth in Section 2.10(c) hereof.

“Determination Date” shall mean, with respect to any Interest Accrual Period, (x) if the Loan is a SOFR Loan, the Periodic Term SOFR Determination Date for such Interest Accrual Period, (y) if the component of the Interest Rate based on Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) is replaced with the Prime Rate pursuant to Section 2.5(b)(iii) hereof, the date that is two (2) Business Days prior to the commencement date of such Interest Accrual Period and (z) if the Loan is an Alternate Rate Loan, the date and time determined by Lender in accordance with the Conforming Changes.

“Disclosure Documents” shall mean, collectively and as applicable, any offering circular, prospectus, prospectus supplement, private placement memorandum, term sheet or other offering document, in each case, in connection with a Securitization.

“Division” shall have the meaning set forth in Section 5.1(a)(iii) hereof.

“Duration Fee” shall have the meaning set forth in Section 2.11 hereof.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state-chartered depository institution or trust company which (a) complies with the definition of Eligible Institution, (b) has a combined capital and surplus of at least $50,000,000 and (c) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) in the case of accounts in which funds are held for thirty (30) days or less, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” (or its equivalent) from each of the Rating Agencies and (ii) in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” (or its equivalent) from each of the Rating Agencies or (b) such other depository institution otherwise approved by the Rating Agencies from time-to-time.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Mezzanine Loan), dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“Equity Collateral Enforcement Action” shall have the meaning set forth in Section in Section 13.1 hereof.

“Equity Interests” shall have the meaning set forth in the Pledge Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or shall be amended, restated, replaced or otherwise modified.

“Erroneous Payment” shall have the meaning set forth in Section 17.24 hereof.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Excess Cash Flow” shall have the meaning set forth in the Mortgage Loan Agreement.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Exchange Act Filing” shall have the meaning set forth in Section 11.1(c) hereof.

“Excluded Taxes” shall mean any of the following taxes imposed on or with respect to Lender, or required to be withheld or deducted from a payment to Lender: (i) any withholding taxes imposed under FATCA, (ii) any U.S. federal withholding tax imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (1) Lender acquires such interest in the Loan, or (2) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.5(b), amounts with respect to such taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (iii) income, branch profits, and franchise taxes, in each case, (A) imposed as a result of such Lender being organized under the laws of, or having its principal use or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) (B) that are Other Connection Taxes, and (iv) taxes attributable to such recipient’s failure to comply with Section 2.5(b)(x).

“Exculpated Parties” shall have the meaning set forth in Section 13.1(a) hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 4.12(a)(iv) hereof.

“Family Group” shall mean, as to any natural Person, the spouse, children and grandchildren (in each case, by birth or adoption) and other lineal descendants, in each case, of such natural Person and, in each case, family trusts and/or conservatorships for the benefit of any of the foregoing Persons.

“FATCA” shall mean Sections 1471 through 1474 of the IRS Code (as may be amended or replaced from time to time), and any requests, rules, regulations, guidelines, interpretations or directions promulgated by any Governmental Authority in connection therewith, including intergovernmental agreements entered into thereunder.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) charged to Citibank, N.A. on the applicable day, as determined by Lender.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Acquisition” shall have the meaning set forth in Section 4.23(b) hereof.

“Fee Letter” shall mean, collectively, (i) that certain amended and restated fee letter dated as of November 5, 2021, from Citigroup Global Markets Inc., Lender and UBS AG, Stamford Branch and agreed to and accepted by Industrial Logistics Property Trust, as amended by that certain side letter dated as of February 25, 2022 from Lender and agreed to and accepted by Industrial Logistics Property Trust and (ii) that certain commitment fee letter dated as of November 5, 2021, from Citigroup Global Markets Inc., Lender and UBS AG, Stamford Branch and agreed to and accepted by Industrial Logistics Property Trust.

“FIRRMA” shall mean, collectively, (i) the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), all laws and regulations related thereto and all mandates, requirements, powers and similar requirements imposed or exercised thereunder (including, without limitation, the Foreign Investment Risk Review Modernization Act and any of the foregoing implemented by and/or otherwise relating to the Committee on Foreign Investment in the United States) and (ii) as the foregoing may be amended from time to time, any successor statute or statutes and all rules and regulations from time to time promulgated in connection with the foregoing.

“FIRRMA Documents” means any notice, correspondence, document, agreement, declaration, or other communication relating to or arising in connection with FIRRMA; provided, however, that if the communication is oral, “FIRRMA Document” shall mean a written summary thereof prepared by Borrower.

“FIRRMA Prohibited Filing Event” shall mean an event which shall be deemed to have occurred if (i) any mandatory filing or declaration relating to FIRRMA is required and/or (ii) any Governmental Authority requires (or recommends to the President of the United States) forfeiture, divestiture or abandonment of all or any portion of the Property and/or imposes any material mitigation measures on Borrower, the Constituent Owners of Borrower and/or the Property, in each case, related to FIRRMA.

“FIRRMA Prohibited Transfer” shall mean any Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) or any Sale or Pledge of an interest in any Restricted Party, in each case, which (i) triggers a mandatory filing or declaration requirement with respect to FIRRMA, (ii) makes advisable a voluntary filing or declaration with respect to FIRRMA or (iii) increases the likelihood of (A) forfeiture, divestiture or abandonment of all or any portion of the Property relating to FIRRMA or (B) any mitigation measures being imposed by any Governmental Authority on Borrower, the Constituent Owners of Borrower and/or the Property, in each case, related to FIRRMA.

“First Monthly Payment Date” shall mean April 8, 2022.

“Fitch” shall mean Fitch, Inc.

“Flood Insurance Acts” shall have the meaning set forth in the Mortgage Loan Agreement.

“Foreign Taxes” shall have the meaning set forth in Section 2.5(b)(vi) hereof.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Funding Borrower” shall have the meaning set forth in Section 17.19(c) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Ground Lease” shall mean each of the ground leases and each of the Ground Lease Estoppels described on Schedule IV hereto.

“Ground Lease Estoppel” shall mean those certain estoppels executed in favor of Lender in connection with the Loan described on Schedule IV hereto.

“Ground Leased Property” shall mean those certain Individual Properties demised by each of the Ground Leases.

“Ground Lease Reserve Account” shall have the meaning set forth in Section 8.9(a) hereof.

“Ground Lease Reserve Fund” shall have the meaning set forth in Section 8.9(a) hereof.

“Ground Lessor” shall mean each lessor under a Ground Lease, as described on Schedule IV hereto.

“Ground Rent” shall have the meaning set forth in the Mortgage Loan Agreement.

“Guarantor” shall mean Industrial Logistics Properties Trust, a Maryland real estate investment trust.

“Guaranty” shall mean that certain Limited Recourse Guaranty (Mezzanine Loan) executed by Guarantor and dated as of the date hereof.

“Hawaii Bifurcated Loan” shall have the meaning set forth in Section 6.7 hereof.

“Hawaii Easement Documents” shall mean, collectively, (i) that certain Indenture, dated as of July 6, 2018 made by and between the applicable Individual Mortgage Borrower and Par Hawaii Refining, LLC, as amended by that certain First Amendment to Lease dated as of September 25, 2019 made by and between the applicable Individual Mortgage Borrower and Par Hawaii Refining, LLC, (ii) that certain Lease, dated as of December 22, 2009 made by and between the applicable Individual Mortgage Borrower and Aloha Petroleum LLC (as successor-in-interest to Aloha Petroleum, LTD) and (iii) that certain Easement Agreement dated as of August 23, 1990 and effective as of August 20, 1990 made by and between the applicable Individual Mortgage Borrower (as successor-in-interest to The Trustees Under the Will and of the Estate of James Campbell, Deceased) and AES Barbers Point, a Delaware corporation, that certain Amendment, Restatement and Extension of Lease dated as of March 28, 1990 made by and between the applicable Individual Mortgage Borrower and AES Hawaii, LLC (as successor by merger to AES Hawaii, Inc.), as amended by that certain Amendment and Partial Surrender of Lease dated as of October 23, 1990 made by and between the applicable Individual Mortgage Borrower and AES Hawaii, LLC, as further amended by that certain Fifth Amendment to Lease dated as of March 21, 2012 made by and between the applicable Individual Mortgage Borrower and AES Hawaii, LLC, as further amended by that certain Sixth Amendment to Lease dated as of October 27, 2015 made by and between the applicable Individual Mortgage Borrower and AES Hawaii, LLC, as further amended by that certain Seventh Amendment to Lease dated as of May 6, 2016 made by and between the applicable Individual Mortgage Borrower and AES Hawaii, LLC and as further amended by that certain Eighth Amendment to Lease dated as of April 13, 2020 made by and between the applicable Individual Mortgage Borrower and AES Hawaii, LLC.

“Hawaii Easement Grant Documents” shall have the meaning set forth in Section 3.37(b) hereof.

“Hawaii Easement Maps” shall mean the easement maps attached hereto as Schedule XVII.

“Hawaii Easement Properties” shall mean the applicable highlighted portions as shown on each of the Hawaii Easement Maps.

“Hawaii Individual Property” shall mean the Individual Property located at 91-086 Kaomi Loop, Honolulu, Hawaii.

“Hawaii Individual Property Loan” shall have the meaning set forth in Section 6.7 hereof.

“Hawaii Loan Bifurcation” shall have the meaning set forth in Section 6.7 hereof.

“Hawaii Primary Property Loan” shall have the meaning set forth in Section 6.7 hereof.

“Hawaii Special Purpose Entity Transfer” shall have the meaning set forth in Section 6.4 hereof.

“Immediate Repairs” shall mean the repairs at the Property as set forth in the Borrower’s Certification.

“Improvements” shall mean, individually and/or collectively, as the context requires, the “Improvements” as defined in each applicable Security Instrument.

“Indebtedness” shall mean, for any Person (without duplication), (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person by contract and/or as a guaranteed payment (including, without limitation, any such amounts required to be paid to partners and/or as a preferred or special dividend, including any mandatory redemption of shares or interests) excluding, in the case of this subsection (iii), amounts due under routine contracts relating to the operation or leasing of the Property (including, without limitation, tenant improvement allowances) in accordance with the Loan Documents, (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly (including, without limitation, contractual obligations of such Person), (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

“Indemnified Parties” shall mean (a) Lender, (b) any successor owner or holder of the Loan or participations in the Loan, (c) any Servicer or prior Servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and permitted assigns of any and all of the foregoing (including, without limitation, any successors by merger, Division, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan, provided, however, in no event shall the foregoing be deemed to include any Person (other than Lender or any Affiliate of Lender) that acquires the Collateral or any portion thereof (i) at a foreclosure sale or pursuant to an assignment in lieu thereof or any similar transaction under applicable Legal Requirements or (ii) following an event described in foregoing clause (i), from Lender or an Affiliate of Lender.

“Indemnified Taxes” means Foreign Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Independent Director” shall have the meaning set forth in Section 5.2 hereof.

“Individual Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with each such Person’s successors and permitted assigns.

“Individual Material Adverse Effect” shall mean, in respect of an Individual Property and/or any Individual Mortgage Borrower, any event or condition that has a material adverse effect on (a) the use, operation, or value of the Individual Property, the Collateral related thereto and/or the applicable Individual Mortgage Borrower, (b) the business, profits, operations or financial condition of the applicable Individual Mortgage Borrower and/or Borrower, (c) the enforceability, validity, perfection or priority of the lien of the applicable Security Instrument, the Pledge Agreement or the other Loan Documents and/or Mortgage Loan Documents, or (d) the ability of the applicable Individual Borrower to satisfy any of the material obligations under the Loan Documents applicable to such Individual Borrower or the ability of any Individual Mortgage Borrower to satisfy any of the material obligations under the Mortgage Loan Documents applicable to such Individual Mortgage Borrower.

“Individual Mortgage Borrower” shall have the meaning set forth in the Recitals hereto, together with each such Person’s successors and permitted assigns.

“Individual Property” shall have the meaning set forth in the Mortgage Loan Agreement.

“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.

“Intercreditor Agreement” shall have the meaning set forth in Section 17.21 hereof.

“Interest Accrual Period” shall mean the period beginning on (and including) the fifteenth (15th) day of each calendar month during the term of the Loan and ending on (and including) the fourteenth (14th) day of the next succeeding calendar month. No Interest Accrual Period shall be shortened by reason of any payment of the Loan prior to the expiration of such Interest Accrual Period.

“Interest Rate” shall mean the rate or rates at which the outstanding principal amount of the Loan bears interest from time to time as determined in accordance with the provisions of Section 2.5 hereof.

“Interest Rate Cap Agreement” shall mean, as applicable, any interest rate cap agreement (together with the confirmation and schedules relating thereto) in form and substance satisfactory to Lender between Borrower Interest Rate Cap Party and Counterparty, any Replacement Interest Rate Cap Agreement or any Substitute Interest Rate Cap Agreement, in each case which also satisfies the requirements set forth in Section 2.8 hereof.

“Interest Shortfall” shall mean, with respect to any repayment or prepayment of the Loan (including a repayment on the Maturity Date), the interest which would have accrued on the Loan (absent such repayment or prepayment) from and including the date on which such repayment or prepayment occurs through and including the last day of the Interest Accrual Period during which such repayment or prepayment occurs.

“Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with any Secondary Market Transaction.

“Irrevocable Proxy” shall mean an irrevocable proxy with respect to the applicable Board, in each case, dated as of the Closing Date.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

“ISDA” shall mean the International Swaps and Derivatives Association, or any successor organization.

“Land” shall mean, individually and/or collectively (as the context requires), the “Land” as defined in each applicable Security Instrument.

“Lease” shall have the meaning set forth in the Security Instrument; provided that in no event shall any Ground Lease, PILOT Document or PILOT Lease constitute a Lease.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities applicable to Borrower, Mortgage Borrower, the Collateral or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Mortgage Borrower, at any time in force applicable to Borrower, Mortgage Borrower, the Collateral or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Letter of Credit” shall mean an irrevocable, auto-renewing (if applicable), unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property, the Collateral or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Approved Bank.

“Liabilities” shall have the meaning set forth in Section 11.2 hereof.

“Liquidation Event” shall have the meaning set forth in Section 2.7(b) hereof.

“Loan” shall have the meaning set forth in the recitals hereto.

“Loan Bifurcation” shall have the meaning set forth in Section 11.1(b) hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Cash Management Agreement, the Subordination of Management Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Guaranty, the Payment Guaranty, the Borrower’s Certification and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs and attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“LTV Ratio” shall have the meaning set forth in the Mortgage Loan Agreement.

“Major Lease” shall mean, with respect to any Individual Property, any Lease which (i) demises an aggregate square footage of five hundred thousand (500,000) square feet or more at the applicable Individual Property or (ii) is entered into by a Tenant that is a Tenant under another Lease at such Individual Property or that is an affiliate of any other Tenant under a Lease at such Individual Property if, pursuant to such Leases, such Tenant (or such Tenant and its affiliate(s)) leases an aggregate square footage of five hundred thousand (500,000) square feet or more at the applicable Individual Property, (iii) any Lease which is with an Affiliate of Borrower, Mortgage Borrower or of a Guarantor, as Tenant or (iv) obligates Mortgage Borrower, as landlord thereunder, to make any tenant allowances in excess of, or to perform any work or alterations the cost of which is reasonably anticipated to exceed, the Alteration Threshold with respect to the applicable Individual Property (provided that such Lease shall be deemed not to be a Major Lease to the extent Mortgage Borrower deposits the amount by which such tenant allowances or costs exceed the Alteration Threshold with Mortgage Administrative Agent in accordance with the Mortgage Loan Agreement). Notwithstanding the foregoing, in no event shall any Ground Lease, PILOT Document or PILOT Lease constitute a Major Lease.

“Make-Whole Amount” means an amount equal to (x) $47,600,000 less (y) 70.816831% of the Spread actually received by Lender. The Make-Whole Amount shall be determined by Lender in its reasonable discretion and shall be final and binding absent manifest error.

“Management Agreement” shall mean the management agreement entered into by and between Mortgage Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to each Individual Property, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Manager” shall mean The RMR Group LLC, a Maryland limited liability company, or such other entity selected as the manager of any applicable Individual Property in accordance with the terms of this Agreement or the other Loan Documents.

“Material Action” shall mean with respect to any Person, any action to consolidate, divide or otherwise engage in or permit any Division, or to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property (except in connection with Lender’s election to seek the appointment of a receiver, liquidator or any similar official or with the prior written consent of Lender), or make any assignment for the benefit of creditors of such Person (except to Lender in connection with the Loan or at the request or with the consent of Lender), or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate such Person.

“Material Agreements” shall mean any contract or other arrangement, whether written or oral, to which Borrower or Mortgage Borrower is a party or is bound (including recorded encumbrances upon the Property), as to which (a)  the counterparty is an Affiliate of Borrower or Mortgage Borrower, or (b) there is an obligation of Borrower or Mortgage Borrower to pay more than $500,000 per annum (unless cancelable on thirty (30) days’ or less notice without requiring the payment of termination fees or payments of any kind (for the avoidance of doubt, payments owed to a counterparty for performance through the date of termination are not “termination fees or payments of any kind”)); provided that Leases, the Loan Documents, the Mortgage Loan Documents, the Ground Lease, the PILOT Leases and PILOT Documents, the REAs, contracts entered into in connection with Approved Alterations, contracts with one-time payments entered into in connection with Replacements, Unfunded Obligations and other tenant improvements and leasing commissions, contracts entered into with respect to Immediate Repairs, and insurance policies required by the Mortgage Loan Agreement shall not be Material Agreements (provided, that such exclusion shall not be deemed to be a waiver of any of Lender’s rights with respect to any such documents that are otherwise set forth in the Loan Documents).

“Maturity Date” shall mean the Stated Maturity Date, or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” is defined in Section 5.1 hereof.

“Mezzanine Debt Service Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Minimum Counterparty Rating” shall mean (i) a long term unsecured rating of at least A3 by Moody’s and (ii) a long-term unsecured rating of at least A- by S&P, which in all cases such rating shall not include a “t” or otherwise reflect a termination risk.

“Minimum Loan Amount” shall have the meaning set forth in the definition of Release Amount herein.

“Monthly Debt Service Payment Amount” shall mean for the First Monthly Payment Date and for each Monthly Payment Date occurring thereafter, a payment equal to the amount of interest which has accrued and will accrue on the Note, in each case, during the Interest Accrual Period in which such Monthly Payment Date occurs computed at the Interest Rate.

“Monthly Payment Date” shall mean the First Monthly Payment Date and the ninth (9th) day of every calendar month occurring thereafter during the term of the Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Administrative Agent” shall mean the “Administrative Agent” as defined in the Mortgage Loan Agreement.

“Mortgage Borrower” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Lender” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Loan” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Loan Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Loan Allocated Loan Amount” shall mean the “Allocated Loan Amount” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Cash Management Accounts” shall mean, collectively, the “Restricted Account” and the “Cash Management Account” each as defined in the Mortgage Loan Agreement.

“Mortgage Loan Cash Management Provisions” shall have the meaning set forth in Section 9.1(b) hereof.

“Mortgage Loan Documents” shall have the meaning set forth in the Mortgage Loan Agreement.

“Mortgage Loan Event of Default” shall mean an “Event of Default” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Reserve Accounts” shall mean the “Reserve Accounts” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Reserve Funds” shall mean the “Reserve Funds” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Restoration Provisions” shall mean the terms and conditions of the Mortgage Loan Agreement relating to Restoration in connection with a Casualty and/or Condemnation to the Property.

“Mortgage Note” shall mean the “Note” as defined in the Mortgage Loan Agreement.

“Mortgage SPE Component Entity” shall mean “SPE Component Entity” as defined in the Mortgage Loan Agreement.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Borrower or Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Mortgage Administrative Agent’s, Mortgage Lender’s and/or Lender’s reasonable out-of-pocket costs incurred in connection with the recovery thereof, (ii) the costs incurred by Mortgage Borrower and/or Borrower in connection with a Restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom, and amounts paid, pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the case of a foreclosure sale, disposition or transfer of the Property in connection with realization thereon following a Mortgage Loan Event of Default, such reasonable and customary costs and expenses of such sale, disposition or transfer (including reasonable attorneys’ fees and brokerage commissions), other than those incurred by Mortgage Borrower, (v) in the case of a foreclosure sale, such out-of-pocket costs and expenses incurred by Mortgage Administrative Agent and Mortgage Lender under the Mortgage Loan Documents as Mortgage Administrative Agent and Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing as shall be reasonably approved by Lender; provided, that in no event shall Net Liquidation Proceeds After Debt Service include any amounts that are (x) applied to the Loan or the Mortgage Loan in accordance with Section 2.7(a) hereof or Section 2.7(a) of the Mortgage Loan Agreement and (y) distributed to the Mortgage Borrower and applied to the Mortgage Loan in accordance with Sections 2.7(b) or 7.4 of the Mortgage Loan Agreement.

“Net Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Net Worth” shall mean, as of any date of determination, an amount equal to the aggregate of:

(a)            the total assets of the applicable entity (exclusive of the Properties) whose Net Worth is being calculated (including (x) Uncalled Capital Commitments (less the outstanding principal balance of any subscription line or other credit line that is secured directly or indirectly by all or a portion of such Uncalled Capital Commitments)) and (y) any cash deposits made by such entity held by a seller of a property pursuant to a purchase and sale agreement with respect to such property until and unless such deposit is (i) forfeited or (ii) applied toward the applicable purchase price under such purchase and sale agreement and otherwise determined in accordance with GAAP (or such other method of accounting reasonably acceptable to Lender), minus

(b)            the total liabilities of such entity (including under any of the Guaranties but excluding the Debt related to the Properties) determined in accordance with GAAP (or such other method of accounting reasonably acceptable to Lender).

As used in this definition of “Net Worth,” “Uncalled Capital Commitments” shall mean the amount of any available uncalled capital commitments of the applicable entity that are payable in cash, are required to be contributed to such entity and that are callable on a current basis from any direct or indirect investor (whether foreign or domestic) that (i) is not subject to a proceeding under the Bankruptcy Code and (ii) is not in default under a material provision of their respective subscription agreements, limited partnership agreement of such entity or any other agreement related to the making of such capital contributions.

“New Manager” shall mean any Person replacing or becoming the assignee of the then current Manager, in each case, in accordance with the applicable terms and conditions hereof.

“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by Locke Lord LLP or another outside counsel reasonably acceptable to Lender and the Rating Agencies and otherwise in substantially the same form and substance as the Non-Consolidation Opinion or otherwise in form and substance reasonably acceptable to Lender and the Rating Agencies.

“Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion delivered to Lender by Locke Lord LLP in connection with the closing of the Loan.

“Note” shall mean that certain Mezzanine Promissory Note of even date herewith in the principal amount of $259,176,541, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall have the meaning set forth in Section 17.19 hereof.

“OFAC” shall have the meaning set forth in Section 3.30 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by Responsible Officer of Borrower.

“Operating Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.

“Organizational Chart” shall have the meaning set forth in Section 3.31 hereof.

“Other Charges” shall have the meaning set forth in the Mortgage Loan Agreement.

“Other Connection Taxes” shall mean, with respect to Lender, taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

“PACE Debt” means any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE Loans”. For avoidance of doubt, PACE Debt is not permitted Debt and liens securing PACE Debt are not Permitted Encumbrances.

“Parking Expansion Additional Property” shall have the meaning set forth in Section 4.27 hereof.

“Parking Expansion Costs” shall have the meaning set forth in Section 3.34 hereof.

“Parking Expansion Project” shall have the meaning set forth in Section 3.34 hereof.

“Participant Register” shall have the meaning set forth in Section 11.7 hereof.

“Patriot Act” shall have the meaning set forth in Section 3.30 hereof.

“Payment Guaranty” shall mean that certain Mezzanine Payment Guaranty executed by Guarantor and dated as of the date hereof.

“Payment Instructions” have the meaning set forth in Section 4.23 hereof.

“Payment Recipient” shall have the meaning set forth in Section 17.24 hereof.

“Payor Party” shall have the meaning set forth in Section 17.24 hereof.

“Periodic Term SOFR Determination Date” shall have the meaning set forth in the definition of “Term SOFR.”

“Permits” shall mean all necessary certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under applicable Legal Requirements for the operation of each Individual Property and the conduct of Mortgage Borrower’s or Tenant’s business, as applicable (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).

“Permitted Encumbrances” shall mean, (1) with respect to Mortgage Borrower and/or each Individual Property, collectively, (a) the lien and security interests created by the Mortgage Loan Agreement and the other Mortgage Loan Documents, (b) all liens, encumbrances and other matters disclosed in the applicable Title Insurance Policy, (c) liens, if any, for taxes imposed by any Governmental Authority not yet due or delinquent, (d) existing Leases and new Leases entered into in accordance with the Mortgage Loan Agreement and this Agreement, (e) any Permitted Equipment Leases, (f) each Ground Lease, REA, PILOT Lease, PILOT Document and Condominium Document, (g) the lien and security interests created by this Agreement and the other Loan Documents and (h) such other title and survey exceptions as Mortgage Administrative Agent has approved or may approve in writing in Mortgage Administrative Agent’s sole discretion, and (2) with respect to Borrower and/or the Loan, (a) the lien and security interests created by this Agreement and the other Loan Documents and (b) all liens, encumbrances and other matters disclosed in the UCC title insurance policy relating to the Equity Interests issued on the date hereof.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Mortgage Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the applicable Individual Property in the ordinary course of Mortgage Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the applicable Individual Property.

“Permitted Equity Transfer” shall have the meaning set forth in Section 6.3 hereof.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(a)            the following obligations of, or the following obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year:

(i)            U.S Treasury obligations (all direct or fully guaranteed obligations);

(ii)           U.S. Department of Housing and Urban Development public housing agency bonds (previously referred to as local authority bonds);

(iii)          Federal Housing Administration debentures;

(iv)          Government National Mortgage Association (GNMA) guaranteed mortgage-bank securities or participation certificates;

(v)            RefCorp debt obligations; and

(vi)          SBA-guaranteed participation certificates and guaranteed pool certificates;

(b)           federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as confirmed in a Rating Agency Confirmation and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;

(c)            deposits that are fully insured by the Federal Deposit Insurance Corp.;

(d)           commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”; and

(e)            such other investments as to which each Rating Agency shall have delivered a Rating Agency Confirmation.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the IRS Code); (iv) shall only include assets that are described as qualifying assets under Section 856(c)(4)(A) of the IRS Code; and (v) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Transfer” shall mean any of the following: (a) intentionally omitted, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) any transfer of any direct or indirect interest in an Affiliated Manager if such transfer does not otherwise result in a transfer of an interest in Borrower that is not permitted hereunder, (d) intentionally omitted, (e) any Lease of space in any of the Improvements to Tenants in accordance with (or that is not restricted by) the provisions of Section 4.14, (f) Permitted Encumbrances, (g) the release of any Property or portion thereof (or an Unencumbered Borrower) in connection with a release in accordance with Section 2.7(b), Section 2.10 or Section 7.4, (h) the acquisition by the applicable Mortgage Borrower of fee title to any PILOT Property in accordance with the terms and conditions of the applicable PILOT Lease and this Agreement, (i) (1) any issuance of “accommodation shares” by (or any transfer of “accommodation shares” in) any direct or indirect owner of Borrower that has elected (or intends to elect) to be treated as a REIT (for purposes of this provision, “accommodation shares” shall mean up to $50,000 in preferred shares issued by such Person to enable such Person to satisfy the 100 shareholder requirement under Section 856(a) of the IRS Code (or such greater amount as hereinafter may be required under Section 856 of the IRS Code)), or (2) the redemption of such “accommodation shares” by the Person who issued said shares, or their successor in interest, and (j) a Fee Acquisition in accordance with the terms and conditions of the applicable Ground Lease and this Agreement.

“Person” shall mean any individual, corporation (including a business trust), partnership, joint venture, joint stock company, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department, political subdivision or agency thereof and any other entity and, in each case, any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall mean, individually and/or collectively (as the context requires), the “Personal Property” of the Mortgage Borrower (but not any Tenant) as defined in each applicable Security Instrument.

“PILOT Bonds” shall mean, individually and/or collectively, any taxable revenue bond or similar bond issued by a PILOT Lessor in favor of any Individual Mortgage Borrower in connection with the PILOT Lease or other PILOT Document.

“PILOT Documents” shall mean, individually and/or collectively, any documents executed (other than a PILOT Lease and including any PILOT Bonds) in connection with any PILOT Lease and any other documents granting an abatement or benefit with respect to Taxes in favor of an Individual Mortgage Borrower, an Individual Property (or any portion thereof) or the Tenant under a Lease with respect to such Individual Property, in each case, described on Schedule VII hereto.

“PILOT Lease” shall mean each of the PILOT leases described on Schedule VII hereto pursuant to which the applicable Individual Mortgage Borrower owns a leasehold interest in its Individual Property (or any portion thereof).

“PILOT Lessor” shall mean each lessor under a PILOT Lease, as described on Schedule VII hereto.

“PILOT Property” or “PILOT Properties” shall mean those certain Individual Properties demised by each of the PILOT Leases or subject to a PILOT Document as set forth on Schedule VII hereto.

“Pledge Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Policies” shall have the meaning set forth in the Mortgage Loan Agreement.

“Prepayment Notice” shall have the meaning specified in Section 2.7(a) hereof.

“Previously-Owned Property” shall mean the property set forth on Schedule VI hereto.

“Prime Rate” shall mean rate of interest published in The Wall Street Journal from time to time as the “Prime rate” for the U.S. If more than one such “Prime rate” is published in The Wall Street Journal for a day, the average of such “Prime rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime rate” for the U.S., Lender shall select an equivalent publication that publishes such “Prime rate,” and if such “Prime rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index. Notwithstanding the foregoing, in no event will the Prime Rate be deemed to be less than zero.

“Prohibited Entity” shall mean any Person which (i) is a statutory trust or similar Person, (ii) owns a direct or indirect interest in Borrower, Mortgage Borrower, the Collateral or the Property through a tenancy-in-common or other similar form of ownership interest and/or (iii) is a Crowdfunded Person.

“Prohibited Person” shall mean any Person if, at the time as of which a determination is required under the terms of this Agreement:

(a)            such Person is a Prohibited Entity;

(b)            such Person has the benefit of sovereign immunity (unless such Person has waived such sovereign immunity in writing);

(c)             such Person, or any Person that Controls such Person, is, or has been within the last seven (7) years, a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors;

(d)             such Person, or any Person that Controls such Person or is Controlled by such Person, has ever been convicted of, or pleaded guilty to, a felony relating to financial crimes involving dishonesty, fraud or moral turpitude or has been found liable in a final non-appealable judgment to have attempted to hinder, delay or defraud creditors;

(e)              such Person (or any Affiliate thereof) is listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(f)               such Person (or any Affiliate thereof) is owned or Controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(g)               such Person (or any Affiliate thereof) is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(h)               such Person (or any Affiliate thereof) commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(i)                 such Person (or any Affiliate thereof) is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list.

“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof.

“Property” and “Properties” shall, individually and/or collectively (as the context requires), have the meaning set forth in Recitals to this Agreement.

“Property Document” shall mean, individually or collectively (as the context may require), the REAs and any other material agreements affecting any Individual Property or portion thereof and set forth in the Borrower’s Certification.

“Property Document Event” shall mean any event which (a) would, directly or indirectly, reasonably be expected to have an Individual Material Adverse Effect on any Individual Property, the Tenant’s obligations under its Lease or the Mortgage Borrower’s liability with respect to such Individual Property and (b) is the result of any act or omission (where there was an affirmative obligation to act) of Mortgage Borrower with respect to the applicable Property Document.

“Pro Rata Loan Percentage” means the ratio, expressed as a percentage of (a) the sum of the unpaid principal amount of the Loan as of such date to (b) the sum of the aggregate unpaid principal amount of the Loan and the Mortgage Loan in the aggregate as of such date.

“Pro Rata Share” means, as to any co-Lender, the ratio, expressed as a percentage of (a) the sum of the unpaid principal amount of the Loan owing to such co-Lender as of such date to (b) the sum of the aggregate unpaid principal amount of the Loan as of such date.

“Provided Information” shall mean any information provided by or on behalf of any Borrower Party in connection with the Mortgage Loan and the Loan and related to the Property, the Collateral, such Borrower Party and/or any related matter or Person.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, (A) if permitted by REMIC Requirements applicable to such matter, would be reasonably acceptable to Lender or (B) if Lender discretion in the foregoing subsection (A) is not permitted under such applicable REMIC Requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans.

“Publicly Traded Shares” means securities that are listed and traded on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, the Singapore Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX).

“Qualified Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, after a rated Securitization, may require that Borrower obtain a Rating Agency Confirmation in respect of such management agreement and (b) an assignment of management agreement and subordination of management fees substantially in the form delivered to Lender in connection with the closing of the Loan (or of such other form and substance reasonably acceptable to Lender), in each case, executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Qualified Manager” shall mean (a) The RMR Group LLC or any successor thereto or wholly owned subsidiary thereof, (b) a management organization otherwise reasonably acceptable to Lender; provided, that, with respect to clause (b), (i) if required by Lender following a rated Securitization, Borrower shall have obtained a Rating Agency Confirmation in respect of the management of the Properties by such Person and (ii) if such Person is an Affiliate of Borrower, Borrower shall have delivered to Lender a New Non-Consolidation Opinion, reasonably acceptable to Lender and to the extent a rated Securitization has occurred, the Rating Agencies. Notwithstanding the foregoing, no Person shall be a Qualified Manager if such Person is a Prohibited Person.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch and any other nationally-recognized statistical rating agency designated by Lender (and any successor to any of the foregoing) in connection with and/or in anticipation of any Secondary Market Transaction.

“Rating Agency Condition” shall be deemed to exist if (i) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects (orally or in writing) not to consider any applicable matter or (ii) Lender (or its Servicer) is not required to and/or elects not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to any applicable matter, in each case, pursuant to and in compliance with any pooling and servicing agreement(s) or similar agreement(s), in each case, relating to the servicing and/or administration of the Loan.

“Rating Agency Confirmation” shall mean (i) prior to a Securitization or if the Rating Agency Condition exists, that Lender has (in consultation with the Rating Agencies (if required by Lender)) approved the matter in question in writing based upon Lender’s good faith determination of applicable Rating Agency standards and criteria and (ii) from and after a Securitization (to the extent the Rating Agency Condition does not exist), a written affirmation from each of the Rating Agencies that rates the Securities (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“REA” or “Reciprocal Easement Agreement” shall mean the reciprocal easement agreements or similar agreements affecting any Individual Property or portion thereof and set forth in the Borrower’s Certification.

“Register” shall have the meaning set forth in Section 11.7 hereof.

“Registration Statement” shall have the meaning set forth in Section 11.2 hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Reimbursement Contribution” shall have the meaning set forth in Section 17.19 hereof.

“REIT” shall mean a corporation or other Person that is or elects (or intends to so elect beginning with its 2022 taxable year) to be a real estate investment trust for federal income tax purposes.

“Related Collateral” shall mean an asset that is “related” within the meaning of the definition of Significant Obligor to the Collateral.

“Related Loan” shall mean a loan to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan (or any portion thereof or interest therein).

“Release Amount” shall mean, for an Individual Property, the lesser of:

(a)	the Debt; or

(b)	an amount equal to the greater of (1) one hundred nineteen percent (119%) of the Allocated Loan Amount for such Individual Property set forth on Schedule V and (2) one hundred (100%) of the Pro Rata Loan Percentage of the Net Sales Proceeds until such time that the outstanding principal balance of the Loan has been reduced to $112,265,812 (the “Minimum Loan Amount”); provided that, if, after giving effect to the payment of the Release Amount, the outstanding principal amount of the Debt is less than the Minimum Loan Amount, Borrower shall be required to simultaneously pay the Debt in full in accordance with Section 2.7(a) hereof.

“Release Property” shall have the meaning set forth in Section 2.10(a) hereof.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“REMIC Opinion” shall mean, as to any matter, an opinion as to the compliance of such matter with applicable REMIC Requirements (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies that rate the Securities).

“REMIC Payment” shall have the meaning set forth in Section 7.3 hereof.

“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, those relating to the continued treatment of the Loan (or the applicable portion thereof and/or interest therein) as a “qualified mortgage” held by such REMIC Trust, the continued qualification of such REMIC Trust as such under the IRS Code, the non-imposition of any tax on such REMIC Trust under the IRS Code (including, without limitation, taxes on “prohibited transactions” and “contributions”) and any other constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein) that may now or hereafter exist under applicable legal requirements (including, without limitation under the IRS Code)).

“REMIC Trust” shall mean any “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan.

“Renewal Deadline” shall have the meaning set forth in Section 4.23(c) hereof.

“Renewal Notice” shall have the meaning set forth in Section 4.23(c) hereof.

“Rent Roll” shall have the meaning set forth in Section 3.18 hereof.

“Rents” shall have the meaning set forth in the Mortgage Loan Agreement.

“Replacement Cash Management Agent” shall mean any successor to Servicer that is an Eligible Institution and either (a) assumes the obligations of the Cash Management Agent being replaced under the then-existing Cash Management Agreement or (b) executes and delivers a Replacement Cash Management Agreement, in each case, acting in such Person’s capacity as cash management bank under the Replacement Cash Management Agreement.

“Replacement Cash Management Agreement” shall mean any cash management agreement entered into by and among Borrower, Lender, Mortgage Borrower, Mortgage Administrative Agent and a Replacement Cash Management Agent, provided that such cash management agreement is in form and substance substantially similar to the Closing Date Cash Management Agreement or is otherwise in form and substance reasonably acceptable to Lender, Borrower, Mortgage Administrative Agent and Mortgage Borrower.

“Replacement Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.8(c) hereof.

“Replacements” shall have the meaning set forth in the Mortgage Loan Agreement.

“Reporting Failure” shall have the meaning set forth in Section 4.12 hereof.

“Representative Borrower” shall have the meaning set forth in Section 14.1 hereof.

“Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.

“Required Rating” means (i) a rating of not less than “A-1” (or its equivalent) from each of the Rating Agencies that rates the Securities if the term of such Letter of Credit is no longer than three (3) months or if the term of such Letter of Credit is in excess of three (3) months, a rating of not less than “AA-” (or its equivalent) from each of the Rating Agencies that rates the Securities or (ii) such other rating with respect to which Lender shall have received a Rating Agency Confirmation.

“Required REIT Distributions” shall have the meaning set forth in the Mortgage Loan Agreement.

“Reserve Accounts” shall mean each escrow account (if any) established by this Agreement or the other Loan Documents.

“Reserve Funds” shall mean any escrow funds established by this Agreement or the other Loan Documents.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to a Person, any authorized officer of such Person, including, without limitation, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person.

“Restoration” shall have the meaning set forth in the Mortgage Loan Agreement.

“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.

“RMR LLC” shall mean The RMR Group LLC, a Maryland limited liability company.

“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.

“Sanctions” shall have the meaning set forth in Section 3.30 hereof.

“Sanctions Authority” shall have the meaning set forth in Section 3.30 hereof.

“Sanctioned Jurisdiction” shall have the meaning set forth in Section 3.30 hereof.

“Sanctioned Person” shall have the meaning set forth in Section 3.30 hereof.

“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof.

“Securities” shall have the meaning set forth in Section 11.1 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 11.1 hereof.

“Security Deposits” shall mean any advance deposits or any other deposits collected with respect to the Property, whether in the form of cash, letter(s) of credit or other cash equivalents (including, without limitation, such deposits made in connection with any Lease).

“Security Documents” shall mean, collectively, (i) the Pledge Agreement, (ii) a consent to such Pledge Agreement by the applicable Individual Mortgage Borrowers and related Mortgage SPE Component Entity, (iii) all Uniform Commercial Code financing statements required by this Agreement to be filed with respect to the security interests in personal property created pursuant to the Pledge Agreement, from time to time, and (iv) all other documents and agreements executed or delivered to Lender by any Borrower in connection with any of the foregoing documents.

“Security Instrument” and “Security Instruments” shall, individually and/or collectively (as the context requires), have the meaning set forth in the Recitals to this Agreement.

“Servicer” shall have the meaning set forth in Section 11.4 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 11.4 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2 hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Single Borrower Documents” shall have the meaning set forth in Section 2.10(f) hereof.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest equal to the SOFR Rate.

“SOFR Rate” shall mean the sum of (i) Term SOFR applicable to such Interest Accrual Period and (ii) the Spread.

“SPE Component Entity” shall have the meaning set forth in Section 5.1 hereof.

“Special Member” is defined in Section 5.1 hereof.

“Special Purpose Entity” shall mean an entity whose structure and organizational and governing documents satisfy the requirements of Section 5.1 hereof.

“Sponsor” shall mean Industrial Logistics Properties Trust, a Maryland real estate investment trust.

“Spread” shall mean 8.00%.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.

“State” shall mean, with respect to an Individual Property or the Collateral, as applicable, the State or Commonwealth in which such Individual Property or the Collateral or any part thereof is located.

“Stated Maturity Date” shall mean February 24, 2023.

“Strike Rate” shall mean 2.70%.

“Subordination of Management Agreement” shall mean that certain Subordination of Management Agreement and Management Fees (Mezzanine Loan), dated as of the date hereof, among Lender, Borrower, Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Substitute Cash Management Accounts” shall have the meaning set forth in Section 9.1(b) hereof.

“Substitute Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.8(h) hereof.

“Survey” shall mean, individually or collectively (as the context requires), each survey of each Individual Property certified and delivered to Lender in connection with the closing of the Loan.

“Taxes” shall mean all taxes, levies, imposts, duties, deductions, withholdings (including any backup withholding) assessments, fees, water rates, sewer rents, and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof and including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement.

“Tenant Funded Alterations” shall mean Alterations permitted pursuant to the terms of a Lease that are paid or reimbursed in their entirety by the Tenant thereunder, excluding any Alteration that (a) requires Mortgage Borrower’s consent in connection therewith under the applicable Lease and (b) exceeds the Alteration Threshold.

“Term SOFR” shall mean, with respect to each Interest Accrual Period, the Term SOFR Reference Rate for a one-month period, rounded up to the nearest one-hundredth of one percent (0.01%), on the day (such day, the “Periodic Term SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Date the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Date. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than zero.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the one-month forward-looking term rate based on SOFR, currently identified on the CME Group’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html.

“Title Insurance Policy” shall mean those certain ALTA mortgagee title insurance policies issued with respect to each Individual Property and insuring the lien of the Security Instruments.

“Trigger Period” shall have the meaning set forth in the Mortgage Loan Agreement.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwritten Net Operating Income” shall have the meaning set forth in the Mortgage Loan Agreement.

“Unencumbered Borrower” shall have the meaning set forth in Section 2.10(f) hereof.

“Unfunded Obligations” shall have the meaning set forth in the Mortgage Loan Agreement.

“Updated Information” shall have the meaning set forth in Section 11.1 hereof.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.5(b)(x)(2)(B)(iii) hereof.

“Work Charge” shall have the meaning set forth in Section 4.16 hereof.

“Waived Cash Management Accounts” shall have the meaning set forth in Section 9.1(b) hereof.

“Waived Cash Management Provisions” shall have the meaning set forth in Section 9.1(b) hereof.

“Waived Reserve Funds” shall have the meaning set forth in Section 8.1(b) hereof.

“Waived Restoration Provisions” shall have the meaning set forth in Section 7.4(b) hereof.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.     Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Documents to any Loan Documents shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to (x) “the Property or any portion thereof” and words of similar import shall be deemed to refer, as applicable, to any portion of the Property taken as a whole (including any Individual Property) and any portion of any Individual Property or (y) “the Collateral or any portion thereof” and words of similar import shall be deemed to refer, as applicable, to any portion of the Collateral taken as a whole.

With respect to cross-references contained herein or in any other Loan Document to the Mortgage Loan Documents or to any Mortgage Loan Document (including with respect to any cross-references to defined terms therein) unless otherwise specifically provided herein, such cross-references shall be with respect to the Mortgage Loan Documents or such Mortgage Loan Document, as the case may be, in existence as of the date hereof.

Notwithstanding anything to the contrary contained herein, including references to the Mortgage Loan or to capitalized terms being defined in the Mortgage Loan Documents: (i) nothing herein creates any obligation of Borrower with respect to any of the Mortgage Loan Documents and Borrower has no obligation to comply with and shall not be liable under any Mortgage Loan Document; and (ii) nothing herein creates any obligation of Mortgage Borrower with respect to any of the Loan Documents, and Mortgage Borrower has no obligation to comply with and shall not be liable under any Loan Document.

Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing or incorporating by reference provisions of the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mortgage Loan Documents by payment in full of the Mortgage Loan or otherwise.

To the extent that any terms, provisions or definitions of any Mortgage Loan Documents that are incorporated herein by reference are incorporated into the Mortgage Loan Documents by reference to any other document or instrument, such terms, provisions or definitions that are incorporated herein by reference shall at all times be deemed to incorporate each such term, provision and definition of the applicable other document or instrument as the same is set forth in such other document or instrument as of the Closing Date, without regard to any amendments, restatements, replacements, supplements, waivers or other modifications to or of such other document or instrument occurring after the Closing Date, unless Lender expressly agrees that such term, provision or definition as appearing, incorporated into, or used in this Agreement have been revised.

The words “Borrower shall cause” or “Borrower shall not permit” (or words of similar meaning) shall mean “Borrower shall cause Mortgage Borrower to” or “Borrower shall not cause or permit Mortgage Borrower to”, as the case may be, to so act or not to so act, as applicable. Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower shall cause Mortgage Borrower to act or to refrain from acting in any manner or (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mortgage Borrower, the Property or the Collateral, or (iii) other similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, that Borrower has undertaken to act and is obligated to act only in its capacity as the shareholder of Mortgage Borrower but not directly with respect to Mortgage Borrower, the Collateral or the Property or in any other manner which would violate any of the covenants contained in Article 5 hereof or other similar covenants contained in Borrower’s organizational documents.

ARTICLE 2

GENERAL TERMS

Section 2.1.           Loan Commitment; Disbursement to Borrower. Except as expressly and specifically set forth herein or in the other Loan Documents, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower. Borrower hereby waives any right Borrower may have to make any claim to the contrary.

Section 2.2.           The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

Section 2.3.           Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

Section 2.4.           The Note and the Other Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement and the other Loan Documents.

Section 2.5.           Interest Rate.

(a)            Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof.

(b)            Determination of Interest Rate.

(i)            Interest Rate. The Interest Rate with respect to the Loan shall be: (A) the SOFR Rate with respect to the applicable Interest Accrual Period if the Loan is a SOFR Loan or (B) the Alternate Rate with respect to the applicable Interest Accrual Period if the Loan is an Alternate Rate Loan, in each case determined by Lender as of the Determination Date.

(ii)           Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower or any other party to this Agreement or any other Loan Document. Lender will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(iii)           Benchmark Unavailability Period. During a Benchmark Unavailability Period, the component of the Interest Rate based on Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) shall during such Benchmark Unavailability Period be replaced with the Prime Rate.

(iv)           Subject to the terms and conditions hereof, the Loan shall be either a SOFR Loan or an Alternate Rate Loan, as applicable, and Borrower shall pay interest on the outstanding principal amount of the Loan at the SOFR Rate or at the Alternate Rate, as applicable, for the applicable Interest Accrual Period. If and to the extent part of the Conforming Changes, any change in the rate of interest hereunder due to a change in the Benchmark shall become effective as of the opening of business on the first day on which such change in the Benchmark shall become effective. Each determination by Lender of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(v)            Effect of a Benchmark Transition Event.

(A)           Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Periodic Term SOFR Determination Date (or if the Benchmark is not the Term SOFR Reference Rate, the Determination Date) for any Interest Accrual Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement).

(B)           In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Borrower or any other party to this Agreement or any other Loan Document.

(C)           Lender will promptly notify Borrower of (i) the Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, and/or (iv) any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower.

(D)           Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert the Loan to an Alternate Rate Loan.

(vi)            All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such taxes being referred to collectively as “Foreign Taxes”), other than any Excluded Taxes. If any applicable law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Foreign Tax from any such payment by Borrower, then Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If such Foreign Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this paragraph), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, a certified copy thereof showing payment of such Indemnified Tax, or other evidence of such payment reasonably satisfactory to Lender. Borrower shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by Lender shall be conclusive absent manifest error.

(vii)            In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(A)           shall hereafter impose, modify or hold applicable any reserve, capital adequacy, tax, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of SOFR hereunder;

(B)           shall hereafter have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(C)           shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrower with not less than thirty (30) days’ notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(viii)           Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on a SOFR Loan (or Alternate Rate Loan), including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a SOFR Loan (or Alternate Rate Loan) hereunder, (B) any prepayment (whether voluntary or mandatory) of the SOFR Loan (or Alternate Rate Loan) on a day that is not a Monthly Payment Date, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the SOFR Loan (or Alternate Rate Loan) hereunder and (C) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate from the SOFR Rate to the Alternate Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest based on the SOFR Rate on a date other than the last day of an Interest Accrual Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a SOFR Loan or Alternate Rate Loan hereunder (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s gross negligence, illegal acts, fraud or willful misconduct. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(ix)            Intentionally Omitted.

(x)             Status of Lender.

(1)            If Lender is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in (2)(A), (2)(B) and (2)(D) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(2)            Without limiting the generality of the foregoing:

(A)            If Lender is a U.S. Person, Lender shall deliver to Borrower on or prior to the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower ), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)            executed copies of IRS Form W-8ECI;

(iii)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRS Code, (x) a certificate substantially in the form of Exhibit C to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRS Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRS Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRS Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable;

(iv)           to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower ), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

(D)            if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRS Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRS Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(xi)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 2.5(b) (including by the payment of additional amounts pursuant to this Section 2.5(b)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (x) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (x), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (x) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(c)            Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, (i) the then outstanding principal balance of the Loan and, to the extent permitted by applicable law, overdue unpaid interest in respect of the Loan, shall each accrue interest at the Default Rate, calculated from the date the applicable Event of Default occurred, (ii) without limitation of any rights or remedies contained herein and/or in any other Loan Document, any interest accrued at the Default Rate in excess of the interest component of the Monthly Debt Service Payment Amount shall, to the extent not already paid and/or due and payable hereunder, be due and payable on each Monthly Payment Date and (iii) all references herein and/or in any other Loan Document to the “Interest Rate” shall be deemed to refer to the Default Rate.

(d)            Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Accrual Period in which the related Monthly Payment Date occurs. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan.

(e)            Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan (including, to the extent applicable, any prepayment premium and/or penalty) at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder (including, to the extent applicable, any prepayment premium and/or penalty) at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, and/or, to the extent applicable, any prepayment premium and/or penalty shall, in each case, be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan (including, to the extent applicable, any prepayment premium and/or penalty) does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

(f)            Use of Proceeds. Borrower used the proceeds of the Loan to (a) pay a portion of the consideration in connection with the acquisition of the Properties and/or the Collateral, (b) repay existing financing encumbering certain of the Properties, (c) intentionally omitted, (d) pay costs and expenses incurred in connection with the closing of the Loan, as reasonably approved by Lender, (e) distribute the balance, if any, to the direct or indirect parent of the Borrower and (f) for general corporate purposes.

Section 2.6.      Loan Payments.

(a)            Borrower shall make a payment to Lender of interest only on the Closing Date for the period from (and including) the Closing Date through (and including) the fourteenth (14th) day of either (i) the month in which the Closing Date occurs (if the Closing Date occurs on or before the fourteenth (14th) day of such month), or (ii) the month following the month in which the Closing Date occurs (if the Closing Date occurs on or after the fifteenth (15th) day of the then current calendar month); provided, however, if the Closing Date is the fourteenth (14th) day of a calendar month, no such separate payment of interest shall be due. Borrower shall make a payment to Lender of interest in the amount of the Monthly Debt Service Payment Amount on the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter to and including the Maturity Date. Notwithstanding the foregoing, if the Loan is funded into escrow prior to the Closing Date then interest shall accrue on the outstanding principal balance of the Loan from and including the date of such deposit into escrow.

(b)            On the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter, so long as no Trigger Period then exists (and in which case, Section 9.1(b) and Section 9.3 hereof shall apply), Borrower shall cause Mortgage Borrower to pay to Mortgage Administrative Agent an amount equal to all Excess Cash Flow (after (x) all required expenses or reserves including Ground Rent, Taxes, Insurance Premiums, Debt Service (as defined in the Mortgage Loan Agreement), Replacements, leasing allowances or costs and management fees (in each case, incurred in compliance with this Agreement), (y) Mortgage Borrowers’ share of any Required REIT Distributions and (z) all other amounts due and payable under the Mortgage Loan and Operating Expenses, any other amounts due and owing to Mortgage Administrative Agent and/or servicer under the Mortgage Loan pursuant to the terms of the Mortgage Loan Agreement and/or of the other Mortgage Loan Documents and Debt Service under the Loan Documents have been so expended solely for such purposes) accumulated during the calendar month ended prior to such Monthly Payment Date to be applied in accordance with Sections 2.6(b) and 2.7(a) of the Mortgage Loan Agreement. For the avoidance of doubt, Mortgage Administrative Agent shall allocate such Excess Cash Flow between the Mortgage Loan and the Loan on a pro rata basis based on the amount of the Mortgage Loan and the amount of the Loan.

(c)            Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents (including, without limitation, the Interest Shortfall).

(d)            If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents.

(e)            Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(f)            Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.

(g)            All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

(h)            Borrower shall pay to Lender the Make-Whole Amount upon the earlier of an Event of Default or repayment or prepayment of the Loan in full.

Section 2.7.      Prepayments.

(a)            Voluntary Prepayment. Borrower may, at its option, prepay the Debt in full or in part at any time and from time to time; provided, that, (A) no Event of Default is continuing as of the date of the applicable prepayment (other than for any prepayment in connection with a Default Release or the prepayment of the Debt in full in accordance with Section 2.7(c) hereof); (B) Borrower gives Lender not less than ten (10) days’ prior written notice (which notice shall be revocable and subject to modification) (a “Prepayment Notice”) of the amount of the Loan that Borrower intends to prepay and the intended date of prepayment; (C) if such prepayment is made during the period commencing on the first calendar day immediately following a Monthly Payment Date to, but not including, the Periodic Term SOFR Determination Date (or if the Benchmark is not the Term SOFR Reference Rate, the Determination Date) in such calendar month, Borrower shall pay to Lender the Interest Shortfall amount for the current and next Interest Accrual Period, if any, estimated by Lender to be due in connection with such prepayment; provided, that once the Interest Rate for the next occurring Interest Accrual Period can be determined, Lender shall calculate the actual amount of interest required to be paid by Borrower for such prepayment and (x) if the Interest Shortfall paid to Lender is in excess of the amount required to be paid pursuant to this Section 2.7(a)(i), Lender shall promptly return to Borrower such excess amount and (y) if the Interest Shortfall is less than the amount required to be paid pursuant to this Section 2.7(a)(i) Borrower shall pay to Lender within three (3) Business Days of notice from Lender, the amount of such deficiency; and (D) Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (x) all interest which would have accrued on the amount of the Debt to be prepaid through and including the last day of the Interest Accrual Period related to the Monthly Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Monthly Payment Date, interest which would have accrued on the amount of the Debt to be prepaid through and including the last day of the Interest Accrual Period related to such Monthly Payment Date (all such interest payable under this clause (x), the “Additional Interest”); and (y) (I) all other sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Make-Whole Amount (in the case of prepayment of the Loan in full) and actual Breakage Costs (if any and provided that if such prepayment includes the payment of Additional Interest, no Breakage Costs shall be payable to Lender) and (II) all of Lender’s reasonable, out-of-pocket costs and expenses (including reasonable actually incurred attorneys’ fees and disbursements) actually incurred by Lender in connection with such prepayment or in connection with a rescinded or extended Prepayment Notice. Notwithstanding anything to the contrary contained in this Section 2.7(a), Borrower may rescind a Prepayment Notice upon delivery of written notice to Lender on or prior to the date specified for prepayment in the Prepayment Notice; provided Borrower shall be responsible for the reasonable, out-of-pocket costs and expenses actually incurred by Lender in connection with the rescission of such Prepayment Notice, including any applicable actual Breakage Costs and reasonable actually incurred attorneys’ fees. If Borrower makes a partial prepayment of the Debt in accordance with this Section 2.7(a) and if, after giving effect to such partial prepayment, the outstanding principal amount of the Debt is less than the Minimum Loan Amount, Borrower shall be required to simultaneously prepay the Debt in full in accordance with this Section 2.7(a). Unless an Event of Default has occurred and is continuing, concurrently with any voluntary prepayment made pursuant to this Section 2.7(a), a simultaneous pro-rata prepayment of the Mortgage Loan shall be made and Borrower shall provide Lender evidence reasonably satisfactory to Lender of such prepayment of the Mortgage Loan. Borrower shall not permit any Mortgage Borrower to make any voluntary prepayment of the Mortgage Loan unless Borrower shall make a simultaneous pro-rata prepayment of the Loan in accordance with this Section 2.7(a).

(b)            Mandatory Prepayment. Subject to Section 2.7(b) of the Mortgage Loan Agreement, in the event of (i) any Casualty to all or any portion of an Individual Property, (ii) any Condemnation of all or any portion of an Individual Property, (iii) a transfer of an Individual Property or any portion thereof in connection with the enforcement of remedies under the Mortgage Loan Documents after the occurrence of a Mortgage Loan Event of Default, including, without limitation, a foreclosure sale or public auction, or any Sale or Pledge of all or any portion of an Individual Property that is prohibited by this Agreement, (iv) any refinancing of the Property or the Mortgage Loan or any payoff of the Mortgage Loan, or (v) the receipt by Mortgage Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be remitted to Lender (or as directed by Lender) directly (or, if such direct remittance is not commercially practicable, paid to Lender (or as directed by Lender) promptly, but in no event later than within two (2) Business Days after receipt thereof) and Lender shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonable out-of-pocket attorneys’ fees and disbursements and the reasonable expense of any appraisal obtained by Lender in case of a Liquidation Event that is a Casualty or Condemnation or receipt by Mortgage Borrower of any excess proceeds received under its own title insurance policy). On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrower shall apply any such Net Liquidation Proceeds After Debt Service actually received by Borrower or Lender to prepay the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service. Except during the continuance of an Event of Default, any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid to Borrower. Once Borrower has knowledge that a Liquidation Event has occurred, Borrower shall, or shall cause Mortgage Borrower to, promptly deliver written notice of such Liquidation Event to Lender. Borrower shall be deemed to have knowledge of (i)(x) a sale (other than a foreclosure sale) of all or any portion of the Property on the date on which a contract of sale for such sale is entered into and (y) a foreclosure sale on the date written notice of such foreclosure sale is given to Borrower and (ii) a refinancing of all or any portion of the Property on the date on which a binding commitment for such refinancing has been entered into. The provisions of this Section 2.7(b) shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or the Sale or Pledge of the Property set forth in this Agreement, the other Loan Documents and the Mortgage Loan Documents.

(c)            Prepayments After Default. If payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds) during the continuance of an Event of Default, such tender or recovery shall be made on the next occurring Monthly Payment Date together with the Monthly Debt Service Payment Amount and shall be deemed a voluntary prepayment by Borrower pursuant to Section 2.7(a) hereof.

(d)            Intentionally Omitted.

(e)            Minimum Loan Amount. Notwithstanding anything to the contrary set forth in this Agreement or any Loan Document, if, after giving effect to any prepayment of the Debt (including in connection with a property release under Section 2.10 hereof), the outstanding principal amount of the Debt is less than the Minimum Loan Amount, Borrower shall be required to simultaneously prepay the Debt in full in accordance with Section 2.7(a) hereof.

Section 2.8.      Interest Rate Cap Agreement.

(a)            Prior to or contemporaneously with the Closing Date, Borrower Interest Rate Cap Party shall enter into an Interest Rate Cap Agreement with a SOFR strike rate equal to the Strike Rate. The Interest Rate Cap Agreement (i) shall be in a form and substance acceptable to Lender, (ii) shall at all times be with a Counterparty, (iii) shall at all times be for a duration at least equal to the end of the Interest Accrual Period in which the then current Stated Maturity Date occurs, and (iv) shall at all times have a notional amount equal to or greater than the principal balance of the Loan and shall at all times provide for a strike rate to be equal to the Strike Rate. Borrower Interest Rate Cap Party shall direct such Counterparty to deposit directly into the Restricted Account, or from and after an Event of Default, as directed by Lender, any amounts due Borrower Interest Rate Cap Party under such Interest Rate Cap Agreement so long as any portion of the Debt is outstanding, provided that the Debt shall be deemed to be outstanding if the Collateral is transferred by foreclosure or assignment in lieu thereof unless the Loan was paid in full. Additionally, Borrower Interest Rate Cap Party shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest in and to the Interest Rate Cap Agreement (and any replacements thereof), including, without limitation, its right to receive any and all payments under the Interest Rate Cap Agreement (and any replacements thereof), and Borrower shall, and shall cause Counterparty to, deliver to Lender a fully executed Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited as directed by Lender).

(b)            Borrower Interest Rate Cap Party shall comply with all of its material obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower Interest Rate Cap Party or Lender shall be deposited immediately as directed by Lender. Borrower Interest Rate Cap Party shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c)            In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by any Rating Agency below the Minimum Counterparty Rating, Borrower Interest Rate Cap Party shall replace the Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice of such downgrade, withdrawal or qualification with an Interest Rate Cap Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 2.8) (a “Replacement Interest Rate Cap Agreement”) from a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating.

(d)            Borrower Interest Rate Cap Party shall deliver to Lender a new Collateral Assignment of Interest Rate Cap Agreement acceptable to Lender in connection with each new Interest Rate Cap Agreement and Replacement Interest Rate Cap Agreement. In the event that Borrower Interest Rate Cap Party fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e)            Each Interest Rate Cap Agreement shall contain the following language or its equivalent: “In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below (i) a long term rating of “A-” by S&P or (ii) a long term rating of “A3” by Moody’s, the Counterparty must, within ten (10) business days, find a replacement Counterparty, at the Counterparty’s sole cost and expense, acceptable to each Rating Agency and Borrower Interest Rate Cap Party; provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Counterparty, the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement. Failure to satisfy the foregoing shall constitute an “Additional Termination Event” as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the “Affected Party.”” In the event that a Counterparty is required pursuant to the terms of an Interest Rate Cap Agreement to find a replacement Counterparty, Borrower covenants and agrees that Borrower shall seek Lender’s approval with respect thereto and shall not approve or consent to the foregoing unless and until Borrower receives Lender’s prior written approval and shall approve or consent to the foregoing upon receipt of Lender’s prior written approval.

(f)            With respect to each Interest Rate Cap Agreement, Borrower Interest Rate Cap Party shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)            the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)           the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)            all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)            the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)            Reserved.

(h)            Notwithstanding anything to the contrary contained in this Section 2.8 or elsewhere in this Agreement, if, at any time, Lender converts the Loan from (I) a SOFR Loan to an Alternate Rate Loan or (II) an Alternate Rate Loan to an Alternate Rate Loan based on a different Benchmark Replacement, each in accordance with Section 2.5 above (each, an “Index Rate Conversion”), then, within thirty (30) days after such Index Rate Conversion, Borrower Interest Rate Cap Party shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Cap Agreement (and in connection therewith, but not prior to Borrower Interest Rate Cap Party taking all the actions described in this clause (i), Borrower Interest Rate Cap Party shall have the right to terminate any then-existing Interest Rate Cap Agreement) provided that if interest rate protection agreements with respect to Alternate Rate Loans are not available at a commercially reasonable cost (as reasonably determined by Lender), Lender and Borrower may pursue another option that is acceptable to Lender that provides Lender equivalent protection from rising interest rates.

As used herein, “Substitute Interest Rate Cap Agreement” shall mean an interest rate cap agreement between a Counterparty and Borrower Interest Rate Cap Party, obtained by Borrower Interest Rate Cap Party and collaterally assigned to Lender pursuant to this Agreement and shall contain each of the following:

(A)            a term expiring no earlier than the end of the Interest Accrual Period in which the then current Maturity Date occurs;

(B)            the notional amount of the Substitute Interest Rate Cap Agreement shall be equal to or greater than the outstanding principal balance of the Loan;

(C)            it provides that the only obligation of Borrower Interest Rate Cap Party thereunder is the making of a single payment to the Counterparty thereunder upon the execution and delivery thereof;

(D)            a strike rate not to exceed the then applicable Strike Rate.

From and after the date of any Index Rate Conversion, all references to “Interest Rate Cap Agreement” and “Replacement Interest Rate Cap Agreement” herein (other than in the definition of “Interest Rate Cap Agreement”, the definition of “Replacement Interest Rate Cap Agreement” and as referenced in the first sentence of Section 2.8(a) hereof) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Cap Agreement.

Section 2.9.           Intentionally Omitted.

Section 2.10.         Release of Properties. Except as set forth in Section 2.7(b) or this Section 2.10, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any lien of the Pledge Agreement.

(a)            At any time in connection with an arms-length transfer to a third-party Person which is not an Affiliate of Borrower, Borrower may (x) cause Mortgage Borrower to obtain the release of an Individual Property from the lien of the Security Instrument thereon and related Mortgage Loan Documents in accordance with the Mortgage Loan Documents (each such Individual Property, a “Release Property”) and (y) obtain the release of the Collateral related to the owner of such Release Property from the lien of the Pledge Agreement thereon and related Loan Documents and the release of Borrower’s obligations under the Loan Documents with respect to such Release Property and related Collateral (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(i)            Borrower shall deliver notice to Lender of the proposed release of such Release Property and the related Collateral;

(ii)           no Event of Default shall be continuing on the date that the Release Property and the related Collateral is released from the lien of the Security Instrument or the Pledge Agreement, as applicable, thereon other than as expressly permitted below;

(iii)          Borrower shall have paid to Lender the applicable Release Amount;

(iv)          Borrower shall submit to Lender, not less than ten (10) days prior to the date of such release, a release or assignment of lien (and related Loan Documents) for such Collateral related to the Release Property for execution by Lender. Such release or assignment shall be in a form appropriate in each applicable jurisdiction and that would be reasonably satisfactory to a prudent lender. In addition, Borrower shall provide all documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable, together with an Officer’s Certificate certifying that such documentation (A) will effect such release or assignment in accordance with the terms of this Agreement, and (B) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and the Collateral subject to the Loan Documents not being released);

(v)            After giving effect to such release, as of the date of such release, the Debt Yield shall not be less than the greater of Closing Date Debt Yield and the Debt Yield immediately prior to the release; provided, however, that in order to satisfy the Debt Yield requirement set forth in this clause (v) Borrower may make a prepayment of a portion of the Loan in accordance with Section 2.7(a) hereof in an amount sufficient to satisfy the Debt Yield requirement set forth in this clause (v);

(vi)            Borrower shall have paid or reimbursed Lender for all reasonable out-of-pocket costs and expenses actually incurred by Lender (including, without limitation, reasonable actually incurred attorneys’ fees and disbursements);

(vii)           To the extent any Lease at an Individual Property that will remain collateral for the Loan following the release of such Release Property and the related Collateral is cross-defaulted with any Lease at the Release Property, the Lease for the Individual Property that will remain collateral for the Loan following such release shall be amended to remove such cross-default;

(viii)           Subsequent to such release, each Individual Mortgage Borrower, Borrower, each SPE Component Entity and any Mortgage SPE Component Entity shall continue to be a Special Purpose Entity pursuant to, and in accordance with, Article 5 hereof;

(ix)             After giving effect to such release, as of the date of such release, the LTV Ratio shall not be less than the Closing Date LTV Ratio; provided, however, that in order to satisfy the LTV Ratio requirement set forth in this clause (ix) Borrower may make a prepayment of a portion of the Loan in accordance with Section 2.7(a) hereof in an amount sufficient to satisfy the LTV Ratio requirement set forth in this clause (v);

(x)             With respect to any Release Property subject to a Condominium (HI), the applicable Individual Mortgage Borrower shall be required to simultaneously transfer all units in the applicable Condominium (HI) owned by such Individual Mortgage Borrower in a single transaction. Notwithstanding the foregoing, the applicable Individual Mortgage Borrower shall be permitted to transfer a single condominium unit in any Condominium (HI) subject to Lender’s approval in its sole discretion; and

(xi)            Borrower has provided Lender with evidence that Mortgage Borrower has satisfied the release conditions set forth in the Mortgage Loan Documents.

(b)            Intentionally Omitted.

(c)            Notwithstanding anything to the contrary contained herein, Borrower shall have the right to permit Mortgage Borrower to cause the release of any Individual Property (and the related Collateral) in order to cure a Default, Event of Default, default under the Mortgage Loan Agreement or Mortgage Loan Event of Default related to an Individual Property (or the related Collateral) for which Lender or Mortgage Administrative Agent has delivered notice of such Default or Event of Default hereunder or under the Mortgage Loan to Borrower or Mortgage Borrower, as applicable, provided that (i) (I) prior to releasing such Individual Property (and related Collateral), Borrower or Mortgage Borrower, as applicable, uses commercially reasonable efforts to cure such Default or Event of Default hereunder or under the Mortgage Loan (which efforts shall not require any capital contributions to be made to Borrower or Mortgage Borrower or include any obligations of Borrower or Guarantor to use any operating income or Rents from any Property other than the Individual Property (or related Collateral) that is the subject of the Default or Event of Default hereunder or under the Mortgage Loan to effectuate such cure) or (II) such Default or Event of Default hereunder or under the Mortgage Loan related to an environmental condition at an Individual Property and (ii) such Default or Event of Default hereunder or under the Mortgage Loan was not caused by (or at the direction of) Borrower, Mortgage Borrower or an Affiliate thereof in bad faith to circumvent the requirements of this Section 2.10 (a “Default Release”). In connection with any Default Release, Borrower shall be required to satisfy the conditions set forth in this Section 2.10, except that (I) Borrower shall not be required to satisfy the condition set forth in Section 2.10(a)(ii) to the extent any such Event of Default relates to the Individual Property that is the subject of the Default Release and (II) Borrower shall not be required to satisfy the condition set forth in Section 2.10(a)(v). Any prepayment of the Loan in connection with a Default Release shall be deemed a voluntary prepayment, and shall be subject to satisfaction of the conditions set forth in Section 2.7(a) (other than (i) the requirement to provide 10 days prior written notice and (ii) Borrower shall not be required to satisfy the conditions set forth in Section 2.7(a)(i)(A) to the extent any such Event of Default relates to the Individual Property that is subject to the Default Release).

(d)            Intentionally omitted.

(e)            Intentionally omitted.

(f)            In connection with any release or cancellation under this Section 2.10, in the event that such release would result in the release of all Individual Properties held by all Individual Mortgage Borrowers owned by a Borrower (each an “Unencumbered Borrower”), the Collateral related to such Unencumbered Borrower shall be released (provided so long as there is only one (1) Borrower hereunder, that the Debt has been paid in full) by Lender from the obligations of the Loan Documents, except with respect to those obligations and liabilities which expressly survive the repayment of the Loan pursuant to any Loan Document and shall no longer be a Borrower for the purposes of this Agreement. In connection with a release or cancellation of such Collateral, Lender agrees to deliver (i) a UCC-3 financing statement termination or amendment releasing Lender’s security interest in such Collateral, and (ii) instruments executed by Lender reasonably necessary to evidence the release or cancellation of such Collateral under the Loan Documents. Without limiting the foregoing, in the event that (i) an Unencumbered Borrower is the counterparty to the Interest Rate Cap Agreement and/or the Assignment of Interest Rate Cap Agreement, or (ii) any Account is in the name of an Unencumbered Borrower (clauses (i) and (ii), the “Single Borrower Documents”), the release of such Unencumbered Borrower shall additionally be conditioned upon Lender’s receipt of evidence reasonably acceptable to Lender that a remaining Borrower shall have assumed all of the obligations of such Unencumbered Borrower under the Single Borrower Documents. All reasonable costs and expenses incurred by Lender in connection with such release shall be paid by Borrower.

Section 2.11.      Duration Fee. Borrower shall pay to Administrative Agent (for the account of Lender) a duration fee (the “Duration Fee”) equal to the following: (i) on the date that is ninety (90) days after the Closing Date, one half percent (0.50%) of the amount of the Loan then outstanding, (ii) on the date that is one hundred eighty (180) days after the Closing Date, three-quarters of one percent (0.75%) of the amount of the Loan then outstanding, and (iii) on the date that is two hundred seventy (270) days after the Closing Date, one percent (1.00%) of the amount of the Loan then outstanding.

Section 2.12.      Release on Payment in Full. Upon payment in full of the Debt in accordance with the terms and provisions of the Note and this Agreement and the other Loan Documents, Lender shall, upon the written request and at the sole cost and expense (including Lender’s reasonable actually incurred attorneys’ fees and disbursements) of Borrower, release the lien of the Pledge Agreement and the other Loan Documents (except that those that expressly survive such release) on the Collateral not theretofore released or assigned.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as of the Closing Date that:

Section 3.1.      Legal Status and Authority. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its assets, businesses and operations; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Collateral. Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Collateral pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents on Borrower’s part to be performed. Each Borrower has the power and authority and the requisite ownership interests in the applicable Mortgage Borrower to control the actions of such Mortgage Borrower. Without limiting the foregoing, Borrower has sufficient control over each Mortgage Borrower to cause Mortgage Borrower to (i) take any action on Mortgage Borrower’s part required by the Loan Documents and the Mortgage Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents and the Mortgage Loan Documents.

Section 3.2.      Validity of Documents. (a) The execution, delivery and performance of this Agreement, the Note, the Pledge Agreement and the other Loan Documents by Borrower and Guarantor and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to own the Collateral, any applicable organizational documents, or any applicable indenture, agreement or other instrument; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for Uniform Commercial Code filings relating to the security interest created hereby), (b) this Agreement, the Note, the Pledge Agreement and the other Loan Documents have been duly executed and delivered by Borrower and Guarantor, and (c) this Agreement, the Note, the Pledge Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and Guarantor, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, setoff, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Neither Borrower nor Guarantor has asserted any right of rescission, setoff, counterclaim or defense with respect to the Loan Documents.

Section 3.3.      Litigation. There is no action, suit, proceeding or governmental investigation, in each case, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to Borrower’s actual knowledge, threatened or contemplated against Borrower, Mortgage Borrower or Guarantor or against or affecting the Property or the Collateral or any portion thereof, in each case, if adversely determined, could reasonably be expected to have an Aggregate Material Adverse Effect.

Section 3.4.      Agreements. Neither Borrower nor Mortgage Borrower is a a party to any agreement or instrument or, to Borrower’s actual knowledge, subject to any restriction which would have an Individual Material Adverse Effect on any Individual Property or the Collateral or an Aggregate Material Adverse Effect. Neither Borrower nor Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Mortgage Borrower, the Collateral (or any portion thereof) or the Property (or any portion thereof) is bound which would have an Individual Material Adverse Effect on any Individual Property or an Aggregate Material Adverse Effect. Neither Borrower nor Mortgage Borrower has any material unsatisfied financial obligation under any agreement or instrument to which Borrower or Mortgage Borrower is a party or, to Borrower’s actual knowledge, by which Borrower, Mortgage Borrower, the Collateral (or any portion thereof) or the Property (or any portion thereof) is otherwise bound, other than (a) obligations incurred in the ordinary course of the ownership of the Collateral and the operation of the Property (b) obligations under this Agreement, the Pledge Agreement, the Note and the other Loan Documents. There is no agreement or instrument to which Borrower is a party or, to Borrower’s actual knowledge, by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations hereunder or under the Note to an obligation owed to another party.

Section 3.5.      Financial Condition.

(a)            Borrower is solvent and Borrower has received reasonably equivalent value for the granting of the Pledge Agreement. No proceeding under Creditors Rights Laws with respect to any Borrower Party has been initiated.

(b)            In the last ten (10) years, no (i) petition in bankruptcy has been filed by or against any Borrower Party and (ii) Borrower Party has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

(c)            No Borrower Party is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower Party.

(d)            In the last ten (10) years, with respect to any loan or financing in which any Borrower Party has been obligated for or has, in connection therewith, otherwise provided any guaranty, indemnity or similar surety, including, without limitation and to the extent applicable, the loan which is being refinanced by the Loan, none of such loans or financings has ever been (i) more than thirty (30) days in default or (ii) transferred to special servicing.

Section 3.6.      Disclosure. Borrower has disclosed or made available to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 3.7.      No Plan Assets; FIRRMA.

(a)            As of the date hereof and until the Debt is repaid in accordance with the applicable terms and conditions hereof, (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) to Borrower’s actual knowledge, transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans and (d) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the IRS Code), maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

(b)            Each of Mortgage Borrower, Borrower, the Constituent Owners of Borrower and Mortgage Borrower, the Collateral, the Property and acquisition thereof have complied with and are in compliance with FIRRMA. Borrower has caused Mortgage Borrower to provide to Lender with copies of any and all FIRRMA Documents it has received. No non-U.S. government (including any state owned enterprises or sovereign wealth funds) owns any equity interests (direct or indirect) in Mortgage Borrower. Mortgage Borrower has not made any voluntary filings relating to FIRRMA and Mortgage Borrower is not required to make any mandatory filings relating to FIRRMA.

Section 3.8.      Not a Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the IRS Code.

Section 3.9.      No Material Agreements. Borrower has not entered into, and is not bound by, any Material Agreement which continues in existence as of the Closing Date.

Section 3.10.    Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 3.11.      Borrower’s Principal Place of Business. Borrower’s principal place of business and its chief executive office as of the date hereof is as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Borrower’s mailing address, as set forth in Article 14 hereof or as changed in accordance with the provisions hereof, is true and correct. Borrower shall promptly notify Lender of any change in its organizational identification number. If any Borrower does not now have an organizational identification number and later obtains one, such Borrower promptly shall notify Lender of such organizational identification number. Borrower’s federal tax identification number is as set forth in those certain U.S. Internal Revenue Service Form W-9s delivered by Borrower to Lender prior to the Closing Date. Borrower is not subject to back-up withholding taxes.

Section 3.12.      Status of Property. Except as would not be reasonably likely to have an Individual Material Adverse Effect on any Individual Property or an Aggregate Material Adverse Effect and except as disclosed on Schedule XV attached hereto:

(a)            Except as may be disclosed in the zoning reports provided or made available to Lender, Mortgage Borrower or each Tenant, as applicable, has obtained, as applicable, all Permits, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(b)            Except as may be disclosed in the zoning reports provided or made available to Lender, each Individual Property and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Legal Requirements.

(c)            Each Individual Property is served by all utilities required for the current or contemplated use thereof. To Borrower’s actual knowledge, all utility service is provided by public utilities and each Individual Property has accepted or is equipped to accept such utility service.

(d)            Except as expressly disclosed on the Survey, all public roads and streets necessary for service of and access to each Individual Property for the current or contemplated use thereof have been completed, are legally open for use by the public. Except as expressly disclosed on the Survey, each Individual Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Mortgage Borrower and any subsequent owners of the applicable Individual Property.

(e)            Each Individual Property is served by public water and sewer systems or other legally compliant private water and sewer systems.

(f)            Each Individual Property is free from damage caused by fire or other casualty. Except as disclosed in the property condition reports provided or made available to Lender, or otherwise disclosed to Lender by Borrower or Mortgage Borrower in writing, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, irrigation systems and all structural components, are in good condition, order and repair in all material respects, ordinary wear and tear excepted; to Borrower’s actual knowledge, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and neither Borrower nor Mortgage Borrower has received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(g)            All costs and expenses of any and all labor, materials, supplies and equipment incurred by Mortgage Borrower and used in the construction of the Improvements have been or will be timely paid in full. Except as disclosed in the Title Insurance Policies, to Borrower’s actual knowledge there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable Legal Requirements could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument.

(h)            Mortgage Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property or the property subject to a Permitted Equipment Lease) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by the Mortgage Loan Documents.

(i)            Except as disclosed in the property condition reports provided or made available to Lender, all liquid and solid waste disposal, septic and sewer systems located on the Property are in compliance with all Legal Requirements.

(j)            Except as expressly disclosed on the Survey, to Borrower’s actual knowledge, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

(k)            Except as expressly disclosed on the Survey, to Borrower’s actual knowledge, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.

(l)            Neither Borrower nor Mortgage Borrower has received any written notice of any pending or proposed special or other assessments for public improvements or otherwise affecting the Property.

(m)           Except in connection with routine repairs and maintenance in the ordinary course of business and tenant improvements, Mortgage Borrower has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been completed and paid for in full (or shall be paid prior to delinquency), (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full (or shall be paid prior to delinquency) or (iii) attached any fixtures to the Property which have not been paid for in full (or shall be paid prior to delinquency). There is no such construction, repairs, alterations or improvements ongoing at the Property as of the Closing Date. There are no outstanding or disputed claims for any Work Charges and there are no outstanding liens or security interests in connection with any Work Charges.

(n)            Neither Borrower nor Mortgage Borrower has any direct employees. Any personnel employed at or in connection with the Property are the direct employees of Manager or the applicable Tenant.

Section 3.13.      Financial Information. All financial data (excluding any financial projections), including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Mortgage Borrower, Guarantor, the Collateral and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Mortgage Borrower, Guarantor, the Collateral or the Property, as applicable, as of the date of such reports in all material aspects, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Neither Borrower nor Mortgage Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Mortgage Borrower and reasonably likely to have an Individual Material Adverse Effect on any Individual Property or the Collateral or an Aggregate Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Mortgage Borrower or Guarantor from that set forth in said financial statements.

Section 3.14.      Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of the access to any Individual Property.

Section 3.15.      Separate Lots. Except as expressly disclosed on the Survey or Title Insurance Policy, each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with any Individual Property or any portion thereof.

Section 3.16.      Insurance. Borrower has obtained and has delivered or made available to Lender certified copies of all Policies (or such other evidence acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. There are no present claims of any material nature under any of the Policies, and to Borrower’s actual knowledge, no Person, including Borrower and Mortgage Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 3.17.      Use of Property. Except as set forth on Schedule XV, each Individual Property is used primarily as a warehouse, light industrial, logistics or office property, as applicable, and other appurtenant and related uses.

Section 3.18.      Leases and Rent Roll. Except as disclosed in the rent roll for each Individual Property delivered to, certified to and approved by Lender in connection with the closing of the Loan (the “Rent Roll”), except as set forth on Schedule XIII, and except as disclosed in the Tenant estoppel certificates provided or made available to Lender, (a) Mortgage Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) no party under any Lease (x) to Borrower’s actual knowledge is in material non-monetary default or (y) monetary default, in each case, beyond any applicable notice and cure periods; (e) all Rents due have been paid in full and no Tenant is in arrears beyond any applicable notice and cure period in its payment of regularly recurring Rent; (f) the terms of all material alterations, modifications and amendments to the Leases are reflected in the Rent Roll delivered to and approved by Lender; (g) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (other than to Mortgage Administrative Agent); (h) none of the Rents have been collected for more than one (1) month in advance (except a Security Deposit shall not be deemed rent collected in advance); (i) except as set forth on Schedule X, the premises demised under the Leases have been completed, all improvements, repairs, alterations or other work required to be furnished on the part of Mortgage Borrower under the Leases have been completed in all material respects, the Tenants under the Leases have accepted the premises demised thereunder and have taken possession of the same on a rent-paying basis and any payments, credits or abatements required to be given by Mortgage Borrower to the Tenants under the Leases have been made in full, and Schedule X attached hereto sets forth a true, correct and complete list of all landlord work and/or tenant allowances that are currently outstanding or may become due or owing to any Tenant pursuant to the terms of such Tenant’s Lease at the option of Tenant; (j) there exist no offsets or defenses to the payment of any portion of the Rents (except for any Rents that have been prepaid) and except as set forth on Schedule X attached hereto and for the return of security deposits in accordance with the terms of any applicable Lease, neither Borrower nor Mortgage Borrower has any monetary obligation to any Tenant under any Lease; (k) neither Borrower nor Mortgage Borrower has received any written notice from any Tenant challenging the validity or enforceability of any Lease; (l) there are no agreements with the Tenants under the Leases other than expressly set forth in each Lease; (m) intentionally omitted; (n) except as set forth on Schedule XIV, no Lease contains an option to purchase all or any portion of the applicable Property or right of first refusal to purchase all or any portion of the applicable Property, and with respect to each item listed on Schedule XIV, no such option to purchase or right of first refusal to purchase all or any portion of the applicable Property is applicable in connection with a foreclosure of the applicable Security Instrument or the Pledge Agreement or other exercise of remedies under the Loan Documents or the Mortgage Loan Documents; (o) neither Borrower nor Mortgage Borrower has granted to any Person any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (p) all Security Deposits relating to the Leases are reflected on the Rent Roll and have been collected by Mortgage Borrower; (q) intentionally omitted; (r) to Borrower’s actual knowledge, each Tenant is in actual, physical occupancy of the premises demised under its Lease (other than any such Tenant that is not in actual, physical occupancy of such premises as a result of any legal requirement prohibiting or limiting such occupancy, including without limitation, any local government orders or directives relating to “shelter-in-place,” “stay-at-home” and essential businesses, provided such Tenant is continuing to pay full rent and otherwise complying with the terms and conditions of its Lease); (s) to Borrower’s actual knowledge, there are no actions or proceedings (voluntary or otherwise) pending against any Tenants or guarantors under Leases, in each case, under bankruptcy or similar insolvency laws or regulations; and (t) to Borrower’s actual knowledge, no event has occurred giving any Tenant the right to terminate its Lease or pay reduced or alternative Rent to Mortgage Borrower under any of the terms of such Lease, such as a co-tenancy provision. Prior to the Closing Date, Borrower or Mortgage Borrower has requested Tenant estoppel certificates from each Tenant.

Section 3.19.      Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Pledge Agreement, the Note and the other Loan Documents, have been paid or will be paid, and, under current Legal Requirements, the Pledge Agreement and the other Loan Documents are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.20.      Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s actual knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the date hereof, no management fees under the Management Agreement are delinquent.

Section 3.21.      Illegal Activity/Forfeiture.

(a)            No portion of the Property or the Collateral has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to Borrower’s actual knowledge, there are no illegal activities or activities relating to controlled substances at the Property.

(b)            There has not been and shall never be committed by Borrower, Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of the Property or ownership of the Collateral any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under this Agreement, the Note, the Pledge Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 3.22.      Taxes. Borrower has filed all material foreign, federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all material taxes and related liabilities (including interest and penalties) which have become due. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 3.23.      Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Agreement, the Pledge Agreement, the Note and the other Loan Documents, materially and adversely affects the value or marketability of the Property (or any portion thereof) or the Collateral (or any portion thereof), materially impairs the use or the operation of the Property or the Collateral or materially impairs Borrower’s ability to pay its obligations in a timely manner.

Section 3.24.      Third Party Representations. Each of the representations and the warranties made by Guarantor in the other Loan Documents (if any) are true, complete and correct in all material respects.

Section 3.25.      Non-Consolidation Opinion Assumptions. All of the factual assumptions made in the Non-Consolidation Opinion with respect to the Borrower, including, but not limited to, any exhibits attached thereto and/or certificates delivered in connection therewith, are true, complete and correct in all material respects; provided, however, that in the case of a breach of Section 3.25, provided, however, that (a) if such breach is susceptible of cure, Borrower shall cure such violation within thirty (30) days, and (b) Borrower promptly delivers to Lender a New Non-Consolidation Opinion or modification to the original Non-Consolidation Opinion, as applicable to the effect that such breach shall not impair, negate or amend the opinion rendered in the original Non-Consolidation Opinion.

Section 3.26.      Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement, the Pledge Agreement, the Note or the other Loan Documents. None of Borrower, Mortgage Borrower, Guarantor, Sponsor, and/or any Constituent Owner of the foregoing is affiliated with or is an insider with respect to Lender (or its affiliates) in any manner that implicates either Regulation W or Regulation O of the Federal Reserve Act (as each of the same may be amended, modified, supplemented, and/or replaced from time to time). Neither the Loan nor any transaction contemplated herein and/or in the other Loan Documents is in violation of Regulation W and/or Regulation O.

Section 3.27.      Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 3.28.      Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 3.29.      Previously-Owned Property. No Borrower Party has any material contingent or actual liability or obligation with respect to the Previously-Owned Property.

Section 3.30.      Anti-Money Laundering and Economic Sanctions. Borrower hereby represents, warrants and covenants that each Borrower Party, to Borrower’s actual knowledge, Borrower Parties’ Affiliates and their directors and officers and any Person that has an economic interest in any Borrower Party, in each case, has not, and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, shall not: (i) be (or have been) a Sanctioned Person or organized, located or resident in a Sanctioned Jurisdiction; (ii) fail to operate (or have operated) under policies, procedures and practices (including, without limitation, recordkeeping and reporting), if any, that are in compliance with (and ensure compliance with) the Patriot Act, AC Laws, AML Laws and Sanctions; (iii) directly or indirectly use (or have used) any part of the proceeds of the Loan (including, without limitation, any sums disbursed from time to time hereunder) or otherwise lend, contribute or make the same available (or have lent, contributed or made the same available), in each case, (A) to fund or facilitate any activities or business (I) of or with any Sanctioned Person or (II) of or in any Sanctioned Jurisdiction, (B) in any manner that would result in a violation of any Sanctions by any Person or (C) in violation of any applicable laws (including, without limitation, the Patriot Act, AC Laws, AML Laws and/or Sanctions), (iv) be (or have been) a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or (v) be (or have been) owned or controlled by or be (or have been) acting for or on behalf of, in each case, any Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Without limitation of any other term or provision contained herein, it shall be an Event of Default hereunder if any Borrower Party or any other party to any Loan Document becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions, the Patriot Act, AC Laws and/or AML Laws and/or predicate crimes to AC Laws, the Patriot Act, AML Laws and Sanctions. Borrower hereby represents and covenants that none of the execution, delivery or performance of the Loan Documents or any activities, transactions, services, collateral and/or security contemplated thereunder has or shall result in a breach of the Patriot Act, AC Laws, AML Laws and/or Sanctions by any party to the Loan Documents or their respective Affiliates. All capitalized words and phrases and all defined terms used in the Patriot Act are incorporated into this Section. As used herein, (A) “AC Laws” shall mean collectively (i) all laws, rules and regulations concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery and corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (B) “AML Laws” shall mean collectively (i) all laws, rules, regulations and guidelines concerning or relating to money laundering issued, administered and/or enforced by any governmental and/or regulatory agency and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (C) “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State; (D) “Patriot Act” shall mean collectively (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015, (ii) all statutes, orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable anti-money laundering laws, rules and regulations and (iii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (E) “Sanctions” shall mean economic, trade and/or financial sanction, requirements and/or embargoes, in each case, imposed, administered and/or enforced from time to time by any Sanctions Authority; (F) “Sanctions Authority” shall mean the United States (including, without limitation, OFAC) and any other relevant sanctions authority; (G) “Sanctioned Jurisdiction” shall mean, at any time, a country or territory that is, or whose government is, the subject of Sanction; and (H) “Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions related list maintained by any Sanctions Authority, (ii) any Person located, organized or resident in a Sanctioned Jurisdiction and/or (iii) any other subject of Sanctions (including, without limitation, any Person Controlled or fifty percent (50%) or more owned (in each case, directly and/or indirectly and in the aggregate) by (or acting for, on behalf of or at the direction of) any Person or Persons described in subsections (i) and/or (ii) of this definition). Borrower shall, at all times throughout the term of the Loan, maintain and enforce appropriate policies, procedures and controls to ensure compliance with this Section 3.30. To Borrower’s actual knowledge, neither Borrower nor any Affiliate of Borrower, nor any owner of a direct or indirect interest in Borrower, is currently under investigation by any Governmental Authority for an alleged crime or crimes involving the Patriot Act, AC Laws, AML Laws and/or Sanctions.

Section 3.31.      Organizational Chart. The organizational chart attached as Schedule III hereto (the “Organizational Chart”), relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

Section 3.32.      Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 3.33.      PILOT Leases and PILOT Documents. Except as set forth on Schedule XII and after giving effect to any estoppels delivered to Lender in connection with the closing of the Loan:

(i)            The PILOT Lease and/or PILOT Document, or a memorandum thereof, has been duly recorded or a true and correct copy thereof has been provided to Lender.

(ii)            Except as described herein or disclosed in any estoppel delivered to Lender in connection with the closing of the Loan, the PILOT Lease and the PILOT Documents have not been modified, amended or supplemented. PILOT Lessor may not amend, rescind or terminate the PILOT Lease without the prior written consent of Lender.

(iii)            The PILOT Lease and/or the PILOT Documents, as applicable, permits the interest of the applicable Individual Mortgage Borrower party thereto to be encumbered by the related Security Instrument.

(iv)            Except for Permitted Encumbrances, the applicable Individual Mortgage Borrower’s interest in the PILOT Lease and/or the PILOT Documents, as applicable, is not subject to any liens or encumbrances superior to, of equal priority with, or subordinate to the related Security Instrument.

(v)             The applicable Individual Mortgage Borrower’s interest in the PILOT Lease and the PILOT Documents is assignable to Lender or its designee and is further assignable by Lender and its successor and assigns in accordance with the applicable PILOT Lease and the PILOT Documents.

(vi)            The PILOT Lease and PILOT Documents are in full force and effect and neither the applicable Individual Mortgage Borrower nor, to Borrower’s actual knowledge, any other party to such PILOT Lease or PILOT Document, as applicable, is in default thereunder, and to Borrower’s actual knowledge, there are no conditions which, with the passage of time or giving of notice, or both, would constitute a default thereunder. Neither Borrower nor the applicable Individual Mortgage Borrower has received any written notice from another party to such PILOT Lease or PILOT Document, as applicable, reducing the tax abatement in favor of such Individual Mortgage Borrower or Tenant or terminating such PILOT Lease or PILOT Document, as applicable.

Section 3.34.      Property Document Representations. With respect to each Property Document, Borrower hereby represents that, except as disclosed in the applicable Title Insurance Policy or any estoppel or similar document delivered with respect to any Property Document in connection with the Loan, (a) each Property Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) to Borrower’s actual knowledge, there are no defaults under any Property Document by any party thereto and, to Borrower’s actual knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Property Document, (c) all rents, additional rents and other sums due and payable under the Property Documents have been paid in full and (d) to Borrower’s actual knowledge, no party to any Property Document has commenced any action or given or received any notice for the purpose of terminating any Property Document. With respect to any Property Document in connection with the construction or expansion of parking at an Individual Property (“Parking Expansion Project”) or Lease amendment in connection therewith, in each case, executed on or prior to the date hereof, the outstanding costs estimated by Borrower and Mortgage Borrower in good faith to be paid in connection with each Parking Expansion Project are set forth in Schedule X attached hereto (“Parking Expansion Costs”).

Section 3.35.      Ground Lease. After giving effect to any estoppels delivered to Lender in connection with the closing of the Loan and except as set forth on Schedule XI:

(a)            The Ground Lease or a memorandum of such Ground Lease has been duly recorded. The Ground Lease permits the interest of the applicable Individual Mortgage Borrower to be encumbered by a mortgage or the Ground Lessor has approved and consented to the encumbrance of each Ground Leased Property by the applicable Security Instrument. There have not been amendments or modifications to the terms of the Ground Lease since recordation of the Ground Lease (or a memorandum thereof), with the exception of written instruments disclosed to Lender in this Agreement or ground lessor estoppels delivered to Lender in connection with the closing of the Loan.

(b)            The Ground Lease may not be terminated, surrendered or amended by Ground Lessor without the prior written consent of Lender; provided that the Ground Lessor shall not be prevented from exercising its remedies in accordance with the Ground Lease if the obligations of the applicable Individual Mortgage Borrower under the Ground Lease are not performed as provided in the Ground Lease.

(c)            Except for the Permitted Encumbrances and other encumbrances of record, the applicable Individual Mortgage Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the applicable Security Instrument other than the Ground Lessor’s related fee interest.

(d)            In the event of a foreclosure or assignment or transfer in lieu of foreclosure, the Lender has the right to assign the Ground Lease without the Ground Lessor’s consent.

(e)            The Ground Lease is in full force and effect and no default has occurred on the part of the applicable Individual Mortgage Borrower under the Ground Lease, nor to Borrower’s actual knowledge has any default occurred by the Ground Lessor under the Ground Lease (except in each case, any such default that has been previously cured). There is no existing condition which, but for the passage of time or the giving of notice, could result in (i) a default by the applicable Individual Mortgage Borrower under the terms of the Ground Lease or (ii) to Borrower’s actual knowledge, a default by Ground Lessor under the terms of the Ground Lease.

(f)            Under the terms of the Ground Lease and the Loan Documents, taken together, any related insurance and condemnation proceeds that are paid or awarded to the applicable Individual Mortgage Borrower with respect to the leasehold interest will be applied to the Restoration of the Ground Leased Property or pursuant to the terms of the Loan Documents.

(g)            The Ground Lease requires the Ground Lessor to give notice of any default by the applicable Individual Mortgage Borrower to Lender prior to exercising its remedies thereunder.

(h)            Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender is permitted the opportunity to cure any default under the Ground Lease, which is curable after the receipt of notice of the default before the Ground Lessor thereunder may terminate the Ground Lease.

(i)            The Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date (including any unexercised option periods and automatic renewal periods).

(j)            The Ground Lease requires the Ground Lessor to enter into a new lease upon termination (prior to expiration of the term thereof) of the Ground Lease as a result of the applicable Individual Mortgage Borrower’s default and in connection with a rejection or disaffirmation of the Ground Lease in a bankruptcy proceeding.

Section 3.36.      Condominium Documents. After giving effect to any estoppels delivered to Lender in connection with the closing of the Loan and except as set forth on Schedule XIV:

(a)            The Condominium has been legally and validly created pursuant to all Legal Requirements and the Condominium Documents. The applicable Individual Mortgage Borrower has provided to Lender a true, complete and correct copy of all Condominium Documents (excluding the 91-165 Hanua Street By-Laws). There have not been amendments or modifications to the Condominium Documents, with the exception of written instruments disclosed to Lender in this Agreement or condominium board estoppels delivered to Lender in connection with the closing of the Loan. Other than the Condominium Documents, to Borrower’s knowledge, there are no agreements to which the Condominium or the Board is a party which are not of record that affect the Condominium’s, the Board’s or the applicable Individual Mortgage Borrower’s obligations with respect to the applicable Individual Property and which (i) reduce in any material respect the Condominium’s or the Board’s obligations under the Condominium Documents with respect to the building or the applicable Individual Property or (ii) increase in any material respect the applicable Individual Mortgage Borrower’s obligations under the Condominium Documents with respect to the building or the applicable Individual Property.

(b)            The 91-165 Hanua Street By-Laws are substantially similar in both form and substance as compared to the by-laws governing the condominium regimes located at 91-222 Olai Street, Kapolei, HI., 91-259 Olai Street, Kapolei, HI., and 91-174 Olai Street, Kapolei, HI.

(c)            As of the Closing Date, the applicable Individual Mortgage Borrower is the owner of all condominium units in each Condominium (HI). Borrower acknowledges and agrees that, for the purposes of this Agreement, including, without limitation, the release provisions set forth in Section 2.10 hereof, “Individual Property” with respect to each Condominium (HI) shall mean all condominium units owned by the applicable Individual Mortgage Borrower as of the Closing Date. As of the Closing Date, the applicable Individual Mortgage Borrower Controls, and representatives of the applicable Individual Mortgage Borrower hold all seats on, each Board. Borrower or the applicable Individual Mortgage Borrower is able to exercise all rights set forth in the Loan Documents without being subject to any restriction set forth in the Condominium Documents. The applicable Individual Mortgage Borrower’s interest under the Condominium Documents has not been assigned pursuant to any assignment except to Mortgage Lender or Mortgage Administrative Agent pursuant to the Mortgage Loan Documents.

(d)            Except for the Permitted Encumbrances and other encumbrances of record, there are no liens capable of being asserted for amounts due under the provisions of the Condominium Documents which, if unpaid, may be asserted as a lien prior to the lien of the Security Instrument. No party to the Condominium Documents has a right of first refusal or an option to purchase the Property that would apply to a foreclosure or the first sale by the successor owner after a foreclosure.

(e)            The Condominium Documents are in full force and effect and no default has occurred on the part of the applicable Individual Mortgage Borrower under the Condominium Documents, nor to Borrower’s knowledge has any default occurred by the Board under the Condominium Documents (except in each case, any such default that has been previously cured). There is no existing condition which, but for the passage of time or the giving of notice, could result in (i) a default by the applicable Individual Mortgage Borrower under the terms of the Condominium Documents or (ii) to Borrower’s knowledge, a default by the Board under the terms of the Condominium Documents. There are no judgments, suits or claims pending, filed or threatened in writing against the Condominium or the Board, and there are no set-offs, claims, counterclaims or defenses being asserted or, to Borrower’s knowledge, capable of being asserted after giving the requisite notice, if any, required under the Condominium Documents or otherwise known by Borrower or Mortgage Borrower for the enforcement of the obligations of any party thereunder.

(f)            All Common Expenses (if any) due and payable by the applicable Individual Mortgage Borrower pursuant to the Condominium Documents as of the date hereof have been fully paid. There are currently no special, supplemental or otherwise extraordinary Assessments pending or proposed (other than regular, annual Assessments) by the Board, and no working capital reserves have been established with respect to the Condominium. The Board has not proposed any significant capital expenditures for the Condominium for the current or two (2) next succeeding calendar years.

(g)            The applicable Individual Mortgage Borrower or the Board currently maintains (or shall cause to be maintained) insurance coverage with respect to all of the common elements which comprise a portion of, and are appurtenant to, the applicable Individual Property as required by the Condominium Documents.

(h)            Neither the Board nor the Condominium is a party to any loan, credit agreement or other arrangement for any extension of credit, whether funded or to be funded.

Section 3.37.      Hawaii Easement Documents.

(a)            Borrower has provided to Lender a true, complete and correct copy of all Hawaii Easement Documents and the Hawaii Easement Maps. There have not been any amendments or modifications to the Hawaii Easement Documents or the Hawaii Easement Maps, with the exception of any amendments or modifications disclosed to Lender in writing.

(b)            Except for the Permitted Encumbrances, the applicable Individual Mortgage Borrower’s interests in the Hawaii Easement Documents are not subject to any liens or encumbrances superior to, or of equal priority with, any Security Instrument. Neither a current survey nor a current title insurance policy for the Hawaii Easement Properties would reveal any lien, encumbrance or state of facts that would reasonably be expected to have an Individual Material Adverse Effect.

(c)            To the extent applicable, in the event of a foreclosure or assignment or transfer in lieu of foreclosure, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Agreement, Lender has the right to succeed to the applicable Individual Mortgage Borrower’s interest and assign the Hawaii Easement Documents and the applicable documents creating Borrower’s interest in the Hawaii Easement Properties (collectively, the “Hawaii Easement Grant Documents”) without the consent of any Person.

(d)            The Hawaii Easement Documents and the Hawaii Easement Grant Documents are in full force and effect and no default has occurred on the part of the applicable Individual Mortgage Borrower under the Hawaii Easement Documents or the Hawaii Easement Grant Documents, nor to Borrower’s knowledge, has any default occurred by any other Person under the Hawaii Easement Documents or the Hawaii Easement Grant Documents (except in each case, any such default that has been previously cured). There is no existing condition which, but for the passage of time or the giving of notice, could result in (i) a default by the applicable Individual Mortgage Borrower under the terms of the Hawaii Easement Documents or the Hawaii Easement Grant Documents or (ii) a default by the tenants or any other Person under the terms of the Hawaii Easement Documents or the Hawaii Easement Grant Documents. All rent required to be paid under the Hawaii Easement Documents and the Hawaii Easement Grant Documents has been fully paid as of the date hereof.

(e)            To the extent applicable, under the terms of the Hawaii Easement Documents, the Hawaii Easement Grant Documents and the Loan Documents, taken together, any related insurance and condemnation proceeds that are paid or awarded to the applicable Individual Mortgage Borrower with respect to the leasehold interest will be applied to the Restoration of the Hawaii Easement Properties or pursuant to the terms of the Mortgage Loan Documents.

(f)            There exists no offsets or defenses to the payment of any portion of rents under the Hawaii Easement Documents or the Hawaii Easement Grant Documents and the applicable Individual Mortgage Borrower has no material monetary or other obligations to any Person under the Hawaii Easement Documents or the Hawaii Easement Grant Documents.

(g)            To Borrower’s knowledge, no hazardous substances or materials have been released, spilled or disposed of on, under or from any of the Hawaii Easement Properties in violation of the Hawaii Easement Documents or the Hawaii Easement Grant Documents.

(h)            To the extent applicable, the Hawaii Easement Documents and the Hawaii Easement Grant Documents require the applicable counterparty to give notice of any default by the applicable Individual Mortgage Borrower to Lender prior to exercising any remedies thereunder.

(i)            To the extent applicable, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender is permitted the opportunity to cure any default under the Hawaii Easement Documents or the Hawaii Easement Grant Documents which is curable after the receipt of notice of the default before the applicable counterparty thereunder may terminate the applicable Hawaii Easement Document or Hawaii Easement Grant Documents.

Section 3.38.      No Change in Facts or Circumstances; Disclosure. All information submitted by (or on behalf of) Borrower, Mortgage Borrower or Guarantor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Mortgage Borrower and/or Guarantor in this Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise have an Individual Material Adverse Effect on any Individual Property or the Collateral or an Aggregate Material Adverse Effect. Borrower has disclosed or made available to Lender all material facts related to the Borrower, Mortgage Borrower, Guarantor, the Collateral and the Properties and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 3.39.      No Contractual Obligations. Other than the Loan Documents, the organizational documents of Borrower, and the organizational documents of Mortgage Borrower, as of the date of this Agreement, Borrower is not bound by any agreement, instrument or undertaking and has no outstanding Indebtedness (other than the Debt and other than as permitted under Section 5.1(a)(vii) hereof).

Section 3.40.      Other Indebtedness. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Collateral is otherwise bound, other than the obligations under the Loan Documents.

Section 3.41.      Mortgage Loan Representations and Warranties. All of the representations and warranties contained in the Mortgage Loan Documents (subject to any and all disclosures set forth therein) are (i) true and correct in all material respects and (ii) hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Administrative Agent or whether the related Mortgage Loan Documents have been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

Section 3.42.      Subsidiaries. Borrower does not own any direct or indirect interest in any Person, except Mortgage Borrower.

Section 3.43.      Mortgage Loan Defaults. No Mortgage Loan Event of Default or any event or circumstance which with the giving of notice or the passage of time, or both, would constitute a Mortgage Loan Event of Default exists as of the date hereof.

Section 3.44.      Collateral. Borrower is the record and beneficial owner of, and has good title to, the Collateral pledged by Borrower under the Pledge Agreement free and clear of all liens whatsoever except such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents. The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge Agreement, this Agreement and the Mortgage Loan Agreement). The Pledge Agreement, together with the delivery of any certificates evidencing the Equity Interests and the UCC Financing Statement relating to the Collateral, when properly filed in the appropriate records and/or delivered to Lender (as applicable), will create a valid, perfected first-priority security interest in the Collateral. Borrower’s delivery of the certificates, if any, to Lender as set forth in the Pledge Agreement creates a first priority valid and perfected security interest in the Collateral as defined in the Pledge Agreement. No creditor of Borrower other than Lender has in its possession any certificates or other documents that constitute or evidence the Collateral or the possession of which would be required to perfect a security interest in the Collateral. The Equity Interests have been duly authorized and validly issued and are not subject to any options to purchase or similar rights of any Person. Upon the exercise of its rights and remedies under the Pledge Agreement, Lender may succeed to all of the rights, titles and interest of Borrower in Mortgage Borrower without the consent of any other Person and may, without the consent of any other Person, be admitted as the sole member of Mortgage Borrower.

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and expressly set forth elsewhere in this Agreement and the other Loan Documents are made as of the date hereof but shall survive until the Debt has been repaid in full.

ARTICLE 4

BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Pledge Agreement, the Note and the other Loan Documents or the earlier release of the lien of the Pledge Agreement (and all related obligations) in accordance with the terms of this Agreement, the Pledge Agreement, the Note and the other Loan Documents, Borrower hereby covenants and agrees with Lender that (a) in each instance where the covenant relates to Borrower, as to itself, or (b) in each instance where the covenant relates to Mortgage Borrower or the Property, in Borrower’s capacity as the owner of Mortgage Borrower, as applicable:

Section 4.1.      Existence. Each Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in each jurisdiction where it is required to be so qualified in connection with its assets, businesses and operations and (c) its franchises and trade names, if any. Each Borrower will cause the applicable Mortgage Borrower to continuously maintain (x) its existence and shall not dissolve or permit its dissolution, (y) its rights to do business in each jurisdiction where it is required to be so qualified in connection with its assets, businesses and operations, and (z) its franchises and trade names, if any.

Section 4.2.      Legal Requirements.

(a)            Borrower shall promptly comply, or shall cause Mortgage Borrower (which may cause each Tenant at the Property to), to comply, in all material respects with all Legal Requirements affecting the Property or the use thereof or the Collateral (which such covenant shall be deemed to (i) include Environmental Laws and (ii) require Mortgage Borrower (or Tenant, as applicable) to keep all necessary Permits in full force and effect).

(b)            Borrower shall from time to time, if requested by Lender (which request will be made only if Lender has a reasonable basis for believing the Collateral and/or the Property may not be in compliance with Legal Requirements), provide Lender with evidence reasonably satisfactory to Lender that the Collateral and the Property complies with all Legal Requirements or is exempt from compliance with Legal Requirements.

(c)            Borrower shall give prompt notice to Lender of the receipt by Borrower or Mortgage Borrower, as applicable, of any notice related to a violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements.

(d)            After prior written notice to Lender, Borrower, at its own expense, may contest (or may permit Mortgage Borrower to contest) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower, the Collateral or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or Mortgage Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property, the Collateral nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply (or cause Mortgage Borrower to comply) with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Mortgage Borrower, the Collateral or the applicable Individual Property; and (vi) to the extent that the aggregate amount being contested by Borrower under this Section 4.2(d) at any time exceeds $2,500,000, Borrower shall (or shall cause Mortgage Borrower to) furnish to Mortgage Administrative Agent such security as may be required by the Mortgage Loan Agreement or, if Mortgage Administrative Agent shall have waived in writing such security, Borrower shall furnish to Lender such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Subject to Mortgage Administrative Agent’s rights under the Mortgage Loan Documents, Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the applicable Individual Property or the Collateral (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost. Notwithstanding the foregoing, to the extent permitted by a Lease, a Tenant may contest the validity of any Legal Requirement, the applicability of any Legal Requirement to Tenant or any Individual Property or any alleged violation of any Legal Requirement in accordance with the applicable provisions of the Lease, provided Borrower complies with the terms and conditions set forth in this Section 4.2(d).

Section 4.3.      Maintenance and Use of Property. Borrower shall cause Mortgage Borrower to, or shall cause Mortgage Borrower to cause each Tenant at the Property to, cause the Property to be maintained in a good and safe condition and repair, ordinary wear and tear excepted. The Improvements and Mortgage Borrower’s Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) to the extent the same would materially and adversely affect the value of such Improvements or Personal Property, as applicable, without the consent of Lender or as otherwise permitted pursuant to Section 4.21 hereof. Borrower shall cause Mortgage Borrower to perform (or shall cause Mortgage Borrower to cause each Tenant to perform) the prompt repair, replacement and/or rebuilding of any part of the Property (other than any Tenant Funded Alterations) which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.14 hereof and shall complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the Land. Borrower shall cause Mortgage Borrower to operate, or shall cause Mortgage Borrower to cause each Tenant at the Property to operate, the Property for the same uses as the Property is currently operated or as primarily a warehouse, light industrial, logistics or office property and Borrower shall not (and shall not permit Mortgage Borrower to), without the prior written consent of Lender, (i) change the use of the Property or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit (and shall cause Mortgage Borrower to not cause or permit) the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 4.4.      Waste. Borrower shall not commit or suffer (or permit Mortgage Borrower to commit or suffer or permit any Tenant to commit or suffer) any waste of the Property or make any change (or permit Mortgage Borrower to make any change) in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action (or permit Mortgage Borrower to take any action) that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security for the Loan. Borrower will not (and will cause Mortgage Borrower to not), without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 4.5.      Taxes and Other Charges.

(a)            Borrower shall pay (or cause Mortgage Borrower to pay or cause Mortgage Borrower to cause each Tenant to pay) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property (or any portion thereof) or the Collateral (or any portion thereof) as the same become due and payable; provided, however, prior to the occurrence and continuance of an Event of Default, Borrower’s obligation to cause such Taxes to be directly paid shall be suspended for so long as Borrower complies with the terms and provisions of Article 9 hereof and causes Mortgage Borrower to comply the terms and provisions of Section 8.6 of the Mortgage Loan Agreement. Borrower shall not suffer (or permit to be suffered) and shall promptly cause Mortgage Borrower to discharge or cause each Tenant to discharge any lien or charge whatsoever which may be or become a lien or charge against the Property (or any portion thereof), and shall promptly pay or cause Mortgage Borrower to pay or cause each Tenant to pay for all utility services provided to the Property (or any portion thereof).

(b)            After prior written notice to Lender, Borrower or Mortgage Borrower, at its own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Mortgage Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property (or any portion thereof) nor the Collateral (or any portion thereof) or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower or Mortgage Borrower shall promptly upon final determination thereof pay (or cause to be paid) the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property or the Collateral, as applicable; and (vi) to the extent that the aggregate amount being contested by Borrower or Mortgage Borrower under this Section 4.5(b) at any time exceeds $1,000,000 (except with respect to tax certiorari proceedings in the ordinary course of business), Borrower shall furnish, or shall cause Mortgage Borrower to furnish or cause the applicable Tenant to furnish, to Mortgage Administrative Agent such security as may be required pursuant to the Mortgage Loan Agreement, or if Mortgage Administrative Agent shall have waived in writing such security, Borrower shall furnish to Lender such security as may be required in the proceeding or such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Subject to Mortgage Administrative Agent’s rights under the Mortgage Loan Documents, Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the applicable Individual Property (or part thereof or interest therein) or the Collateral (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, canceled or lost or there shall be any imminent danger of the lien of the Security Instrument or the Pledge Agreement being primed by any related lien. Notwithstanding the foregoing, to the extent permitted by a Lease, a Tenant may freely contest (or permit to be contested) by appropriate legal proceeding the amount or validity or application in whole or in part of any Taxes or Other Charges; provided that Borrower complies with the terms and conditions set forth in this Section 4.5(b).

Section 4.6.      Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower or Mortgage Borrower which might have an Individual Material Adverse Effect on any Individual Property or the Collateral or an Aggregate Material Adverse Effect.

Section 4.7.      Access to Property. Subject to the rights of Tenants, the rights of Ground Lessors under the Ground Leases, and the rights of the PILOT Lessors under the PILOT Leases, Borrower shall cause Mortgage Borrower to permit (or cause to be permitted) agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

Section 4.8.      Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Mortgage Borrower’s and/or Guarantor’s condition (financial or otherwise) or of the occurrence of any Default or Event of Default or Mortgage Loan Event of Default of which Borrower or Mortgage Borrower has actual knowledge.

Section 4.9.      Cooperate in Legal Proceedings. Borrower shall reasonably cooperate (and shall cause Mortgage Borrower to reasonably cooperate) with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Pledge Agreement or the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.10.      Performance by Borrower. Borrower hereby acknowledges and agrees that Borrower’s observance, performance and fulfillment of each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Pledge Agreement, the Note and the other Loan Documents is a material inducement to Lender in making the Loan.

Section 4.11.      Material Agreements. Borrower shall (and shall cause Mortgage Borrower to) duly and punctually perform and comply in all material respects with any and all material representations, warranties, covenants and agreements expressed as binding upon Borrower or Mortgage Borrower under any Material Agreement to which Borrower or Mortgage Borrower is a party or is bound. Borrower shall not (and shall not permit Mortgage Borrower to), without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, enter into any new Material Agreement or execute material adverse modifications to any then existing Material Agreements. To the extent the Deemed Approval Requirements are fully satisfied in connection with a Borrower request for such consent in accordance with the foregoing sentence and Lender thereafter fails to respond, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.

Section 4.12.      Books and Records.

(a)            Borrower shall furnish (or cause Mortgage Borrower to furnish) to Lender:

(i)            After the first full calendar quarter following the Closing Date and quarterly thereafter, certified rent rolls for each Individual Property within sixty (60) days after the end of each calendar quarter;

(ii)            After the first full calendar quarter following the Closing Date and quarterly thereafter (other than year-end), quarterly operating statements on a consolidated basis and also with respect to each Individual Property, covering the trailing twelve (12) month period (excluding any periods prior to the Closing Date) detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation and containing appropriate year-to-date information, within sixty (60) days after the end of each calendar quarter;

(iii)            Commencing with the 2022 calendar year and annually thereafter, within one-hundred twenty (120) days after the close of each fiscal year of Borrower, with respect to Mortgage Borrower (or any 100% direct or indirect owner of Mortgage Borrower that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in Borrower), annual audited financial statements of Mortgage Borrower (on a combined basis) audited by Deloitte, Ernst & Young, RSM McGladrey, Baker Newman Noyes, PwC, KPMG or other independent certified public accountant reasonably approved by Lender and Mortgage Administrative Agent and prepared in accordance with Approved Accounting Method (the “Annual Financial Statements”). Such Annual Financial Statements shall set forth the financial condition and the results of operations for Mortgage Borrower and the Properties (on a combined basis and with respect to each Individual Property) for such fiscal year, and shall include a balance sheet, income statement, cash flow statement and notes to the financial statements (each of which shall not include any Person other than Mortgage Borrower or any 100% direct or indirect owner of Mortgage Borrower that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in Mortgage Borrower); and

(iv)            by no later than December 1 of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for each Individual Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which such budget shall (A) until the occurrence and continuance of a Trigger Period, be provided to Lender and Mortgage Administrative Agent for informational purposes and (B) after the occurrence and during the continuance of a Trigger Period not take effect until reasonably approved by Lender and Mortgage Administrative Agent (after such approval has been given in writing, each such approved budget shall be referred to herein, individually or collectively (as the context requires) as the “Approved Annual Budget”). Upon the occurrence of a Trigger Period, the budget currently in place will be deemed approved and the Lender and Mortgage Administrative Agent will have a reasonable approval right over the next annual budget issued (not to be unreasonably withheld, delayed or conditioned) provided that the Trigger Period is still in effect. In the event consent of Lender and Mortgage Administrative Agent is required with respect to a proposed budget and Borrower and Lender and Mortgage Administrative Agent cannot agree on a revised budget, the then existing Approved Annual Budget shall be deemed approved and shall continue to be the operative budget for the subsequent fiscal year until a new budget is approved; provided that, each line item of such Approved Annual Budget shall be increased by an amount equal to the increase in the consumer price index for the prior year (other than the line items in respect of Taxes, Insurance Premiums, utilities expenses, variable operating expenses that are directly related to increased revenues at the Properties and Other Charges, which line items shall be adjusted to reflect actual increases in such expenses). In the event that, during any Trigger Period, Borrower proposes to incur an extraordinary operating expense or capital expense that is not consistent with the Approved Annual Budget (each an “Extraordinary Expense”), Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, such approval not to be unreasonably withheld, conditioned or delayed.

(b)            Upon request from Lender, Borrower shall furnish (or shall cause Mortgage Borrower to furnish) in a timely manner to Lender:

(i)            in connection with any release of any Property in accordance with the terms hereof, either (A) Borrower’s calculation of Debt Yield, LTV Ratio and Release Amount or (B) Borrower’s written confirmation that it agrees with Lender’s calculation of Debt Yield, LTV Ratio and Release Amount;

(ii)            an accounting of all Security Deposits held by Mortgage Borrower, including the nature and type of Security Deposit, and such details regarding any Security Deposit not held in the form of cash as Lender may reasonably require; and

(iii)            evidence reasonably acceptable to Lender of compliance with the terms and conditions of Articles 5 and 9 hereof.

(c)            Borrower shall (or shall cause Mortgage Borrower to), within ten (10) Business Days of request (or as soon as reasonably practicable thereafter), furnish Lender (and shall cause Guarantor to furnish to Administrative Agent) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender. Borrower shall (or shall cause Mortgage Borrower to) furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records (any such examination at Lender’s sole cost and expense other than during the continuance of an Event of Default).

(d)            Borrower agrees that (i) Borrower shall (and shall cause Mortgage Borrower to) keep adequate books and records of account and (ii) all Required Financial Items (defined below) to be delivered to Lender pursuant to Section 4.12 shall: (A) be complete and correct in all material respects; (B) present fairly the financial condition of the applicable Person; (C) disclose all liabilities that are required to be reflected or reserved against; (D) be prepared and certified by a Responsible Officer of Borrower in electronic format and in accordance with the Approved Accounting Method; and (E) not include any Person other than Borrower and shall show Mortgage Borrower and each Individual Property individually and on a combined, aggregate basis with all Mortgage Borrowers and all Properties (or any 100% direct or indirect owner of Mortgage Borrower that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in Mortgage Borrower). Borrower and Mortgage Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower or Mortgage Borrower in a writing delivered to Lender. Borrower agrees that all Required Financial Items shall not contain any misrepresentation or omission of a material fact.

(e)            within thirty (30) days after the end of each calendar month, a cash flow statement for the prior calendar month and a statement for Mortgage Borrower’s operating account showing the beginning and ending balance for the prior calendar month, which statement shall be accompanied by an Officer’s Certificate certifying (A) that all funds withdrawn from Mortgage Borrower’s operating account during such calendar month were used solely for those uses permitted in Section 2.6(b) of the Mortgage Loan Agreement, (B) that such operating account statement is true, correct, accurate, and complete and (C) to the amount of Excess Cash Flow generated during such calendar month.

(f)            Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.12 and the other financial reporting items required by this Agreement (each, a “Required Financial Item” and, collectively, the “Required Financial Items”). In the event Borrower fails to deliver, or cause Mortgage Borrower to deliver, to Lender any of the Required Financial Items within the time frame specified herein (each such event, a “Reporting Failure”), the same shall, at Lender’s option, constitute an Event of Default hereunder if not cured by Borrower or Mortgage Borrower within thirty (30) days after written notice from Lender.

Section 4.13.         Estoppel Certificates.

(a)            After request by Lender (not more than once in any twelve (12) month period unless an Event of Default has occurred and is continuing), Borrower, within ten (10) days of such request, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan and the Mortgage Loan, (ii) intentionally omitted, (iii) intentionally omitted, (iv) intentionally omitted, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, to Borrower’s actual knowledge, no Event of Default or Mortgage Loan Event of Default exists, (vii) that this Agreement, the Note, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (viii) as of the date of such statement, whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified except as then previously disclosed to Lender (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the knowledge of Borrower, any of the lessees under the Leases are in material non-monetary default or monetary default under the Leases, and, if any of the lessees are in material non-monetary default or monetary default, setting forth the specific nature of all such defaults, (xii) the amount of Security Deposits held by Mortgage Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases or Condominium Documents, the obligations created and evidenced hereby or the Property or the Collateral.

(b)            Not more than once in any twelve (12) month period unless an Event of Default has occurred and is continuing and at no cost to Borrower, Borrower shall, or shall cause Mortgage Borrower to, use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, no free rent or other concessions are due lessee and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c)            In connection with any Secondary Market Transaction, at Lender’s request, Borrower shall provide an estoppel certificate to any Investor or any prospective Investor in such form, substance and detail reasonably acceptable to Lender and Borrower.

(d)            Not more than once in any twelve (12) month period unless an Event of Default has occurred and is continuing, Borrower shall, or shall cause Mortgage Borrower to, use commercially reasonable efforts to deliver to Lender at no cost to Borrower, within ten (10) days of request, estoppel certificates from each party under any Property Document in form and substance reasonably acceptable to Lender and Borrower.

(e)            Not more than once in any twelve (12) month period unless an Event of Default has occurred and is continuing, Borrower shall, or shall cause Mortgage Borrower to, use commercially reasonable efforts to deliver to Lender at no cost to Borrower, within ten (10) days of request, estoppel certificates from each party under any Ground Lease in form and substance reasonably acceptable to Lender and Borrower.

(f)            Not more than once in any twelve (12) month period unless an Event of Default has occurred and is continuing, Borrower shall, or shall cause Mortgage Borrower to, use commercially reasonable efforts to deliver to Lender at no cost to Borrower, within ten (10) days of request, estoppel certificates from each party under any PILOT Document in form and substance reasonably acceptable to Lender and Borrower.

(g)            Not more than once in any twelve (12) month period unless an Event of Default has occurred and is continuing, Borrower shall, or shall cause Mortgage Borrower to, use commercially reasonable efforts to deliver to Lender at no cost to Borrower, within ten (10) days of request, estoppel certificates from each party under any Condominium Document in form and substance reasonably acceptable to Lender and Borrower.

Section 4.14.        Leases and Rents.

(a)           Unless otherwise consented to in writing by Lender, all Leases and all renewals of Leases executed after the date hereof shall (i) provide for rental rates comparable to existing local market rates for similar properties, (ii) be with unaffiliated, third parties on terms and conditions (including, without limitation, terms and conditions relating to free rent, tenant improvements and other allowances) which are, in each case, commercially reasonable and comparable to existing local market terms and conditions for similar properties, (iii) provide that such Lease is subordinate to the Security Instrument and that the lessee will attorn to Mortgage Administrative Agent and any purchaser at a foreclosure sale (so long as Mortgage Administrative Agent or such purchaser agrees to recognize the Tenant) and (iv) not contain any terms which would have an Individual Material Adverse Effect on any Individual Property or Collateral or an Aggregate Material Adverse Effect. Except as provided below, Borrower shall not (and shall not permit Mortgage Borrower to), without the prior written approval of Lender (which approval shall not be unreasonably withheld or delayed), enter into, renew, extend, amend, modify, permit any assignment of or subletting under, waive any provisions of, release any party to, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, in each case, any Major Lease. Notwithstanding anything to the contrary set forth herein, Lender’s consent shall not be required in connection with (i) any Lease (or amendment, modification or termination thereof) that is not a Major Lease, (ii) any renewals, expansions causing the demised premises not to exceed five hundred thousand (500,000) square feet or extensions of any Lease (including a Major Lease) by any Tenant that is a party to such Lease as of the Closing Date so long as the rental terms pursuant to such Lease are on market rental terms, provided that any expansion with respect to a Major Lease that grants the applicable Tenant any termination right in the event such expansion work is not completed shall require Lender’s consent, (iii) immaterial modifications that do not (I) change the economic terms and/or accelerate the expiration date of a Major Lease (including, without limitation, the terms and conditions of any purchase options, rights of first refusal and/or rights of first offer to purchase the applicable Individual Property set forth therein and the material economic terms and conditions of any renewal, expansion or extension thereof), (II) materially reduce the obligations of the Tenant under a Major Lease and/or (III) materially increase the obligations of Mortgage Borrower under a Major Lease or (iv) termination by the applicable Tenant of any Major Lease based upon an express termination right contained in such Major Lease. All Leases executed after the Closing Date shall provide that they are subordinate to the Security Instrument encumbering the applicable Individual Property and that the Tenant agrees to attorn to Mortgage Administrative Agent or any purchaser at a sale by foreclosure or power of sale (so long as Mortgage Administrative Agent or such purchaser agrees to recognize the Tenant).

(b)          Without limitation of subsection (a) above, Borrower (i) shall observe and perform (or cause Mortgage Borrower to observe and perform) the obligations imposed upon the lessor under the Leases (including without limitation all obligations related to Unfunded Obligations) in a commercially reasonable manner; (ii) shall enforce (or cause Mortgage Borrower to enforce) the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect (or permit Mortgage Borrower to collect) any of the Rents more than one (1) month in advance (other than Security Deposits); (iv) shall not execute (or permit Mortgage Borrower to execute) any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Mortgage Loan Documents); (v) shall not (or permit Mortgage Borrower to), without Lender’s prior written consent, alter, modify or change any Lease to the extent the same would, individually or in the aggregate, (A) cause any such Lease to violate Section 4.14(a)(i) through (iii) above or (B) have an Individual Material Adverse Effect on any Individual Property or Collateral or an Aggregate Material Adverse Effect and (vi) shall cause Mortgage Borrower to hold all Security Deposits in accordance with Legal Requirements. Upon request, Borrower shall furnish (or shall cause Mortgage Borrower to furnish) Lender with executed copies of all Leases (to the extent not previously delivered to Lender unless Lender notifies Borrower it is unable to locate such executed copies).

(c)           Notwithstanding anything contained herein to the contrary, Borrower shall not (and shall not cause Mortgage Borrower to) willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Borrower agrees to provide (or cause Mortgage Borrower to provide) Lender with written notice of any material event of default under a Major Lease within ten (10) Business Days after Borrower’s or Mortgage Borrower’s actual knowledge of the occurrence of any such event of default. Borrower’s failure to provide (or failure to cause Mortgage Borrower to provide) any of the aforesaid notices shall, at Lender’s option, constitute an Event of Default.

(d)            Borrower shall notify (or cause Mortgage Borrower to notify) Lender in writing, within ten (10) Business Days following receipt thereof, of Borrower’s or Mortgage Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any Tenant under any Lease, Borrower shall cause Mortgage Borrower to deposit all termination fees in accordance with the Mortgage Loan Agreement.

(e)            Upon the occurrence and during the continuance of an Event of Default or a Mortgage Loan Event of Default, Borrower shall, within thirty (30) days of demand by Lender, cause Mortgage Borrower to deliver to Mortgage Administrative Agent all Security Deposits to be held in accordance with the Mortgage Loan Agreement. Without limitation of any other term or provision contained herein, for purposes of clarification, for a Security Deposit to be deemed “delivered to Lender” in connection with the foregoing, the same must be in the form of cash or in a letter of credit solely in Mortgage Administrative Agent’s name.

(f)            To the extent that the Deemed Approval Requirements are satisfied in connection with any Borrower request for Lender consent under this Section and Lender thereafter fails to respond, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.

Section 4.15.         Management Agreement.

(a)            Borrower shall cause Mortgage Borrower to (i) diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of the Management Agreement on the part of Mortgage Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgage Borrower under the Management Agreement, (ii) promptly notify Lender of any event of default under the Management Agreement; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower or Mortgage Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower or Mortgage Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement in all material respects.

(b)            Borrower shall not and shall not cause or permit Mortgage Borrower to, without the prior written consent of Lender, (i) surrender, terminate or cancel the Management Agreement, consent to any assignment of the Manager’s interest under the Management Agreement to another manager or otherwise replace Manager or renew or extend any Management Agreement (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) or enter into any other new or replacement management agreement with respect to the Property; provided, however, that Borrower may cause or permit Mortgage Borrower to replace Manager and/or consent to the assignment of Manager’s interest under the Management Agreement, in each case, in accordance with the applicable terms and conditions hereof and of the other Loan Documents; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; (iv) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, the Management Agreement in any material respect; or (v) enter into an agreement or amendment that provides that the base management fee under any Management Agreement exceeds, with respect to each Individual Property, three percent (3.0%) of gross rents attributable to such Individual Property as determined in accordance with the Management Agreement. Manager may also receive a Construction Supervision Fee (as defined in the Management Agreement) in accordance with the Management Agreement no greater than five percent (5.0%) of the cost of such construction. In no instance shall Borrower cause or permit Mortgage Borrower to pass-through any management fees to any Tenant in excess of the amount permitted under the related Lease.

(c)            Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, if Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Mortgage Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Mortgage Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Mortgage Borrower to be performed or observed to be promptly performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Manager shall deliver to Lender a copy of any notice sent to Mortgage Borrower or Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall notify (or cause Mortgage Borrower to notify) Lender if Manager sub-contracts to a third party or an Affiliate any or all of its management responsibilities under the Management Agreement.

(d)            Not more than once in any twelve (12) month period unless an Event of Default or Mortgage Loan Event of Default has occurred and is continuing, Borrower shall, from time to time, cause Mortgage Borrower to use its best efforts to obtain from Manager under the Management Agreement such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Management Agreement as may be requested by Lender.

(e)            In the event that the Management Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall cause Mortgage Borrower to timely exercise each individual option, if any, to extend or renew the term of the Management Agreement or submit to Lender by no later than sixty (60) days prior to such expiration a draft replacement management agreement for approval in accordance with the terms and conditions hereof.

(f)            Borrower shall have the right to cause Mortgage Borrower to replace Manager or consent to the assignment of Manager’s rights under the Management Agreement to another manager, in each case, to the extent that (i) no Event of Default or Mortgage Loan Event of Default has occurred and is continuing, (ii) either (x) a “Cause Event” as defined in the Management Agreement has occurred, (y) if termination is permitted pursuant to Sponsor’s organization documents or (z) Lender and Mortgage Administrative Agent consents to such termination, (iii) Lender receives at least sixty (60) days prior written notice of the same, and (iv) the applicable New Manager is a Qualified Manager engaged pursuant to a Qualified Management Agreement. Manager shall not (and Borrower shall not permit Mortgage Borrower to permit Manager to) resign as Manager or otherwise cease managing the Property until a New Manager is engaged to manage the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents and the Mortgage Loan Documents.

(g)            Without limitation of the foregoing, if the Management Agreement is terminated or expires (including, without limitation, pursuant to the Subordination of Management Agreement), comes up for renewal or extension (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), then, subject to Mortgage Administrative Agent’s rights under the Mortgage Loan Documents, Lender, at its option, may require Borrower to require Mortgage Borrower to engage, in accordance with the terms and conditions set forth herein and in the Subordination of Management Agreement, a New Manager to manage the Property, which such New Manager shall (i) to the extent an Event of Default or Mortgage Loan Event of Default is continuing and if opted by Lender, approved by Lender and Mortgage Administrative Agent, and (ii) be a Qualified Manager and shall be engaged pursuant to a Qualified Management Agreement.

(h)            As conditions precedent to any engagement of a New Manager hereunder, (i) New Manager, Mortgage Borrower and Borrower shall execute a subordination of management agreement in the form required by Lender (with such changes thereto as may be required by the Rating Agencies) and (ii) to the extent that such New Manager is an Affiliated Manager, Borrower shall deliver to Lender a New Non-Consolidation Opinion or a “bring-down” of the Non-Consolidation Opinion with respect to such New Manager and new management agreement.

(i)            If applicable, Borrower shall (or shall cause Mortgage Borrower to) notify Lender in writing, within ten (10) Business Days following receipt thereof, of Borrower’s or Mortgage Borrower’s receipt of any early termination fee or similar payment or other termination fee or similar payment paid by any Manager, and, subject to Mortgage Administrative Agent’s rights under the Mortgage Loan Documents, Borrower further covenants and agrees that Borrower shall cause Mortgage Borrower to hold any such termination fee or payment in trust for the benefit of Lender and that any use of such termination fee or payment shall be subject in all respects to Lender’s prior written consent in Lender’s reasonable discretion (which consent may include, without limitation, a requirement by Lender that such termination fee or payment be placed in reserve with Mortgage Administrative Agent to be disbursed by Mortgage Administrative Agent as required by the Mortgage Loan Documents). The foregoing consent right of Lender (including, without limitation, any reserve requirement) shall not be subject to any “cap” or similar limit on the amount of Mortgage Loan Reserve Funds held by Mortgage Administrative Agent or, if applicable, Reserve Funds held by Lender.

(j)            If (a) an Event of Default or Mortgage Loan Event of Default occurs and is continuing or (b) Manager shall become subject to a bankruptcy proceeding, then, in the case of any of the foregoing, subject to Mortgage Administrative Agent’s rights under the Mortgage Loan Documents, Borrower shall, at the request of Lender (such request being made no less than thirty (30) days in advance if there is an Event of Default or Mortgage Loan Event of Default continuing), cause Mortgage Borrower to terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Qualified Management Agreement, it being understood and agreed that the base management fee for such Qualified Manager shall not exceed then-prevailing market rates (and in no event shall such management fee exceed, with respect to each Individual Property, three percent (3.0%) of gross revenues attributable to such Individual Property to which such Qualified Management Agreement relates).

(k)            Any sums expended by Lender pursuant to this Section shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 4.16.         Payment for Labor and Materials.

(a)            Subject to Section 4.16(b) below, Borrower will cause Mortgage Borrower to promptly pay (or cause to be paid) and enforce its rights to require a Tenant to pay when due all bills and costs for labor, materials, and specifically fabricated materials in connection with the Property (any such bills and costs, a “Work Charge”) so there shall not exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof.

(b)            After prior written notice to Lender, Borrower or Mortgage Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Mortgage Borrower or to any Individual Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or Mortgage Borrower is subject is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property or any part thereof nor the Collateral or any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall cause Mortgage Borrower to promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the applicable Individual Property or Borrower shall have caused Mortgage Borrower to have paid the same (or shall have caused the same to be paid) under protest; and (vi) to the extent that the aggregate amount being contested by Borrower or Mortgage Borrower under this Section 4.16(b) at any time exceeds $2,500,000, Borrower shall cause Mortgage Borrower to furnish (or cause to be furnished) to Mortgage Administrative Agent such security as may be required under the Mortgage Loan Documents, or if Mortgage Administrative Agent shall have waived in writing such security, Borrower shall furnish to Lender such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established or the applicable Individual Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost. Notwithstanding the foregoing, to the extent permitted by a Lease, a Tenant may contest by appropriate legal proceeding the validity of any Work Charge, the applicability of any Work Charge to Tenant or to any Individual Property or any alleged non-payment of any Work Charge and defer paying the same in accordance with the provisions of the Lease, provided that Borrower complies with the terms and conditions of this Section 4.16(b).

Section 4.17.         Performance of Other Agreements. Borrower shall (and shall cause Mortgage Borrower to) observe and perform, and enforce its obligations under any Lease to require a Tenant to observe and perform, in all material respects the terms to be observed or performed by such Person pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property or the Collateral (or any portion thereof), or given by Borrower to Lender for the purpose of further securing the Debt and any amendments, modifications or changes thereto.

Section 4.18.         Debt Cancellation. Borrower shall not (and shall not permit Mortgage Borrower to) cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower or Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 4.19.         ERISA; FIRRMA.

(a)            Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.

(b)            Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Pledge Agreement, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the IRS Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) transactions by or with Borrower are not subject to state statutes which are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the IRS Code applicable to Borrower and which prohibit or otherwise restrict the transactions contemplated by this Agreement; and (iii) one or more of the following circumstances is true:

(A)            Equity interests in Borrower are “publicly offered securities”, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(B)            Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3-101(f)(2); or

(C)            Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940, as amended.

(c)            Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any member of Borrower’s “controlled group of corporations” to maintain, sponsor, contribute to or become obligated to contribute to a “defined benefit plan” or a “multiemployer pension plan”. The terms in quotes above are defined in Section 3.7 of this Agreement.

(d)            Within three (3) Business Days of Borrower’s receipt of any FIRRMA Document, Borrower shall cause Mortgage Borrower to provide Lender a copy of the same. Concurrently with the delivery of any FIRRMA Document, Borrower shall cause Mortgage Borrower to provide Lender a copy thereof. In the event that Borrower, Mortgage Borrower or any of its Affiliates meets with any Governmental Authority for any purpose relating to FIRRMA, Borrower shall cause Mortgage Borrower to provide Lender with a written summary of such meeting within three (3) Business Days thereafter. In the event that any review, investigation or other proceeding is commenced relating to FIRRMA and involving Mortgage Borrower, the Constituent Owners of Mortgage Borrower and/or the Property, Borrower shall cause Mortgage Borrower to provide Lender with a written summary of the status of such matters on a monthly, or if requested by Lender, more frequent, basis, including such information as Lender shall reasonably request. Borrower shall cause Mortgage Borrower (and shall cause its Constituent Owners) to (i) comply with FIRRMA and (ii) respond to, and comply with, all requests, orders, and directives from any Governmental Authority related to FIRRMA; provided, however, the foregoing subsections (i) and (ii) shall not limit any obligation of Borrower to otherwise comply with any other applicable terms and conditions hereof and of the other Loan Documents. Notwithstanding anything contained herein to the contrary, each of any FIRRMA Prohibited Transfer and FIRRMA Prohibited Filing Event shall be deemed prohibited hereunder as a breach hereof and Borrower shall not permit the same to occur without Lender’s prior written consent.

Section 4.20.         No Joint Assessment. Borrower shall not (and shall not permit Mortgage Borrower to) suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from the applicable Individual Property, or (b) any portion of the applicable Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the applicable Individual Property.

Section 4.21.         Alterations.

(a)            Lender’s prior approval shall be required in connection with any alterations to any Improvements or with respect to any Parking Expansion Project (subject to Section 4.27 hereof) (“Alterations”) (i) that are reasonably likely to have an Individual Material Adverse Effect, (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the applicable Alteration Threshold or (iii) that materially and negatively affect the structural integrity of the Improvements, which approval may be granted or withheld in Lender’s reasonable discretion. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any (A) repairs based on life safety or emergency conditions or which are required to comply with applicable Legal Requirements, (B) work disclosed to the Lender on Schedule X attached hereto other than material expansions to Improvements on the Property to the extent consent is required for such expansions pursuant to the foregoing sentence, (C) non-structural or decorative work performed in the ordinary course of Mortgage Borrower’s business, (D) tenant improvements and other Alterations made pursuant to an Approved Annual Budget except to the extent such Alterations are reasonably anticipated to exceed the applicable Alteration Threshold; (E) Alterations under and pursuant to any existing Lease as of the Closing Date (pursuant to the terms thereof in existence as of the Closing Date) or any Lease entered into in accordance with the terms and conditions of Section 4.14 (pursuant to the terms thereof in existence as of the date such Lease was entered into in accordance with the terms and conditions of Section 4.14) other than in connection with any Parking Expansion Project or material expansions to Improvements on the Property, in each case, to the extent consent is required for such Parking Expansion Project or expansion pursuant to the foregoing sentence; and (F) alterations and repairs arising out of a Casualty or Condemnation in accordance with the terms and conditions hereof and the Mortgage Loan Agreement, (G) any repairs required pursuant to this Agreement, (H) any pavement of roads, driveways and parking lots other than in connection with any Parking Expansion Project to the extent consent is required for such Parking Expansion Project pursuant to the foregoing sentence, (I) any roof repairs or replacements or installation or any other addition of antenna or solar panels at an Individual Property and (J) Tenant Funded Alterations (clauses (A) through (J), the “Approved Alterations”). To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this Section and Lender thereafter fails to respond, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.

(b)            Except to the extent such amounts are already reserved by Mortgage Administrative Agent, or if Mortgage Administrative Agent shall have waived in writing such reserve, reserved by Lender in connection with such Alteration, if the total unpaid amounts due and payable with respect to Alterations requiring Lender’s prior written consent at any Individual Property in the aggregate (other than such amounts to be paid or reimbursed by Tenants under the Leases and any amounts to be paid in respect of Approved Alterations with respect to such Properties) shall at any time exceed the Alteration Threshold, Borrower shall promptly cause Mortgage Borrower to deliver to Mortgage Administrative Agent as security for the payment of such excess amounts and as additional security for Mortgage Borrower’s obligations under the Mortgage Loan Documents, or if Mortgage Administrative Agent shall have waived in writing such security, Borrower shall promptly deliver to Lender as security for the payment of such excess amounts and as additional security for Borrower’s obligations under the Loan Documents, any of the following with respect to such Alteration exceeding the Alteration Threshold (as applicable, the “Alterations Deposit”): (I) cash, (II) U.S. Obligations, (III) other securities having a rating reasonably acceptable to Lender and in respect of which, at Lender’s option following a rated Securitization of the Loan, Borrower has obtained a Rating Agency Confirmation from the applicable Rating Agencies or (IV) a Letter of Credit. Each such Alterations Deposit shall be (A) in an amount equal to the excess of the total unpaid amounts with respect to the applicable Alterations on the applicable Individual Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold and (B) disbursed or released, as applicable, from time to time by Mortgage Administrative Agent or Lender, as applicable, to Mortgage Borrower for completion of the Alterations at the applicable Individual Property upon the satisfaction of the following conditions: (1) Borrower shall cause Mortgage Borrower to submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests that such payment be made, which request for payment shall specify the Alterations for which payment is requested, (2) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall be continuing, and (3) such request shall be accompanied by an Officer’s Certificate (x) stating that the applicable portion of the Alterations at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, in all material respects, such Officer’s Certificate to be accompanied by copies of invoices paid (or to be paid) in excess of $25,000 and any material licenses, permits or other approvals by any Governmental Authority required in connection with the applicable portion of the Alterations, (y) identifying each contractor to be paid by Mortgage Borrower that supplied materials or labor in connection with the applicable portion of the Alterations to be funded by the requested disbursement and (z) stating that each such contractor has been paid or will be paid the amounts then due and payable to such contractor in connection with the funds to be disbursed. Each Alterations Deposit shall (if held in cash) be held by Lender in an interest-bearing account and, until disbursed or released in accordance with the provisions of this Section 4.21, shall constitute additional security for the Debt and other obligations under the Loan Documents. Upon the completion of the Alterations in respect of which any Alteration Deposit is being held, Lender shall promptly return to Borrower any remaining portion of the Alterations Deposit upon the request of Borrower, provided that (1) on the date such request is received by Lender and on the date such disbursement is to be made, no Event of Default shall be continuing and (2) such request shall be accompanied by an Officer’s Certificate stating that the Alterations have been fully completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, in all material respects, such Officer’s Certificate to be accompanied by copies of paid invoices or copies of invoices to be paid, as applicable, in each case, with respect to any invoices in excess of $25,000 and any material licenses, permits or other approvals by any Governmental Authority required in connection with Alterations (to the extent not received by Lender in connection with prior disbursement requests) and stating that each contractor providing services in connection with the Alterations has been paid in full or will have been paid in full upon such disbursement.

(c)            In no event shall the aggregate amount of any Letters of Credit delivered hereunder or any other provision of the Loan Documents exceed ten percent (10%) of the outstanding principal amount of the Loan, unless Borrower delivers to Lender an opinion of counsel to the effect that delivery of such Letter of Credit does not alter the conclusion reached in the Non-Consolidation Opinion, or a New Non-Consolidation Opinion, which opinion and any counsel delivering such opinion (if not counsel who delivered the Non-Consolidation Opinion) shall be reasonably acceptable to Lender.

Section 4.22.        Property Document Covenants. Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower shall cause Mortgage Borrower to (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by Mortgage Borrower under the Property Documents and do all things necessary to preserve and to keep unimpaired its material rights thereunder, or cause an applicable Tenant to do the foregoing pursuant to the terms of its Lease, as applicable; (ii) promptly notify Lender of any material default under the Property Documents of which it is aware; (iii) intentionally omitted; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Property Documents in a commercially reasonable manner; (v) cause the applicable Individual Property to be operated, in all material respects, in accordance with the Property Documents; and (vi) not, without the prior written consent of Lender, (A) enter into any new Property Document or replace or execute modifications to any existing Property Documents or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel the Property Documents, (C) reduce or consent to the reduction of the term of the Property Documents, (D) increase or consent to the increase of the amount of any charges under the Property Documents, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Documents in any material respect or (F) following the occurrence and during the continuance of an Event of Default or a Mortgage Loan Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Documents. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this Section and Lender thereafter fails to respond, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.

Section 4.23.         Ground Lease Covenants. Without limitation of the other provisions herein, Borrower shall cause Mortgage Borrower to comply with the following covenants with respect to each Ground Lease:

(a)            Borrower shall cause Mortgage Borrower to (i) pay (or shall cause Mortgage Borrower to cause any Tenant to pay, as applicable) all rents, additional rents and other sums required to be paid by the applicable Individual Mortgage Borrower, as tenant under and pursuant to the provisions of the Ground Lease, (ii) diligently perform and observe (or cause to be performed and observed) in all material respects all of the terms, covenants and conditions of the Ground Lease on the part of the applicable Individual Mortgage Borrower, as tenant thereunder, (iii) promptly notify Lender of any change in the instructions regarding the payment of Ground Rent (the “Payment Instructions”) and of the giving of any notice by the landlord under the Ground Lease to Borrower or Mortgage Borrower of any default by the applicable Individual Mortgage Borrower and shall, within five (5) Business Days of receipt of such notice or change, (A) deliver to Lender a true copy of each such notice or evidence of such change (as applicable) and (B) in the case of a change in the Payment Instructions, deliver to Lender a new IRS Form W9 with respect to the landlord under the Ground Lease (or evidence reasonably acceptable to Lender that the IRS Form W9 with respect to the landlord under the Ground Lease then held by Lender remains accurate and valid) and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the landlord under the Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower’s or Mortgage Borrower’s receipt.

(b)            Borrower shall not cause or permit Mortgage Borrower to, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, either orally or in writing, and if the applicable Individual Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of the Ground Lease on the part of the applicable Individual Mortgage Borrower and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of the applicable Individual Mortgage Borrower to be performed or observed on behalf of the applicable Individual Mortgage Borrower, to the end that the rights of the applicable Individual Mortgage Borrower in, to and under the Ground Lease shall be kept unimpaired and free from default. If the landlord under the Ground Lease shall deliver to Lender a copy of any notice of default under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Without the prior written consent of Lender, Borrower shall not permit any Borrower Party or any Affiliate of any Borrower Party to acquire the fee interest in the Property (the “Fee Acquisition”); provided that Borrower may permit the applicable Individual Mortgage Borrower to enter into a Fee Acquisition and terminate the Ground Lease so long as Borrower causes Mortgage Borrower, at its sole cost and expense, to comply with the terms of the Mortgage Loan Documents and provide evidence thereof to Lender in form and substance satisfactory to Lender.

(c)            Borrower shall cause Mortgage Borrower to exercise each individual option, if any, to extend or renew the term of the Ground Lease prior to the applicable deadline set forth in such Ground Lease (the “Renewal Deadline”), and, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower and/or the applicable Individual Mortgage Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Additionally, promptly following written request by Lender, and subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Borrower shall deliver to Lender an original executed but undated notice to the landlord under the Ground Lease exercising the applicable Individual Mortgage Borrower’s renewal rights thereunder (such notice, the “Renewal Notice”). Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Borrower hereby irrevocably grants Lender the right to date and transmit the Renewal Notice to the landlord under the Ground Lease; provided, however, Lender shall only do so if, as of the Renewal Deadline, Lender is not in receipt of evidence reasonably acceptable to Lender that the applicable Individual Mortgage Borrower has exercised its right to renew the Ground Lease.

(d)            Notwithstanding anything contained in the Ground Lease to the contrary, Borrower shall not cause or permit Mortgage Borrower to, without prior written consent of Lender, sublet any portion of the leasehold estate created by the Ground Lease except pursuant to any existing Lease or new Lease executed in accordance with the express terms and conditions of this Agreement.

Section 4.24.         PILOT Leases and PILOT Documents.

(a)            Borrower shall cause each Individual Mortgage Borrower that is subject to a PILOT Lease and/or PILOT Documents to do or cause Tenant, as applicable, to comply with the following:

(i)            pay all sums required to be paid by any Individual Mortgage Borrower under and pursuant to the PILOT Documents, as and when such payment is payable, including any rents or additional rents required to be paid by such Individual Mortgage Borrower, as tenant under and pursuant to the provisions of the PILOT Leases, as and when such rent or other charge is payable;

(ii)            diligently perform and observe all of the terms, covenants and conditions in all material respects of the PILOT Lease and PILOT Documents on the part of such Individual Mortgage Borrower to be performed and observed, prior to the expiration of any applicable grace period therein, including, without limitation, any minimum investments required with respect to the applicable PILOT Property;

(iii)            promptly deliver to Lender a copy of any written notice received by Borrower or Mortgage Borrower of any default by any Individual Mortgage Borrower under any PILOT Document and/or PILOT Lease on the part of any Individual Mortgage Borrower;

(iv)            timely submit, file or deliver all reporting and tax returns required pursuant to the terms of the PILOT Lease and/or PILOT Document, as applicable, and upon request of Lender, promptly deliver a copy of such reporting to Lender;

(v)            conduct all leasing at the applicable PILOT Property in accordance with the terms and conditions in the PILOT Lease and/or PILOT Documents, as applicable, and in accordance with Legal Requirements; and

(vi)            continue to operate at the applicable PILOT Property and shall not cease operations or “go dark” with respect to such PILOT Property as required pursuant to the terms and conditions of the PILOT Lease and/or PILOT Document, as applicable.

Notwithstanding anything to the contrary contained herein, Lender acknowledges that all payments under any PILOT Bond held by an Individual Mortgage Borrower may be made by such Individual Mortgage Borrower via ledger or book entry only to the extent permitted under the applicable PILOT Lease Documents.

(b)            Except in connection with an Individual Mortgage Borrower’s acquisition of fee title to the fee estate held by a PILOT Lessor in accordance with Section 4.24(e) hereof, not and shall not cause or permit any other Person to, without the prior consent of Lender, transfer, surrender, terminate or cancel any PILOT Lease or PILOT Document, including any PILOT Bond or modify, change, supplement, alter or amend any PILOT Lease or PILOT Document, either orally or in writing.

(c)            If any Individual Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of any PILOT Lease and/or PILOT Document, as applicable, on the part of any such Individual Mortgage Borrower to be performed or observed and shall fail to cure the same prior to the expiration of any applicable cure or grace period provided under the PILOT Lease and/or PILOT Document, as applicable, then, without limiting the generality of the other provisions of the Security Instruments, this Agreement and the other Loan Documents, and without waiving or releasing any such Individual Mortgage Borrower from any of its obligations hereunder, subject to Mortgage Administrative Agent’s rights under the Mortgage Loan Documents, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the any such PILOT Lease and/or PILOT Document, as applicable, on the part of any such Individual Mortgage Borrower to be performed or observed or to be promptly performed or observed on behalf of any such Individual Mortgage Borrower, to the end that the rights of any such Individual Mortgage Borrower in, to and under any such PILOT Lease and/or PILOT Document, as applicable, shall be kept unimpaired as a result thereof and free from default. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower of the making of any such payment, the performance of any such act or the taking of any such action. In any such event, Lender and any Person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon the applicable PILOT Property at any reasonable time, on reasonable written notice and from time to time for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the PILOT Lessor or other counterparty to the applicable PILOT Document. Borrower hereby agrees to pay (or to cause Mortgage Borrower to pay) to Lender within five (5) days after demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Pledge Agreement.

(d)            If any PILOT Lessor or other counterparty to a PILOT Document shall deliver to Lender a copy of any notice of default sent by such PILOT Lessor or counterparty to any applicable Individual Mortgage Borrower under the applicable PILOT Lease and/or PILOT Document, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower will not cause or permit Mortgage Borrower to subordinate or consent to the subordination of the PILOT Lease and/or PILOT Document, as applicable, to any mortgage, security deed, lease or other interest on or in the PILOT Lessor’s interest in all or any part of any fee interest in the PILOT Properties or the Security Instrument, unless, in each such case, the written consent of Lender shall have been first obtained.

(e)            Borrower shall cause each applicable Individual Mortgage Borrower to purchase the fee interest held by the applicable PILOT Lessor as and when required pursuant to the applicable PILOT Leases, and in connection therewith, cause each applicable Individual Mortgage Borrower to pay all amounts due under such PILOT Leases and the PILOT Bonds, including, without limitation, rent payments, attorney’s fees and principal and interest payments on the PILOT Bonds (if any). If any Individual Mortgage Borrower shall fail to timely purchase the fee interest held by the applicable PILOT Lessor as and when required pursuant to the applicable PILOT Leases, then, without limiting the generality of the other provisions of the Security Instruments, this Agreement and the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder, subject to Mortgage Administrative Agent’s rights under the Mortgage Loan Documents, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to acquire the fee interest held by the applicable PILOT Lessor, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower and the applicable Individual Mortgage Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Borrower hereby agrees to pay (or cause Mortgage Borrower to pay) to Lender within five (5) days after day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Pledge Agreement.

(f)            If an Individual Mortgage Borrower shall become the owner of fee title to any fee title in the PILOT Properties, then Borrower shall cause Mortgage Borrower, at its sole cost and expense, to comply with the terms of the Mortgage Loan Documents with respect thereto and provide evidence thereof to Lender in form and substance satisfactory to Lender.

Section 4.25.         Liens; Utility and Other Easements.

(a)            Borrower shall not and shall not permit Mortgage Borrower to create, incur, assume or suffer to exist any lien on any portion of any Individual Property or the Collateral or permit any such action to be taken, except Permitted Encumbrances.

(b)            Borrower may, without the consent of Lender, permit Mortgage Borrower to (i) make transfers of immaterial portions of any one or more Individual Properties to Governmental Authorities for dedication or public use, or to third parties for private use as roadways or for access, ingress or egress, or (ii) grant easements, restrictions, covenants, reservations and rights of way required by a Lease or otherwise granted in the ordinary course of business for use, access, water and sewer lines, telephone and telegraph lines, gas or electric lines, telecommunications leases and other utilities, provided that no such grant, conveyance or encumbrance shall materially impair the utility and operation of the affected Individual Property or have an Individual Material Adverse Effect on such Individual Property. In connection with any such grant, conveyance or encumbrance, if requested by Borrower on Mortgage Borrower’s behalf, Lender, at Borrower’s sole cost and expense, shall execute and deliver any instrument necessary or reasonably appropriate and in the form reasonably acceptable to the Lender evidencing its consent to such grant, conveyance or encumbrance (and, in the case of any such transfer as described in the preceding subclause (i), a release of such portion of the Individual Property from the lien of the applicable Security Instrument and, in the case of any easement, covenant, reservation or right-of-way as described in the preceding subclause (ii), the subordination of the lien of the Security Instrument encumbering the affected Individual Property to such easement, covenant, reservation or right-of-way) upon receipt by Lender of:

(i)             ten (10) days’ prior written notice thereof;

(ii)            a copy of the easement, covenant, transfer document, reservation or right of way;

(iii)          an Officer’s Certificate stating (I) with respect to any transfer, the consideration, if any, being paid for the transfer and (II) that such transfer, easement, covenant, reservation or right of way does not have an Individual Material Adverse Effect on the applicable Individual Property; and

(iv)           reimbursement of all of Lender’s reasonable costs and expenses incurred in connection with such grant, conveyance or encumbrance (and such consent, release of lien or instrument of subordination), including reasonable attorney’s fees and expenses and the current fee being assessed by Servicer in an amount not to exceed $10,000.

Section 4.26.        Federal Reserve Regulations. Borrower shall, from time to time, provide Lender with such information relating to Borrower, Mortgage Borrower, any SPE Component Entity, any Mortgage SPE Component Entity, Guarantor, Sponsor, and/or any Constituent Owner thereof as Lender shall deem necessary (in Lender’s sole and absolute discretion) in determining Lender’s ongoing compliance with Regulation W and Regulation O of the Federal Reserve Act (as each of the same may be amended, modified, supplemented, and/or replaced from time to time). Notwithstanding anything to the contrary contained herein, none of Borrower, Mortgage Borrower, any SPE Component Entity, any Mortgage SPE Component Entity, Guarantor, Sponsor, and/or any Constituent Owner thereof shall take any action that will cause Lender and/or the Loan to violate Regulation W and/or Regulation O.

Section 4.27.         Parking Expansion Projects. After the date hereof, Borrower may permit Mortgage Borrower to enter into Property Documents and/or a Lease amendment in accordance with the terms and conditions of this Agreement with respect to any Parking Expansion Project that Mortgage Borrower is required to perform pursuant to the terms of a Lease entered into in accordance with this Agreement. In connection with any such Parking Expansion Agreement, Borrower may only cause or permit Mortgage Borrower to acquire additional property to the extent necessary to complete such Parking Expansion Project (such additional property, the “Parking Expansion Additional Property”) and upon the satisfaction of each of the following conditions:

(a)            Borrower or Mortgage Borrower shall give Lender at least thirty (30) days’ prior written notice of any acquisition of a Parking Expansion Additional Property (which notice shall be revocable and subject to modification, provided that Borrower or Mortgage Borrower shall reimburse Lender for all of its reasonable out-of-pocket costs and expenses relating to such proposed acquisition prior to such revocation (including any fees charged by the Servicer and Rating Agencies);

(b)            Such Mortgage Borrower shall own the fee interest (as opposed to the interest of a ground lessee) in such Parking Expansion Additional Property;

(c)            Lender shall have received a current Appraisals of the Parking Expansion Additional Property and the related Individual Property;

(d)            Lender shall have received reasonably satisfactory environmental reports and engineering reports regarding the applicable Parking Expansion Additional Property showing no structural, environmental or other issues that are not reasonably acceptable to Lender and, if corrective measures are recommended therein, Borrower shall have caused Mortgage Borrower to deposit with Mortgage Administrative Agent (subject to Articles 8 and 9 hereof) one hundred ten percent (110%) of the amount required to fund such corrective measures and Borrower covenants to cause Mortgage Borrower to complete such measures within a reasonable period of time as determined by Mortgage Administrative Agent and Lender;

(e)            Borrower shall deliver to Lender an Officer’s Certificate certifying that (A) as of the date of such acquisition of the Parking Expansion Additional Property, the representations and warranties contained in Article 3 of this Agreement are true and correct with respect to both the applicable Individual Mortgage Borrower acquiring the applicable Parking Expansion Additional Property and the related Individual Property (and any exceptions to such representations and warranties shall be specified in an exhibit to such Officer’s Certificate and shall be reasonably acceptable to Lender), (B) such acquisition does not result in an Individual Material Adverse Effect and (C) Mortgage Borrower has sufficient funds to complete and pay for all costs and expenses related to such Parking Expansion Additional Property;

(f)           Borrower shall or shall cause Mortgage Borrower to deliver to Lender the applicable Property Documents;

(g)           the acquisition of the applicable Parking Expansion Additional Property shall not result in the incurrence of any indebtedness that is not permitted under this Agreement, the existence of any liens that are not Permitted Encumbrances or otherwise cause an Event of Default to occur;

(h)           if Lender reasonably determines that the Parking Expansion Additional Property will result in additional Taxes payable by Mortgage Borrower with respect to the Property, Borrower shall cause Mortgage Borrower to make a True Up Payment (as defined in the Mortgage Loan Agreement) as required pursuant to Section 8.6 of the Mortgage Loan Agreement (subject to Articles 8 and 9 hereof);

(i)            if requested by Lender, a Rating Agency Confirmation shall have been received with respect thereto;

(j)            intentionally omitted;

(k)           if such acquisition occurs after a Securitization, the acquisition shall be permitted under REMIC Requirements in effect as of the consummation of the acquisition and Lender may require a REMIC Opinion in connection therewith;

(l)            intentionally omitted;

(m)          Lender shall have received an owner’s title insurance policy (or an irrevocable commitment to issue an owner’s title insurance policy) in respect of the applicable Parking Expansion Additional Property, subject to the Permitted Encumbrances (other than as defined in clause (b) of the definition thereof);

(n)           Lender shall have received a Survey with respect to the applicable Parking Expansion Additional Property showing no encroachments or other issues that are not Permitted Encumbrances (other than as defined in clause (b) of the definition thereof);

(o)           Lender shall have received evidence reasonably satisfactory to Lender that the applicable Parking Expansion Additional Property is in compliance in all material respects with all applicable zoning requirements (i.e., is either conforming or legal nonconforming in all material respects);

(p)           Lender shall have received legal opinions from Borrower’s counsel as to the applicable Individual Mortgage Borrower, Borrower and the Loan Documents delivered in connection with the acquisition, that are in form and substance substantially similar to those delivered at closing with respect to the applicable Individual Property, Mortgage Borrower and Borrower, or otherwise reasonably satisfactory to Lender;

(q)            Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender;

(r)            Borrower shall pay or cause Mortgage Borrower to pay all of Lender’s out-of-pocket costs and expenses in connection with the acquisition of the Parking Expansion Additional Property, including, without limitation, reasonable counsel fees and any fees charged by the Servicer or Rating Agencies; and

(s)            To the extent the Mortgage Loan is outstanding, Lender shall have received evidence that Mortgage Borrower shall have complied with the requirements of Section 4.27 of the Mortgage Loan Agreement.

Notwithstanding anything to the contrary contained in this Section 4.27, the parties hereto hereby acknowledge and agree that after the Securitization of the Loan (or any portion thereof or interest therein), with respect to any Lender approval or similar discretionary rights over any matters contained in this Section 4.27, such rights shall be construed such that Lender shall only be permitted to withhold its consent or approval if the same fails to meet the Prudent Lender Standard.

Section 4.28.         Condominium Documents.

(a)            Borrower shall cause Mortgage Borrower to promptly pay or cause to be paid all Common Expenses when the same become due and payable with respect to the Individual Property. Borrower shall not permit Mortgage Borrower to waive any obligation to pay Common Expenses without Lender’s prior written consent. Borrower shall cause Mortgage Borrower to promptly and faithfully observe, perform and comply in all material respects with all of the terms, covenants and provisions of the Condominium Documents and shall not permit Mortgage Borrower to do, suffer or permit to be done any act, event or omission that may cause a default or breach under any of the Condominium Documents. Borrower or Mortgage Borrower shall promptly notify Lender of (i) any adjustments made to the percentage of any Common Expenses and (ii) the imposition of any special assessments levied or assessed under the Condominium Documents. Upon Lender’s request, Borrower or Mortgage Borrower shall provide Lender with copies of all statements issued by the Board for Common Expenses pursuant to the Condominium Documents promptly after Borrower’s or Mortgage Borrower’s receipt thereof. Borrower shall or shall cause Mortgage Borrower to furnish to Lender such information and such other evidence as Lender may request from time to time concerning the applicable Individual Mortgage Borrower’s due observance, performance and compliance with the terms, covenants and provisions of the Condominium Documents, including, without limitation, evidence that such Common Expenses been so paid or are not then delinquent.

(b)            Borrower shall cause Mortgage Borrower, or cause Mortgage Borrower to cause its representatives on the applicable Board to, enforce the performance and observance (or cause the same) of all the covenants, agreements and conditions required to be performed and/or observed by any other party under each of the Condominium Documents.

(c)            Borrower shall cause Mortgage Borrower to comply, and cause Mortgage Borrower to cause its representatives on the applicable Board to comply, in all material respects with all Legal Requirements applicable to the Condominium, and will take all commercially reasonable actions as may be necessary from time to time to preserve and maintain the Condominium in accordance with applicable law.

(d)            Borrower or Mortgage Borrower shall promptly send to Lender a copy of (A) any notice received or sent by Mortgage Borrower alleging any default by Mortgage Borrower under, or noncompliance with, any of the Condominium Documents and do all such acts and undertake all steps and institute all proceedings as shall be necessary to cure or avert such default, (B) any responses, demands or further notice received or sent by Mortgage Borrower in regard to any of the foregoing matters and (C) all communications with Governmental Authorities and any written communication alleging a violation of the terms of any applicable Legal Requirement. Borrower or Mortgage Borrower shall promptly notify Lender in writing of the initiation of any litigation, arbitration or other proceeding affecting Borrower, Mortgage Borrower or the Property under or in connection with the Condominium Documents.

(e)            Without Lender’s prior consent, Borrower shall not permit Mortgage Borrower to (and shall not permit Mortgage Borrower to, through its representatives on the applicable Board, vote to) submit to a Governmental Authority or amend, modify, supplement, replace or terminate, or suffer or permit any amendment or modification of or supplement to, any of the Condominium Documents, and shall not permit Mortgage Borrower to waive or release any of its rights and remedies under any of the Condominium Documents, provided that, to the extent that Lender shall consent thereto, any such amendment, supplement, replacement or other modification or waiver or release shall be made in accordance with any applicable Legal Requirements.

(f)            Without Lender’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, Borrower shall not permit Mortgage Borrower to, and shall not permit Mortgage Borrower to permit any of its representatives on the applicable Board to, (i) make any additions or improvements to the common elements of the Condominium, except as such additions or improvements are completed in accordance with this Agreement, (ii)  except for Permitted Encumbrances, borrow or incur any indebtedness for borrowed money on behalf of the Condominium or any encumbrance of the Condominium in connection therewith, (iii) expend any insurance proceeds or condemnation awards for the repair or restoration of the Condominium and its common elements other than in accordance with this Agreement, or (iv) create any new units.

(g)            In addition to Lender’s other consent rights as specified in this Agreement, unless the following actions are required to effect a matter expressly required by Legal Requirements, Borrower shall not permit Mortgage Borrower to, and shall not permit Mortgage Borrower to permit any of its representatives on the applicable Board to, exercise any other material approval, consent or voting right to which it is entitled under the Condominium Documents, or any approval, consent or voting right with respect to any action or inaction that could reasonably be expected to result in an Individual Material Adverse Effect, in each case without obtaining Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(h)            Borrower shall cause Mortgage Borrower to take (and cause to be taken) all such actions and shall cause Mortgage Borrower to do (and cause to be done) all such things as are necessary under the Condominium Documents from time to time to cause Lender to be a recognized mortgagee within the meaning of, and for all purposes under, the Condominium Documents (including, without limitation, serving a notice specifying the proper name and address of Lender to the applicable Board in accordance with the terms thereof), subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents. To the extent that any approval rights, consent rights or other rights or privileges are granted to the holder of a recognized mortgagee under the Condominium Documents, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, then such approval rights, consent rights or other rights or privileges shall be deemed to be required by this Agreement. Borrower shall not permit Mortgage Borrower to assign (other than to Mortgage Administrative Agent) or encumber (other than in favor of Mortgage Administrative Agent) any of its rights under the Condominium Documents.

(i)            Upon the occurrence and during the continuance of an Event of Default by Mortgage Borrower under any of the Condominium Documents, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender may (but shall not be obligated to), in its sole discretion, cause such default by Mortgage Borrower to be remedied and otherwise take or perform such other actions as Lender may deem necessary or desirable in connection therewith. Borrower or Mortgage Borrower shall, on demand, reimburse Lender for all advances made and expenses incurred by Lender in curing any such default (including, without limitation, attorney’s fees), together with interest thereon at the Default Rate from the date expended to the date repaid in full. The provisions of this Section 4.28(i) are in addition to any cure rights or other rights or remedies granted to Lender under the Condominium Documents, the Loan Documents or otherwise, in each case, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents.

(j)            Borrower acknowledges and agrees that no release or forbearance of any of Mortgage Borrower’s obligations under any of the Condominium Documents or otherwise shall release Borrower from any of its obligations under this Agreement, including without limitation its obligations to cause Mortgage Borrower to pay all operating expenses, including, without limitation, the Common Expenses and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Condominium Documents, to be kept, performed and complied with by Mortgage Borrower.

(k)            Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender shall have the rights and privileges which Mortgage Borrower has under the Condominium Documents (including, without limitation, all voting rights) as though Lender were the owner of the Individual Property, but only upon the occurrence and during the continuance of an Event of Default, Lender may vote in place of Mortgage Borrower and may exercise any and all of said rights and privileges. Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact, coupled with an interest to vote as Borrower’s proxy and to act with respect to all of said rights and privileges so long as any Event of Default exists. Written notice from Lender to the applicable Board shall be deemed conclusive as to the existence of such Event of Default and as to Lender’s rights and privileges under this Section 4.28. Notwithstanding the foregoing, nothing contained in this Section 4.28 or otherwise, and no action taken by Lender under this Section 4.28 or otherwise, shall render Lender liable for any Operating Expenses. Notwithstanding anything contained herein or otherwise to the contrary, Lender shall not have any liability or obligation under this Section 4.28 by virtue of this Agreement or Lender’s acceptance of the Pledge Agreement.

(l)            With respect to the then-existing members of each Board appointed by Borrower, and during the term of the Loan with respect to any new members of any Board appointed by Borrower, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents and in connection with the foreclosure of the Pledge Agreement, Borrower shall deliver to Lender an Irrevocable Proxy and Conditional Resignation to be held in escrow by Lender and submitted (at Lender’s option) upon the occurrence and continuance of an Event of Default. Upon the occurrence and continuance of an Event of Default, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender has the right remove any Board member appointed by Borrower, and Lender shall have the right to designate the replacement for such Board member.

(m)            Borrower shall not permit Mortgage Borrower to cause or permit any modification to the rights of Mortgage Borrower or any Affiliate as declarant under each of the Condominium Documents, and Borrower shall not permit Mortgage Borrower to exercise, or cause or permit any Affiliate of Mortgage Borrower to exercise, any right to withdraw as declarant or otherwise assign, limit or otherwise modify the rights of Mortgage Borrower or such Affiliate in effect as of the Closing Date as declarant, under any of the Condominium Documents.

Section 4.29.     Hawaii Easement Maps and Documents.

(a)            Borrower shall cause Mortgage Borrower to enforce the performance and observance (or cause the same) of all the covenants, agreements and conditions required to be performed and/or observed by any other party under the Hawaii Easement Documents and the Hawaii Easement Grant Documents.

(b)            Borrower shall cause Mortgage Borrower to comply in all material respects with all Legal Requirements applicable to the Hawaii Easement Documents and/or the Hawaii Easement Grant Documents, and will cause Mortgage Borrower to take all commercially reasonable actions as may be necessary from time to time to preserve and maintain the Hawaii Easement Documents and the Hawaii Easement Grant Documents in accordance with applicable law.

(c)            Borrower or Mortgage Borrower shall promptly send to Lender a copy of (A) any notice received or sent by Mortgage Borrower alleging any default under, or noncompliance with, any of the Hawaii Easement Documents or the Hawaii Easement Grant Documents and do all such acts and undertake all steps and institute all proceedings as shall be necessary to cure or avert such default, (B) any responses, demands or further notice received or sent by Mortgage Borrower in regard to any of the foregoing matters and (C) all communications with Governmental Authorities and any written communication alleging a violation of the terms of any applicable Legal Requirement. Borrower shall promptly notify Lender in writing of the initiation of any litigation, arbitration or other proceeding affecting Borrower, Mortgage Borrower or the Property under or in connection with the Hawaii Easement Documents or the Hawaii Easement Grant Documents.

(d)            Without Lender’s prior consent, Borrower shall not permit Mortgage Borrower to submit to a Governmental Authority or amend, modify, supplement, replace or terminate, or suffer or permit any amendment or modification of or supplement to, any of the Hawaii Easement Documents or the Hawaii Easement Maps or the Hawaii Easement Grant Documents, and shall not waive or release any of its rights and remedies thereunder, provided that, to the extent that Lender shall consent thereto, any such amendment, supplement, replacement or other modification or waiver or release shall be made in accordance with any applicable Legal Requirements.

(e)            In addition to Lender’s other consent rights as specified in this Agreement, unless the following actions are required to effect a matter expressly required by Legal Requirements, Borrower shall not permit Mortgage Borrower to exercise any other material approval or consent right to which it is entitled under the Hawaii Easement Documents or the Hawaii Easement Grant Documents, or any approval or consent right with respect to any action or inaction that could reasonably be expected to result in an Individual Material Adverse Effect, in each case without obtaining Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(f)            Borrower shall cause Mortgage Borrower to take (and cause to be taken) all such actions and shall cause Mortgage Borrower to do (and cause to be done) all such things as are necessary under the Hawaii Easement Documents and the Hawaii Easement Grant Documents, from time to time, to cause Lender to be a recognized “superior mortgagee” within the meaning of, and for all purposes under, the Hawaii Easement Documents and the Hawaii Easement Grant Documents, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents. To the extent that any approval rights, consent rights or other rights or privileges are granted to a superior mortgagee under the Hawaii Easement Documents or the Hawaii Easement Grant Documents, then, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, such approval rights, consent rights or other rights or privileges shall be deemed to be required by this Agreement.

(g)            Borrower shall not permit Mortgage Borrower to assign (other than to Mortgage Administrative Agent under the Mortgage Loan Documents) or encumber (other than in favor of Mortgage Administrative Agent as security for the Mortgage Loan) any of its rights under the Hawaii Easement Documents or the Hawaii Easement Grant Documents.

(h)            To the extent applicable, upon the occurrence and during the continuance of an Event of Default by Mortgage Borrower under any of the Hawaii Easement Documents or the Hawaii Easement Grant Documents, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender may (but shall not be obligated to), in its sole discretion, cause such default by Mortgage Borrower to be remedied and otherwise take or perform such other actions as Lender may deem necessary or desirable in connection therewith. Borrower or Mortgage Borrower shall, on demand, reimburse Lender for all advances made and expenses incurred by Lender in curing any such default (including, without limitation, attorney’s fees), together with interest thereon at the Default Rate from the date expended to the date repaid in full. The provisions of this Section 4.29(h) are in addition to any cure rights or other rights or remedies granted to Lender under the Hawaii Easement Documents, the Hawaii Easement Grant Documents, the Loan Documents or otherwise.

(i)            Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender shall have the rights and privileges which Mortgage Borrower has under the Hawaii Easement Documents and the Hawaii Easement Grant Documents as though Lender were the owner of the applicable Hawaii Easement Property, but only upon the occurrence and during the continuance of an Event of Default.

(j)            Borrower shall not cause or permit Mortgage Borrower to cause or permit any modification to the rights of Mortgage Borrower under any of the Hawaii Easement Documents or the Hawaii Easement Grant Documents, and Borrower shall not permit Mortgage Borrower to otherwise assign, limit or otherwise modify the rights of Mortgage Borrower under any of the Hawaii Easement Documents or the Hawaii Easement Grant Documents.

Section 4.30.     Immediate Repairs. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to promptly perform (or cause the performance of) the Immediate Repairs. Upon Lender’s request, Borrower shall (or shall cause Mortgage Borrower to) provide evidence reasonably acceptable to Lender of the completion of such Immediate Repairs.

Section 4.31.     Notices. Borrower shall give notice, or cause notice to be given to Lender promptly upon Borrower obtaining actual knowledge of any Mortgage Loan Event of Default under any Mortgage Loan Document.

Section 4.32.     Special Distributions. On each date on which amounts are required to be paid to Lender under any of the Loan Documents, Borrower shall, to the extent such action is permitted under the Mortgage Loan Documents, exercise its rights under the Mortgage Borrower’s operating agreement to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be paid to Lender on such date, provided there is sufficient cash flow from operation of the Property and provided further that no direct or indirect constituent member of such entity or any Affiliate shall be required to make an additional capital contribution to satisfy such obligation. Notwithstanding the foregoing and for the avoidance of doubt, the insufficiency of cash flow from the operation of the Property shall not absolve Borrower of the obligation to make any payments as and when due pursuant to the Loan Documents, and such obligations shall be separate and independent and not conditioned on any event or circumstance whatsoever.

Section 4.33.     Curing.

(a)            Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, but shall not have the obligation, to exercise Borrower’s rights, if any, as the sole member of Mortgage Borrower to cause Mortgage Borrower (i) to cure a Mortgage Loan Event of Default and (ii) to satisfy any liens, claims or judgments against the Property if the same has resulted in a Mortgage Loan Event of Default. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 4.30 (including reasonable attorneys’ fees) (v) shall constitute additional advances of the Loan to Borrower, (w) shall increase the then unpaid principal, (x) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (y) shall constitute a portion of the Debt, and (z) shall be secured by the Loan Documents. In the event that Lender makes any payment in respect of the Mortgage Loan in connection with the exercise of its rights pursuant to this Section, Lender shall be subrogated to all of the rights of Mortgage Administrative Agent under the Mortgage Loan Documents against the Property and Mortgage Borrower to the extent of such payment, without limitation to any other rights Lender may have under the Loan Documents or applicable law. Notwithstanding the foregoing, unless and to the extent Lender has foreclosed on the Collateral pursuant to the Pledge Agreement and/or other Security Documents, any Mortgage Loan Event of Default which is not cured prior to the expiration of any applicable grace, notice or cure period afforded to Mortgage Borrower under the Mortgage Loan Documents shall constitute an Event of Default hereunder, without regard to any subsequent payment or performance of any such obligations by Lender.

(b)            Borrower hereby indemnifies Lender from and against all actual liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions other than those resulting from the gross negligence or willful misconduct of Lender. Lender shall not have an obligation to Borrower, Guarantor, Mortgage Borrower or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall not permit Mortgage Borrower to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a Mortgage Loan Event of Default.

(c)            If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Administrative Agent to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon, except for any action taken or omitted to be taken as a result of Lender’s gross negligence or willful misconduct.

(d)            For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section, upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to, during the continuance of an Event of Default, execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this Section in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

Section 4.34.     Mortgage Borrower Covenants. Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article 4 of the Mortgage Loan Agreement) whether the Mortgage Loan has been repaid or the related Mortgage Loan Document terminated, unless otherwise consented to in writing by Lender (provided, that, in the event the Mortgage Loan is no longer outstanding, Borrower shall not be required to cause Mortgage Borrower to comply with provisions that are no longer relevant).

Section 4.35.     Limitations on Distributions. Subject to Section 4.32 hereof, following the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions to its members. If any distributions shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender.

Section 4.36.     Limitations on Securities Issuances. Without the prior written consent of Lender, none of Borrower, any SPE Component Entity, Mortgage Borrower or any Mortgage SPE Component Entity nor any of their respective subsidiaries shall issue any limited partnership interests or liability company interests or other securities other than those that have been issued as of the date hereof.

Section 4.37.     Other Limitations. Prior to the payment in full of the Debt, neither Borrower nor any of its Affiliates shall give its consent or approval to, or permit Mortgage Borrower to take, any of the following actions or items:

(a)            the distribution by Mortgage Borrower to Borrower of property other than cash;

(b)            a refinancing or other prepayment of the Mortgage Loan (except in accordance with the express terms and conditions of this Agreement);

(c)           the modification, amendment, waiver or termination to or of any of the Mortgage Loan Documents or Mortgage Borrower’s or any Mortgage SPE Component Entity’s organizational documents (except to the extent such modifications and amendments are required to be made pursuant to the terms of the Mortgage Loan Agreement or are otherwise not material and do not adversely affect Lender (including, without limitation, replacing any member of the Board of Managers thereof to the extent permitted by the Mortgage Loan Documents)). Borrower shall cause Mortgage Borrower to provide Lender or with a copy of any amendment, waiver, modification or termination to or of the Mortgage Loan Documents within (5) days after the execution thereof whether or not the same is permitted pursuant to the terms hereof; or

(d)           except in accordance with Section 4.12 hereof, during the continuance of a Trigger Period, approve the terms of the Annual Budget.

Section 4.38.        Acquisition of the Mortgage Loan. Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan without notice or consent of Borrower, Mortgage Borrower, Guarantor or any other Borrower Party, in which event Lender shall have and may exercise all rights of Mortgage Administrative Agent and Mortgage Lender thereunder (to the extent of its interest), including the right (a) upon the occurrence and during the continuance of a Mortgage Loan Event of Default, to declare that the Mortgage Loan is due and payable, (b) upon the occurrence and during the continuance of a Mortgage Loan Event of Default, to accelerate the Mortgage Loan indebtedness in accordance with the terms thereof and (c) to pursue all remedies against any obligor under the Mortgage Loan Documents in accordance with the terms thereof. In addition, to the extent permitted by applicable law, Borrower hereby expressly agrees that any counterclaims (other than a compulsory counterclaim), defenses (other than defenses raised in good faith in connection with any exercise of remedies) or offsets of any kind which Mortgage Borrower or any other Person may have against Mortgage Administrative Agent or Mortgage Lender relating to or arising out of the Mortgage Loan prior to the date of such assignment, shall be the personal obligation of Mortgage Administrative Agent or Mortgage Lender and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such counterclaims, defenses or offsets against Lender or any Affiliate of any of them or any other Person as the successor holder of the Mortgage Loan or any interest therein from any liability that predates the assignment to Lender or provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.

Section 4.39.     Bankruptcy Related Covenants. To the extent permitted by applicable law, Borrower shall not, nor shall Borrower cause Mortgage Borrower or any Mortgage SPE Component Entity to, seek substantive consolidation of Borrower, Mortgage Borrower or any Mortgage SPE Component Entity into the bankruptcy estate of Guarantor or Sponsor in connection with a proceeding under the Bankruptcy Code or under any other federal, state or foreign insolvency law involving Guarantor or Sponsor.

Section 4.40.      Contractual Obligations. Borrower will not enter into any agreement, instrument, or undertaking other than (a) the Loan Documents, (b) the organizational documents of Borrower and Mortgage Borrower, and/or (c) agreements to provide for independent manager services and agent for service of process services.

ARTICLE 5

SINGLE PURPOSE ENTITY COVENANTS

Section 5.1.      Single Purpose Entity/Separateness.

(a)            Each Borrower represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Debt shall be paid in full it has not and will not:

(i)            engage in any business or activity other than the ownership of the Collateral, and activities incidental thereto;

(ii)           acquire or own any assets other than the Collateral;

(iii)          merge into or consolidate with any Person, divide or otherwise engage in or permit any Division or have the power to engage in or permit any Division or dissolve, or to the fullest extent permitted by law, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (unless such action results in the repayment, in full, of the Loan) or change its legal structure. As used herein, the term “Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to plan of division or otherwise), including, without limitation and to the extent applicable, pursuant to §18-217 of the Limited Liability Company Act of the State of Delaware;

(iv)          fail to observe all organizational formalities necessary to preserve its separate existence, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents, in any manner that violates the single purpose covenants set forth in this Article 5 (provided, that, such organizational documents may be amended or modified to the extent that, in addition to the satisfaction of the requirements related thereto set forth therein, Lender’s prior written consent and, if required by Lender, a Rating Agency Confirmation are first obtained);

(v)           own any subsidiary, or make any investment in, any Person (other than in Mortgage Borrower or any Mortgage SPE Component Entity or, with respect to any SPE Component Entity, in Borrower);

(vi)          (a) commingle its funds or assets with the funds or assets of any Person other than a co-Borrower, or (b) other than as provided in the Cash Management Agreement, participate in any cash management system with any other Person;

(vii)          incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, and Indebtedness incurred in the ordinary course of business not to exceed $25,000 at any time and not material in the aggregate that is incidental to Borrower’s activities as a member of Mortgage Borrower. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Collateral;

(viii)        fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates). Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates, provided that (i)  appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)           except in connection with capital contributions and capital distributions permitted pursuant to the terms of such Borrower’s organizational documents and not prohibited under this Agreement, enter into any contract or agreement with any partner, member, shareholder, principal or Affiliate, except, in each case, upon terms and conditions that are comparable to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x)            maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)          except to Lender in connection with the Loan, assume or guaranty the debts or obligations of any Person other than a co-Borrower, hold itself out to be responsible for the debts or obligations of any Person other than a co-Borrower, or otherwise pledge its assets for the benefit of any Person other than a co-Borrower or hold out its credit as being available to satisfy the obligations of any Person other than a co-Borrower; provided, that Borrowers shall be jointly and severally liable for all obligations of Borrowers under the Loan Documents;

(xii)          make any loans or advances to any Person;

(xiii)         fail to file its own tax returns (except to the extent that it was or is treated as a “disregarded entity” for tax purposes and was or is required to file consolidated tax returns under applicable law) (unless prohibited by applicable Legal Requirements from doing so);

(xiv)         fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;

(xv)          fail to intend to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient net cash flow available from the Collateral to do so and Lender or Mortgage Administrative Agent permits such cash flow or loan proceeds to be applied for such purposes, or if reserve funds held by Lender or Mortgage Administrative Agent and specifically allocated for such amount have not been made available to Borrower by Lender or to Mortgage Borrower by Mortgage Administrative Agent to pay such outstanding amounts, and provided that the foregoing shall not require any direct or indirect member, partner or shareholder of a Borrower to make (or seek) any additional capital contributions, equity infusions or loans to such Borrower);

(xvi)         without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, and the prior written consent of the Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPE Component Entity level), (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws (except with the written consent or direction of Lender), (b) seek or consent to the appointment of a receiver, liquidator or any similar official (except with the written consent or direction of Lender), (c) take any action that could reasonably be expected to cause such entity to become insolvent, (d) make an assignment for the benefit of creditors (except to Lender or at the request or with the consent of Lender) or (e) take any Material Action with respect to Borrower or any SPE Component Entity (provided, that, none of any member, shareholder or partner (as applicable) of Borrower or any SPE Component Entity or any board of directors or managers (as applicable) of Borrower or any SPE Component Entity may vote on or otherwise authorize the taking of any of the foregoing actions unless, in each case, there is at least one (1) Independent Director then serving in such capacity in accordance with the terms of the applicable organizational documents and such Independent Director has consented to such foregoing action);

(xvii)        fail to allocate shared expenses (including, without limitation, shared office space) or to the extent reasonably necessary in the operation of its business, fail to use separate stationery, invoices and checks bearing its own name and not bearing the name of any other entity unless such entity holds itself out as and is clearly designated as being its agent;

(xviii)      except for payments which may be made on Borrower’s behalf pursuant to the Environmental Indemnity, the Guaranty and the Payment Guaranty, fail to intend to pay its own liabilities (including, without limitation, a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate and salaries of its own employees) from its own funds and assets (as distinguished from the funds and assets of another Person) or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient net cash flow available from the Collateral to do so and Lender or Mortgage Administrative Agent permits such cash flow or loan proceeds to be applied for such purposes, or if reserve funds held by Lender or Mortgage Administrative Agent and specifically allocated for such amounts have been made available to Borrower by Lender or Mortgage Administrative Agent to pay such outstanding amounts); provided, that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions, equity infusions or loans to such Borrower;

(xix)         acquire obligations (other than in respect of a co-Borrower’s obligations under the Loan Documents) or securities of its partners, members, shareholders or other Affiliates, as applicable;

(xx)          identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it;

(xxi)         violate or cause to be violated, in any material respect, the factual assumptions made with respect to Borrower and its principals in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion, provided, however, that (a) if such violation is susceptible of cure, Borrower shall cure such violation within thirty (30) days, and (b) Borrower promptly delivers to Lender a New Non-Consolidation Opinion or modification to the original Non-Consolidation Opinion, as applicable, to the effect that such breach shall not in any way impair, negate or amend the opinion rendered in the original Non-Consolidation Opinion or any subsequent New Non-Consolidation Opinion (as applicable); or

(xxii)        other than pursuant to the Environmental Indemnity, the Guaranty and the Payment Guaranty, have any of its obligations guaranteed by any Affiliate or constituent party.

(b)            If Borrower is a partnership or limited liability company (other than an Acceptable LLC), each general partner (in the case of a partnership) and at least one member (in the case of a limited liability company) of Borrower, as applicable, shall be a corporation or an Acceptable LLC (each, an “SPE Component Entity”) whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) - (vi) (inclusive) and (viii) – (xxi) (inclusive) and, if such SPE Component Entity is an Acceptable LLC, Section 5.1(c) and (d) hereof, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity ownership interest in Borrower; (iv) will at all times continue to own no less than a 0.5% direct equity ownership interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (vi) will cause Borrower to comply with the provisions of this Section 5.1.

(c)            In the event Borrower or any SPE Component Entity is an Acceptable LLC, the limited liability company agreement of Borrower or such SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or such SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or such SPE Component Entity (as applicable) (other than upon continuation of the Borrower or such SPE Component Entity (as applicable) without dissolution upon (A) an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or such SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or such SPE Component Entity (as applicable) automatically be admitted to Borrower or such SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or such SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or such SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or such SPE Component Entity (as applicable) as a Special Member in accordance with requirements of the LLC Agreement and (B) after giving effect to such resignation or transfer, there remains at least one (1) Independent Director of such SPE Component Entity or Borrower (as applicable) in accordance with Section 5.2 below. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or such SPE Component Entity (as applicable) upon the admission to Borrower or such SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower or such SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or such SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of Borrower or such SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or such SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or such SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or such SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or such SPE Component Entity (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower or such SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower or such SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or such SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or such SPE Component Entity (as applicable), but Special Member may serve as an Independent Director of Borrower or such SPE Component Entity (as applicable).

(d)            The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Special Member to cease to be a member of the Borrower or such SPE Entity (as applicable) or that causes the Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) (other than upon continuation of the Borrower or such SPE Entity (as applicable) without dissolution upon (A) an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), to the fullest extent permitted by law, the personal representative of such member of the Borrower or SPE Entity (as applicable) shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower or such SPE Component Entity (as applicable) agree in writing (A) to continue Borrower or such SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or such SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of such member in Borrower or such SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or such SPE Component Entity (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or such SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable).

(e)            As of and after the date hereof, Borrower is, and will be organized for the purpose of owning the Collateral, and activities incidental thereto and for the purpose of investing the equity capital that was contributed to Borrower by the sole member or the partners, as applicable, of Borrower in compliance with the provisions of this Agreement. No equity capital was raised by Borrower (which, for the avoidance of doubt, shall not include contributions to Borrower by or on behalf of its sole member or its partners, as applicable). For the avoidance of doubt, there has been no direct or indirect commercial activity by Borrower or a person or entity acting on its behalf to procure the transfer or commitment of capital by the sole member of the Borrower for the purpose of investing it in accordance with this Section 5.1.

Section 5.2.     Independent Director.

(a)            The organizational documents of each Borrower (to the extent such Borrower is a corporation or an Acceptable LLC) or the applicable SPE Component Entity, as applicable, shall provide that at all times there shall be at least one duly appointed independent director or manager of such entity (each, an “Independent Director”) who shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member (other than in its capacity as Special Member) or employee of, any Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, any Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to Borrower or any of its Affiliates in the ordinary course of its business), (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person or (v) a trustee or similar Person in any proceeding under Creditors Rights Laws involving any Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or Affiliates (II) shall have, at the time of their appointment, had at least three (3) years’ experience in serving as an independent director and (III) be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider. Notwithstanding the foregoing, no Independent Director shall also serve as an Independent Director (as such term is defined in the Mortgage Loan Agreement) for Mortgage Borrower or any Mortgage SPE Component Entity. Notwithstanding anything to the contrary contained herein, it shall be an additional covenant and requirement under this Article that any entity housing an Independent Director (whether any Borrower and/or any SPE Component Entity) shall be an Acceptable LLC.

(b)            The organizational documents of each Borrower and each SPE Component Entity shall further provide that (I) the board of directors or managers of Borrower and each SPE Component Entity and the constituent equity owners of such entities (constituent equity owners, the “Constituent Members”) shall not take any action set forth in Section 5.1(a)(xvi) or any other action which, under the terms of any organizational documents of Borrower or any SPE Component Entity, requires the vote of the Independent Director unless, in each case, at the time of such action there shall be at least one Independent Director engaged as provided by the terms hereof and such Independent Director votes in favor of or otherwise consent to such action; (II) any resignation, removal or replacement of any Independent Director shall not be effective without (1) prior written notice to Lender and the Rating Agencies (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice); (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of the Constituent Members and Borrower and each SPE Component Entity (including Borrower’s and each SPE Component Entity’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and each SPE Component Entity’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower and each SPE Component Entity (including Borrower’s and each SPE Component Entity’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or the applicable SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, Borrower and each SPE Component Entity and (z) the interests of any group of Affiliates of which the Constituent Members, Borrower or any SPE Component Entity is a part); (IV) other than as provided in subsection (III) above, the Independent Director shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or any SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, any SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct; and (VII) except as provided in the foregoing subsections (III) through (VI), the Independent Director shall, in exercising their rights and performing their duties under the applicable organizational documents, have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. Notwithstanding anything to the contrary set forth herein, Borrower shall not remove any Independent Director except for removal of an Independent Director by reason of (x) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s or (y) such Independent Director having engaged in or having been charged with, or having been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director. Notwithstanding anything to the contrary contained in this Agreement, no Independent Director shall be removed or replaced without Cause and unless the Company provides Lender with no less than two (2) Business Days’ prior written notice of (a) any proposed removal of such Independent Director, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements for an Independent Director set forth in this Agreement.

Section 5.3.     Change of Name, Identity or Structure. Neither Borrower nor any SPE Component Entity shall change (or permit to be changed) their respective, and Borrower shall not cause or permit Mortgage Borrower or any Mortgage SPE Component Entity to change (or permit to be changed) their respective, (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or (d) if not an individual, such Person’s corporate, partnership or other structure or state of formation, without, in each case, notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Person’s structure or state of formation, without first obtaining the prior written consent of Lender and, if required by Lender, a Rating Agency Confirmation with respect thereto. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or any applicable SPE Component Entity intends to own the Collateral, and representing and warranting that Borrower or the applicable SPE Component Entity does business under no other trade name with respect to the Collateral. Any Borrower that is a Delaware limited liability company shall at all times remain a Delaware single-member limited liability company.

Section 5.4.     Business and Operations. Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership of the Collateral. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction required for the ownership and perfection of the Collateral.

Section 5.5.     Mortgage Borrower SPE Provisions. Borrower hereby represents and warrants to Lender that as of the date hereof all representations and warranties set forth in Article 5 of the Mortgage Loan Agreement are true and correct. Borrower shall cause Mortgage Borrower and any Mortgage SPE Component Entity to comply with Article 5 of the Mortgage Loan Agreement.

ARTICLE 6

NO SALE OR ENCUMBRANCE

Section 6.1.     Transfer Definitions. As used herein and in the other Loan Documents, “Restricted Party” shall mean Borrower, Mortgage Borrower, Guarantor, any SPE Component Entity, any Mortgage SPE Component Entity or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Mortgage Borrower, Guarantor, any SPE Component Entity, any Mortgage SPE Component Entity, any Affiliated Manager or any non-member manager; provided that the term “Restricted Party” shall exclude shareholders in Guarantor so long as Guarantor or any successor by merger, consolidation or otherwise of Guarantor is a publicly traded entity; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

Section 6.2.     No Sale/Encumbrance.

(a)            It shall be an Event of Default hereof if, without the prior written consent of Lender, a Sale or Pledge of the Property (or any part thereof) or the Collateral (or any part thereof) or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) occurs, a Sale or Pledge of an interest in any Restricted Party occurs, a Fee Acquisition occurs except to the extent permitted in this Agreement and/or Borrower or Mortgage Borrower shall acquire any real property in addition to the real property owned by Mortgage Borrower as of the Closing Date and/or Borrower shall acquire any assets (other than its interest in Mortgage Borrower) in addition to the assets owned by Borrower as of the Closing Date (each of the foregoing, collectively, a “Prohibited Transfer”), other than (i) a Permitted Transfer and (ii) as permitted pursuant to the express terms of this Article 6.

(b)            A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Mortgage Borrower agrees to sell the Property (or any part thereof) for a price to be paid in installments, including without limitation, a transfer of a single Condominium unit in any of Condominium (HI) without Lender’s consent or Borrower agrees to sell the Collateral (or any part thereof) for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Collateral or Mortgage Borrower’s right, title and interest in and to any (A) Leases or any Rents, (B) Property Documents, (C) the Ground Lease, (D) the Condominium Documents, (E) the PILOT Leases and/or PILOT Documents or (F) the Hawaii Easement Documents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger, Division or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests in a Restricted Party or the revocation, rescission or termination of a Restricted Party; (vii) reserved; (viii) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) and/or any other action instituted by (or at the behest of) Borrower, Mortgage Borrower or any of their respective Affiliates or consented to or acquiesced in by Borrower, Mortgage Borrower or any of their respective Affiliates which results in a Property Document Event and/or (ix) the incurrence of any PACE Debt or similar indebtedness with respect to Mortgage Borrower and/or the Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

Section 6.3.     Permitted Equity Transfers. Notwithstanding the restrictions contained in this Article 6, in addition to Permitted Transfers, any Transfers of Publicly Traded Shares in Guarantor (any such Transfer, a “Permitted Equity Transfer”) shall be permitted without Lender’s consent or notice to Lender.

Section 6.4.     Hawaii Special Purpose Entity Transfer. If the Loan remains outstanding on the six (6) month anniversary of the Closing Date, within thirty (30) days of Lender’s request (subject to administrative or recording delays in connection with the State of Hawaii’s Land Court requirements) and at Borrower’s sole cost and expense, Borrower shall cause the applicable Individual Mortgage Borrower to transfer each Property located in Hawaii other than the Hawaii Individual Property and the Hawaii Easement Properties to separate newly formed Delaware Special Purpose Entities in accordance with Article 5 hereof (the “Hawaii Special Purpose Entity Transfer”) and require such new entities to join the applicable Mortgage Loan Documents as a Borrower thereunder and the applicable Borrower shall pledge its interest in such new entities as additional Collateral under the Loan Documents and deliver such documents or instruments as shall be required by Lender in connection therewith. Borrower shall deliver to Lender certified copies of all formation documents, operating agreements, authorization to do business in the State of Hawaii and all other organizational documents reasonably requested by Lender with respect to the Hawaii Special Purpose Entity Transfer, together with a New Non-Consolidation Opinion and Delaware state law and authority to file opinions in form and substance substantially similar to the legal opinions provided on the Closing Date and otherwise reasonably acceptable to Lender.

Section 6.5.     Lender’s Rights. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of one percent (1%) of outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) receipt of a New Non-Consolidation Opinion or a “bring-down” of the Non-Consolidation Opinion with respect to the Prohibited Transfer and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

Section 6.6.     Economic Sanctions, Anti-Money Laundering and Transfers. Borrower shall (and shall cause its Constituent Owners and Affiliates to) (a) at all times comply with the representations and covenants contained in Section 3.30 such that the same remain true, correct and not violated or breached and (b) not permit a Prohibited Transfer to occur and shall cause the ownership and Control requirements specified in this Article 6 (including, without limitation, those stipulated in Section 6.3 hereof) to be complied with at all times. Borrower hereby represents that, other than in connection with the Loan, the Loan Documents, the Mortgage Loan, the Mortgage Loan Documents and any Permitted Encumbrances, as of the date hereof, there exists no Sale or Pledge of (i) the Property (or any part thereof or), the Collateral (or any part thereof) or any legal or beneficial interest therein or (ii) any interest in any Restricted Party. For purposes of clarification, references hereunder and/or under the other Loan Documents to “equity ownership interest” or words of similar import shall be deemed to refer to the legal and/or beneficial interests in a Person (as applicable); provided, that, when hereunder or under the other Loan Documents a specified percentage of the aforesaid “equity ownership interest” (or words of similar import) in a Person is required to be held, the same shall be deemed to refer to both the legal and beneficial interest in such Person. Notwithstanding anything to the contrary contained herein or in any other Loan Document (including, without limitation Section 6.3 hereof), in no event shall Borrower or any SPE Component Entity be (I) a Prohibited Entity, (II) Controlled (directly or indirectly) by any Prohibited Entity or (III) more than forty-nine percent (49%) owned (directly or indirectly) by any Prohibited Entities (whether individually or in the aggregate), unless, in the case of each of the foregoing, Lender’s prior written consent is first obtained (which such consent shall be given or withheld in Lender’s sole discretion and may be conditioned on, among other things, Lender’s receipt of a Rating Agency Confirmation).

Section 6.7.     Hawaii Loan Bifurcation. At any time an Event of Default has occurred and is continuing or in connection with the foreclosure by Lender of the Pledge Agreement pledging all of its interest in Mortgage Borrower other than in Hawaii MMGD 2 LLC, upon request of Lender, Borrower shall be required to cause Mortgage Borrower to, at Borrower’s or Mortgage Borrower’s sole cost and expense, cooperate with bifurcating the Mortgage Loan (the “Hawaii Loan Bifurcation”) into two separate mortgage loans not cross-collateralized or cross-defaulted with each other in any way (each a “Hawaii Bifurcated Loan”). One of the Hawaii Bifurcated Loans shall be secured solely by the Hawaii Individual Property and have a principal amount equal to the Mortgage Loan Allocated Loan Amount for the Hawaii Individual Property (the “Hawaii Individual Property Loan”), and the other Hawaii Bifurcated Loans shall be secured by the remaining Individual Properties (the “Hawaii Primary Property Loan”) and have a principal amount equal to the principal amount of the Mortgage Loan immediately prior to the Hawaii Loan Bifurcation minus the Mortgage Loan Allocated Loan Amount for the Hawaii Individual Property. In connection with a Hawaii Loan Bifurcation, Borrower shall cause Mortgage Borrower to satisfy the following conditions:

(a)            the execution and delivery of replacement loan documents for each of the Hawaii Bifurcated Loans in substantially the same form as the Mortgage Loan Documents in effect immediately prior to the effectiveness of such Hawaii Loan Bifurcation and otherwise in form and substance reasonably acceptable to Mortgage Administrative Agent and Lender; provided, that, if an exercise of remedies under the Loan shall occur simultaneously with such Hawaii Loan Bifurcation, the guarantor or indemnitor with respect to each guaranty and environmental indemnity relating to the Hawaii Primary Property Loan shall be a replacement guarantor provided by Lender in accordance with the Intercreditor Agreement, the guarantor or indemnitor with respect to each guaranty and environmental indemnity relating to the Hawaii Individual Property Loan shall be Guarantor, and Guarantor shall remain liable under each such guaranty and environmental indemnity for all acts, circumstances and conditions occurring prior to and following the consummation of the closing of the Hawaii Loan Bifurcation;

(b)            Mortgage Borrower and each guarantor or indemnitor with respect to the Hawaii Bifurcated Loans shall furnish opinions of counsel satisfactory to Mortgage Administrative Agent and its counsel in substantially the form of the opinions delivered by Mortgage Borrower and Guarantor in connection with the closing of the Mortgage Loan and otherwise in form and substance satisfactory to Mortgage Administrative Agent, including (A) opinions with respect to Mortgage Borrower’s and each guarantor’s and indemnitor’s formation documents, (B) opinions that the execution of the loan documents with respect to the Hawaii Bifurcated Loans have been duly authorized, executed and delivered, and that such loan documents are valid, binding and enforceable against the respective borrowers, guarantors and indemnitors in accordance with their terms, (C) opinions that Mortgage Borrower and such guarantors and indemnitors have been duly organized, and are in existence and good standing, and (D) opinions with respect to non-consolidation;

(c)            Mortgage Borrower and each guarantor or indemnitor with respect to the Hawaii Bifurcated Loans shall have delivered to Mortgage Administrative Agent all documents reasonably requested by Mortgage Administrative Agent relating to the formation, existence and due authorization of each borrower, guarantor and indemnitor with respect to the Hawaii Bifurcated Loans, each in form and substance reasonably satisfactory to Mortgage Administrative Agent, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents, and certificates of good standing or existence issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(d)            Mortgage Administrative Agent shall have received a Title Insurance Policy in substantially the form delivered on the Closing Date, insuring the first lien priority of the Security Instrument encumbering the respective Properties and securing the respective Hawaii Bifurcated Loans, subject to only to Permitted Encumbrances;

(e)            Borrower, Mortgage Borrower and each guarantor or indemnitor with respect to the Hawaii Bifurcated Loans shall have provided such other documents and instruments and satisfied such other conditions reasonably requested by Mortgage Administrative Agent;

(f)            Borrower shall deliver, at its sole cost and expense, new UCC title insurance policies acceptable to Lender, in each case, with respect to the Collateral as a valid first lien on all of the ownership interests in Mortgage Borrower following the Hawaii Loan Bifurcation, and the Collateral shall not be subject to any additional exceptions or liens other than those contained in the relevant UCC title insurance policy (which may include Permitted Encumbrances); and

(g)            Borrower or Mortgage Borrower shall have paid all of Mortgage Administrative Agent’s and Lender’s reasonable actual expenses in connection with the foregoing.

ARTICLE 7

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1.     Insurance.

(a)            Borrower shall cause Mortgage Borrower to obtain and maintain, or cause to be maintained, at all times during the term of the Loan the Policies required under the Mortgage Loan Agreement (regardless of whether the Mortgage Loan has been repaid in full or has otherwise been terminated or any such provision thereof has been waived by Mortgage Administrative Agent), including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as an additional insured under the liability Policies required under the Mortgage Loan Agreement. Borrower shall also cause all insurance policies required under this Section 7.1 to provide for at least the same prior notice to Lender in the event of policy cancellation or material changes as required to be provided to Mortgage Administrative Agent under the terms of the Mortgage Loan Agreement. Borrower shall provide Lender with evidence of all such insurance required hereunder on or before the date on which Mortgage Borrower is required to provide such evidence to Mortgage Administrative Agent. For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above and in the Mortgage Loan Agreement (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant to Article 7 of the Mortgage Loan Agreement) as are provided in favor of the Mortgage Administrative Agent in the Mortgage Loan Agreement. Lender shall have the right to request coverages described in clause 7.1(a)(xii) of the Mortgage Loan Agreement.

(b)            If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Agreement, Lender shall have the same rights as Mortgage Administrative Agent pursuant to the Mortgage Loan Agreement to take such action as Lender deems necessary to protect its indirect interest in the Property, including, without limitation, the obtaining of such insurance coverage which complies with the requirements set forth in Article 7 of the Mortgage Loan Agreement, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Pledge Agreement and shall bear interest at the Default Rate.

Section 7.2.     Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute the completion of the Restoration of the applicable Individual Property (or direct the applicable Tenant to do so, as applicable) and otherwise comply with the provisions of Section 7.4 hereof and Section 7.4 of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower or Tenant, as applicable, to pay all costs of Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by the Net Proceeds. Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

Section 7.3.     Condemnation. Borrower shall (and shall cause Mortgage Borrower to) promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property (or any portion thereof) of which Borrower or Mortgage Borrower has knowledge and shall (and shall cause Mortgage Borrower to) deliver to Lender copies of any and all papers served in connection with such proceedings. Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Agreement, Lender may participate in any such proceedings, and Borrower shall from time to time deliver to (and cause Mortgage Borrower to deliver to) Lender all instruments requested by it to permit such participation. Borrower shall cause Mortgage Borrower to, at Borrower’s or Mortgage Borrower’s expense, diligently prosecute any such proceedings, to consult with Lender, its attorneys and experts, and to cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute the Restoration of the Property (or cause Tenant to do so, as applicable) in accordance with the provisions of Section 7.4 of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower or Tenant, as applicable, to pay all costs of Restoration whether or not such costs are covered by the Net Proceeds. Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, if the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 7.4.     Restoration. Borrower shall (or shall cause Mortgage Borrower to) deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Administrative Agent under the Mortgage Loan Agreement in connection with the Restoration of any Individual Property after a Casualty or Condemnation. Borrower shall cause Mortgage Borrower to comply with the terms and conditions of the Mortgage Loan Documents relating to Restoration. In addition, (a) all Net Proceeds shall be made available in accordance with Section 7.4 of the Mortgage Loan Agreement and (b) Borrower shall not permit Mortgage Borrower to take any action under Section 7.4 of the Mortgage Loan Agreement that requires Mortgage Administrative Agent’s consent without Borrower first obtaining Lender’s consent (it being agreed that if Mortgage Administrative Agent agrees to act reasonably under such Section 7.4 of the Mortgage Loan Agreement, then Lender shall be reasonable hereunder with respect to such consent rights). Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Restoration Provisions cease to exist or are waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such provisions, the “Waived Restoration Provisions”), Borrower shall promptly (i) notify Lender of the same and such Waived Restoration Provisions shall automatically be deemed to be incorporated by reference herein (as if set forth in this Agreement), (ii) execute any amendments to this Agreement and/or the Loan Documents implementing the Waived Restoration Provisions as may be reasonably required by Lender (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause Mortgage Borrower to acknowledge and agree to the same and (iii) remit to Lender (and shall cause Mortgage Borrower to remit to Lender) any Net Proceeds related to the Waived Restoration Provisions to the extent not required to be paid to Mortgage Administrative Agent.

ARTICLE 8

RESERVE FUNDS

Section 8.1.     Intentionally Omitted.

Section 8.2.     Reserve Funds.

(a)            Borrower shall cause Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserve Funds as required under the Mortgage Loan Documents and to perform and comply with all the terms and provisions relating thereto. If requested by Lender, Borrower will promptly provide evidence reasonably acceptable to Lender of compliance with the foregoing.

(b)            Notwithstanding anything to the contrary contained in this Agreement, if, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Mortgage Loan Reserve Funds pursuant to the terms of the Mortgage Loan Agreement, but Mortgage Administrative Agent waives such requirement, or (ii) the Mortgage Loan has been repaid in full (such Mortgage Loan Reserve Funds, the “Waived Reserve Funds”), Borrower shall promptly (i) notify Lender of the same and, at the direction of Lender, establish and maintain with Lender and for the benefit of Lender reserves in replacement and substitution thereof (the “Substitute Reserves”), which Substitute Reserves shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents, (ii) execute any amendments to this Agreement and/or the Loan Documents relating to the Substitute Reserves required by Lender (provided such amendments are identical to the provisions set forth in the Mortgage Loan Agreement relating to the same, but for non-substantive conforming changes) and shall cause Mortgage Borrower to acknowledge and agree to the same, and (iii) remit to Lender (and shall cause Mortgage Borrower to remit to Lender) any Mortgage Loan Reserve Funds remaining in the Waived Reserve Funds.

Section 8.3.     The Accounts Generally.

(a)            Borrower grants to Lender a first-priority security interest in each of the Accounts and any and all sums now or hereafter deposited in the Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, Accounts and the funds deposited therein shall constitute additional security for the Debt. The provisions of this Section 8.3 are intended to serve as a “security agreement” with respect to the Accounts and Account Collateral within the meaning of the UCC. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein. The funds on deposit in the Accounts shall not constitute trust funds and may be commingled with other monies held by Lender.

(b)            Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Accounts or the sums deposited therein or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Administrative Agent for the benefit of the Lender as the secured party, to be filed with respect thereto. Borrower hereby authorizes Administrative Agent to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral in the form required to properly perfect Administrative Agent’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

(c)            Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Lender or Servicer (i) Borrower shall have no rights in respect of the Accounts, (ii) Lender may liquidate and transfer any amounts then invested in Permitted Investments pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (iii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Pledge Agreement, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Pledge Agreement, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

(d)            The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e)            Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence, illegal acts, fraud or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f)            Borrower and Lender (or Servicer on behalf of Lender) shall maintain each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Lender. In the event that Lender or Servicer no longer satisfies the criteria for an Eligible Institution, Borrower shall cooperate with Lender in transferring the applicable Accounts to an institution that satisfies such criteria. Borrower hereby grants Lender power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment of accounts with a successor institution.

(g)            All interest or other earnings on Reserve Funds shall be added to and become a part of such Reserve Funds and shall be disbursed in the same manner as other monies deposited in the applicable Reserve Account. The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender, provided that Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments if (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable Legal Requirements, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which the applicable Reserve Account was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower, provided that, so long as no Event of Default is continuing, such taxes may be paid from the applicable Reserve Funds. No other investments of the sums on deposit in the Reserve Accounts shall be permitted except as set forth in this Section 8.3(g). All interest on Reserve Funds (i) shall be added to and become a part of such Reserve Fund, (ii) shall accrue to the benefit of Borrower and (iii) shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender.

(h)            Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, costs and expenses in connection with the Accounts, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Accounts and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement with respect to the Accounts.

(i)            Any amount remaining in the Reserve Funds after the Debt has been paid in full shall be promptly paid to Borrower.

Section 8.4.     Letters of Credit.

(a)            This Section shall apply to any Letters of Credit which are permitted to be delivered pursuant to the express terms and conditions hereof. Other than in connection with any Letters of Credit delivered in connection with the closing of the Loan, Borrower shall give Lender no less than ten (10) days written notice of Borrower’s election to deliver a Letter of Credit together with a draft of the proposed Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. No party other than Lender shall be entitled to draw on any such Letter of Credit. In the event that any disbursement of any Reserve Funds relates to a portion thereof provided through a Letter of Credit, any “disbursement” of said funds as provided above shall be deemed to refer to (i) Borrower providing Lender a replacement Letter of Credit in an amount equal to the original Letter of Credit posted less the amount of the applicable disbursement provided hereunder and (ii) Lender, after receiving such replacement Letter of Credit, returning such original Letter of Credit to Borrower; provided, that, no replacement Letter of Credit shall be required with respect to the final disbursement of the applicable Reserve Funds such that no further sums are required to be deposited in the applicable Reserve Funds.

(b)            Each Letter of Credit delivered hereunder shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the terms and conditions hereof relating to application of sums to the Debt. Lender shall have the additional rights to draw in full any Letter of Credit: (i) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least forty five (45) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions hereof or a substitute Letter of Credit is provided by no later than forty five (45) days prior to such termination); (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not substituted a Letter of Credit from an Approved Bank within fifteen (15) days after notice; and/or (v) if the bank issuing the Letter of Credit shall fail to (A) issue a replacement Letter of Credit in the event the original Letter of Credit has been lost, mutilated, stolen and/or destroyed or (B) consent to the transfer of the Letter of Credit to any successor or permitted assign designated by Lender. If Lender draws upon a Letter of Credit pursuant to the terms and conditions of this Agreement, provided no Event of Default exists, Lender shall apply all or any part thereof for the purposes for which such Letter of Credit was established. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii), (iii), (iv) or (v) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

ARTICLE 9

CASH MANAGEMENT

Section 9.1.     Mortgage Loan Cash Management; Establishment of Certain Accounts.

(a)            Borrower shall cause Mortgage Borrower to comply with the Mortgage Loan Cash Management Provisions and not, without Lender’s prior consent, amend, restate, replace and/or otherwise modify the same. If requested by Lender, Borrower will promptly provide evidence reasonably acceptable to Lender of its compliance with the foregoing.

(b)            If Mortgage Administrative Agent waives any reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement, or waives any of the other provisions in Section 2.6(b), Article 8 or Article 9 of the Mortgage Loan Agreement (such terms and provisions in such Section 2.6(b), Articles 8 and 9, collectively, the “Mortgage Loan Cash Management Provisions”), or if the Mortgage Loan is refinanced or paid off in full (without a prepayment of the Loan) and any of the Cash Management Provisions are not required under the new mortgage loan, if any, or the Cash Management Provisions cease to exist or are reduced, waived or modified in any respect (such accounts, the “Waived Cash Management Accounts” and such provisions, the “Waived Cash Management Provisions”), Borrower shall promptly (i) notify Lender of the same and, at the direction of Lender, establish and maintain with Lender and for the benefit of Lender in replacement and substitution thereof, substitute accounts (the “Substitute Cash Management Accounts”), which Substitute Cash Management Accounts shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents, (ii) execute any amendments to this Agreement and/or the Loan Documents implementing the Waived Cash Management Provisions as may be required by Lender (provided such amendments are identical to the provisions set forth in the Mortgage Loan Agreement relating to the same, but for non-substantive conforming changes) and shall cause Mortgage Borrower to acknowledge and agree to the same and (iii) remit to Lender (and shall cause Mortgage Borrower to remit to Lender) any funds remaining in the Waived Cash Management Accounts. Borrower shall pledge the Substitute Cash Management Accounts to Lender as additional collateral for the Loan such that Lender has the same legal and economic rights and remedies as Mortgage Administrative Agent under the Mortgage Loan Cash Management Provisions, including, without limitation, the Cash Management Agreement and Section 9.3 of the Mortgage Loan Agreement.

Section 9.2.     Payments Received Under this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Reserve Accounts shall (provided neither Mortgage Administrative Agent nor Lender is prohibited from withdrawing or applying any funds in the applicable Accounts by operation of law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in applicable Accounts to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Mortgage Administrative Agent. The insufficiency of funds on deposit in the Accounts (as defined in the Mortgage Loan Agreement) shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

Section 9.3.     Distributions to Borrower. All transfers of funds on deposit in the Cash Management Account (as defined in the Mortgage Loan Agreement) to any Mezzanine Debt Service Account or otherwise to or for the benefit of Borrower or Lender pursuant to this Agreement, the Cash Management Agreement or any of the other Loan Documents are intended by Mortgage Borrower to constitute, and shall constitute, direct distributions from Mortgage Borrower to Borrower and shall be recorded accordingly in the books and records of the Mortgage Borrower and Borrower and comply with the separateness provisions set forth in Section 5.1 hereof. No provision of the Loan Documents or the Mortgage Loan Documents shall create a debtor-creditor relationship between Borrower and Mortgage Borrower or between Borrower and Mortgage Lender or Mortgage Administrative Agent.

ARTICLE 10

EVENTS OF DEFAULT; REMEDIES

Section 10.1.     Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)            if (A) any monthly Debt Service payment or the payment due on the Maturity Date is not paid when due (except to the extent (A) sums sufficient to pay such amount are reserved hereunder for the express purpose of paying Debt Service or with Mortgage Administrative Agent in accordance with the terms of the Mortgage Loan Agreement and Lender or Mortgage Administrative Agent, as applicable, failed to apply funds when required hereunder or under the Mortgage Loan Agreement towards Debt Service and (B) neither Lender’s nor Mortgage Administrative Agent’s access to such sums was restricted or constrained in any manner), (B) any deposit to any of the Accounts required hereunder or under the other Loan Documents is not paid when due or (C) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(b)            if any of the Taxes or Other Charges are not paid when the same are due and payable except to the extent (A) sums sufficient to pay the Taxes or Other Charges in question had been reserved hereunder prior to the applicable due date for the Taxes or Other Charges in question for the express purpose of paying the Taxes or Other Charges in question or with Mortgage Administrative Agent in accordance with the terms of the Mortgage Loan Agreement and Lender or Mortgage Administrative Agent, as applicable, failed to pay the Taxes or Other Charges in question when required hereunder and (B) neither Lender’s nor Mortgage Administrative Agent’s access to such sums was restricted or constrained in any manner;

(c)            if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 7.1 hereof, provided, however, there shall be no Event of Default under this Section 10.1(c) for Borrower’s or Mortgage Borrower’s failure to keep the Policies in full force and effect due to Borrower’s or Mortgage Borrower’s failure to pay the premiums therefor to the extent (A) sums sufficient to pay the Insurance Premiums in question had been reserved hereunder prior to the applicable due date for the Insurance Premiums in question for the express purpose of paying the Insurance Premiums in question or with Mortgage Administrative Agent in accordance with the terms of the Mortgage Loan Agreement and Lender or Mortgage Administrative Agent, as applicable, failed to pay the Insurance Premiums in question when required hereunder and (B) neither Lender’s nor Mortgage Administrative Agent’s access to such sums was restricted or constrained in any manner;

(d)            if any of the representations or covenants contained in Article 5 (excluding any provision requiring Borrower to remain solvent, maintain adequate capital or pay its debts as they come due), Section 4.36, Section 4.37 or any representation, warranty or covenant contained in Section 10 of the Pledge Agreement are breached or violated; provided, however, that any such breach shall not constitute an Event of Default (A) if such breach is inadvertent and non-recurring, (B) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after Borrower obtains knowledge of such breach, and (C) upon the written request of Lender, if Borrower promptly delivers to Lender a New Non-Consolidation Opinion or a modification of the Non-Consolidation Opinion, as applicable, to the effect that such breach shall not alter the conclusions set forth in the opinions rendered in the Non-Consolidation Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Lender in its sole discretion;

(e)            if any representation or warranty made herein, in the Guaranty, in the Payment Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan shall have been false or misleading in any material adverse respect when made, provided, however, if such representation or warranty is capable of cure, Borrower or Guarantor shall have thirty (30) days after delivery of written notice (from Lender to Borrower and Guarantor if applicable) to cure such representation or warranty breach;

(f)            if (i) any managing member or general partner of Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity, shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower, Mortgage Borrower or any managing member or general partner of Borrower or Mortgage Borrower, or any SPE Component Entity or any Mortgage SPE Component Entity, any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; (iii) there shall be commenced against Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (other than any case, action or proceeding already constituting an Event of Default or a Mortgage Loan Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; (iv) Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity, shall take any action in furtherance of, in collusion with respect to, or indicating its consent to any of the acts set forth in clause (i), (ii), or (iii) above; (v) Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity, is substantively consolidated with Guarantor or any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Guarantor or its subsidiaries; or (vii) a Bankruptcy Event occurs;

(g)            if any of the representations or covenants contained in Article 6 are breached or violated;

(h)            if the Property (or any portion thereof) becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days, in each case, subject to Borrower’s ability to contest such lien in accordance herewith;

(i)            if any federal tax lien is filed against Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity, Guarantor, the Property (or any portion thereof), or the Collateral (or any portion thereof) and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed, in each case, subject to Borrower’s ability to contest such lien in accordance herewith;

(j)            intentionally omitted;

(k)            if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity, the Payment Guaranty and/or the Guaranty) and such default continues after the expiration of applicable grace periods, if any;

(l)             if any of the factual assumptions (other than those relating to the Lender) contained in the Non-Consolidation Opinion, or in any New Non-Consolidation Opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue or shall become untrue in any material respect; provided, however, that such breach shall not constitute an Event of Default if (a) such breach was inadvertent, immaterial and non-recurring, (b) such breach is curable and (c) Borrower shall (1) promptly cure such breach within thirty (30) days after notice from Lender and (2) cause legal counsel reasonably acceptable to Lender to render an updated or new substantive non-consolidation opinion reasonably acceptable to Lender within thirty (30) days, taking into account the breach in question and any actions taken by Borrower to cure the breach and affirmatively concluding that such breach, after giving effect to such curative actions, shall not in any manner impair, negate or amend the opinion rendered in the substantive nonconsolidation opinion most recently delivered to Lender, which opinion shall be acceptable to Lender in its reasonable discretion;

(m)            if Mortgage Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Borrower causes Mortgage Borrower, contemporaneously with such cancellation, termination, surrendered, expiration or cessation, enters into a Qualified Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;

(n)            if Borrower fails to cause Mortgage Borrower to timely appoint a New Manager upon the request of Lender, as expressly required by and in accordance with, as applicable, the terms and provisions of, this Agreement and the Subordination of Management Agreement;

(o)            if any of the representations or covenants contained in Section 3.30 hereof or Article 5 hereof (other than those covered in clause (l) above) are, in each instance, breached or violated; provided, however, that in the case of a breach under Section 3.30 or Section 5.1(a), such breach shall not constitute an Event of Default hereunder if (i) such breach or violation was inadvertent and capable of being cured, and (ii) within ten (10) Business Days of the date Borrower becomes actually aware of such breach or violation, Borrower cures (or causes to be cured) such breach or violation and provides Lender with satisfactory evidence thereof;

(p)            if (A) Borrower shall fail to cause Mortgage Borrower (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any Property Document as and when payable thereunder, (B) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified without Lender’s prior written consent or if Borrower causes or permits Mortgage Borrower to consent to a transfer of any party’s interest thereunder without Lender’s prior written consent or (C) a Property Document Event occurs; provided, however, if such breach is capable of cure, Borrower shall have ten (10) Business Days after delivery of written notice to cause Mortgage Borrower to cure such default in the case of any breach which can be cured by the payment of a sum of money or thirty (30) days after delivery of written notice to cure such default in the case of any other breach; provided, further, however, that if such breach (other than any breach which can be cured by the payment of a sum of money) cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower shall have caused Mortgage Borrower to commence to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days;

(q)            if a Mortgage Loan Event of Default occurs and is continuing; provided, however, that in the event the Mortgage Loan Event of Default is no longer continuing because Lender has exercised its right to cure the Mortgage Loan Event of Default pursuant to the terms of this Agreement, such Mortgage Loan Event of Default shall be deemed to be still continuing and it shall be an Event of Default hereunder;

(r)            if Borrower shall fail to observe, perform or discharge any of Borrower’s material obligations, covenants, conditions or agreements under the Interest Rate Cap Agreement and otherwise comply with the material covenants set forth in Section 2.8 hereof;

(s)            if (A) a material breach or material default by any applicable Individual Mortgage Borrower under any condition or obligation contained in any Ground Lease is not cured within any applicable cure period provided therein, including, without limitation, the occurrence of an event or condition that gives the Ground Lessor under any Ground Lease a right to terminate or cancel the Ground Lease or (B) if Borrower or Mortgage Borrower breaches any covenant contained in Section 4.23; provided, however, that prior to declaring an Event of Default under this clause (s), Lender shall permit Borrower to cause the release the applicable Ground Leased Property creating such default situation within forty-five (45) days of receipt by the applicable Individual Mortgage Borrower of a notice from the applicable Ground Lessor of such default or breach upon satisfaction of the conditions set forth in Section 2.10(c) and Section 2.10(e) (if applicable) hereof, provided, however, if such breach is capable of cure, Borrower shall have ten (10) Business Days after delivery of written notice to cause Mortgage Borrower to cure such default in the case of any breach which can be cured by the payment of a sum of money or thirty (30) days after delivery of written notice to cause Mortgage Borrower to cure such default in the case of any other breach; provided, further, however, that if such breach (other than any breach which can be cured by the payment of a sum of money) cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower shall have caused Mortgage Borrower to commence to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cause the cure of such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days;

(t)            if the leasehold estate created by any PILOT Lease shall be surrendered, any PILOT Bond shall be transferred or surrendered, or any PILOT Lease or PILOT Document shall be terminated or cancelled for any reason or circumstance without the prior written consent of Lender (except if in connection with such surrender or termination, Mortgage Borrower acquires the fee estate from the applicable PILOT Lessor in accordance with the terms hereof);

(u)            only upon the declaration by Lender that the same constitutes an Event of Default (which declaration may be made by Lender in its sole discretion) if (A) Guarantor or any other guarantor or indemnitor under any guaranty or indemnity that may be entered into in respect of the Loan following the Closing Date shall make an assignment for the benefit of creditors or if, (B) a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or any such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if (C) any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code shall be filed by or against, consented to, or acquiesced in by, Guarantor or any such other guarantor or indemnitor, or if (D) any proceeding for the dissolution or liquidation of Guarantor or any such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(v)            with respect to any default or breach of any term, covenant or condition of this Agreement or the other Loan Documents (beyond any applicable cure periods contained in such Loan Documents) not specified in subsections (a) through (u) above or not otherwise specifically specified as an Event of Default in this Agreement, if the same is not cured (i) within ten (10) days after notice from Lender (in the case of any default which can be cured by the payment of a sum of money) or (ii) for thirty (30) days after notice from Lender (in the case of any other default or breach); provided, that, with respect to any default or breach specified in subsection (ii), if the same cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure the same within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure the same, it being agreed that no such extension shall be for a period in excess of ninety (90) days;

(w)            (i) if Mortgage Borrower shall be in default beyond applicable notice and cure periods under any of the Condominium Documents and such default could result in an Individual Material Adverse Effect as determined by Lender; or (ii) if Mortgage Borrower or an Affiliate of Mortgage Borrower shall fail to control the applicable Board; or (iii) (A) if any provision of the Condominium Documents or the application thereof in any circumstance is held invalid and such invalidity could result in an Individual Material Adverse Effect as determined by Lender, (B) if any Condominium shall become subject to any action for partition by any condominium unit owner which could reasonably be expected to result in partition and said action has been commenced and not dismissed within thirty (30) days after commencement thereof, which partition could result in an Individual Material Adverse Effect, as determined by Lender, or (C) if any Condominium is withdrawn from the condominium regime established under the Condominium Act; or (iv) if Mortgage Borrower shall transfer a single Condominium unit in any Condominium (HI);

(x)            if Mortgage Borrower shall be in default beyond applicable notice and cure periods under any of the Hawaii Easement Documents and such default could result in an Individual Material Adverse Effect as determined by Lender;

(y)            if Mortgage Borrower or Borrower shall expend funds in the Restricted Account or Mortgage Borrower’s operating account in violation of Section 2.6(b) of the Mortgage Loan Agreement; or

(z)            if a prepayment is made on the Mortgage Loan without making a simultaneous pro rata prepayment of the Loan.

Section 10.2.     Remedies.

(a)            Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) above with respect to Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Pledge Agreement, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Pledge Agreement, the Note and the other Loan Documents and may exercise the rights and remedies of a secured party under the UCC against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(f) above with respect to Borrower, Mortgage Borrower, any SPE Component Entity or any Mortgage SPE Component Entity, the Debt and all other obligations of Borrower under this Agreement, the Pledge Agreement, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Pledge Agreement, the Note and the other Loan Documents to the contrary notwithstanding.

(b)            Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement, the Pledge Agreement, the Note or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Pledge Agreement, the Note or the other Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by applicable law, equity or contract or as set forth herein or in the Pledge Agreement, the Note or the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

(c)            With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in any preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Pledge Agreement in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Pledge Agreement and/or the Security Documents to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Pledge Agreement and/or the Security Documents to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement and/or the Security Documents as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

(d)            During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledge agreements and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(e)            Notwithstanding anything to the contrary contained herein or in any other Loan Document, any amounts recovered from the Collateral (or any portion thereof) or any other collateral for the Loan (including any amounts on deposit in the Mortgage Loan Cash Management Accounts) and/or paid to or received by Lender may, during the continuance of an Event of Default, be applied by Lender toward the Debt and/or for any other purpose for which such funds may be applied by Lender pursuant to the provisions of any Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.

(f)            During the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by applicable law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred until the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

ARTICLE 11

SECONDARY MARKET

Section 11.1.     Securitization.

(a)            Borrower acknowledges and agrees that Lender may, at its sole cost and expense other than as set forth in Section 11.1(g) hereof, (i) sell or otherwise transfer the Loan as a whole loan or sell or otherwise transfer or syndicate all or any portion of the Loan and the Loan Documents, (ii) sell participation interests in the Loan or (iii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (the transactions referred to in clauses (i), (ii), and (iii) above are each herein referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”).

(b)            If requested by Lender, Borrower shall assist Lender in satisfying customary market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i)            provide or cause Mortgage Borrower to provide (A) updated financial and other information with respect to the Collateral, the Property, the business operated at the Property, Borrower, Mortgage Borrower, Guarantor, any SPE Component Entity, any Mortgage SPE Component Entity, Manager, the Management Agreements, the Property Documents, the Ground Leases, the PILOT Leases, the PILOT Documents and any Tenant, (B) updated budgets relating to the Property, (C) updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies and (D) to the extent that the agreement or consent of any relevant third-parties can reasonably be obtained, as applicable, revisions to and other agreements with respect to the Property Documents in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies; provided that Borrower shall not be required to provide additional information regarding the identity of any indirect investors in Borrower (or their respective Affiliates);

(ii)            provide new and/or updated opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to substantive non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to limited liability companies, true sale, true lease and any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, the Collateral, Property Documents, Borrower, Mortgage Borrower and each of their respective Affiliates, which counsel and opinions shall be reasonably satisfactory in form and substance to Lender and satisfactory in form and substance to the Rating Agencies;

(iii)            provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

(iv)            execute such amendments to the Loan Documents, Mortgage Loan Documents, the Property Documents, and Borrower’s, Mortgage Borrower’s, any SPE Component Entity’s or any Mortgage SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect any Secondary Market Transaction, including, without limitation, (A) amend and/or supplement the Independent Director provisions provided herein and therein, in each case, in accordance with the applicable requirements of the Rating Agencies, (B) bifurcating the Loan into (I) one or more participations or (II) one or more component and/or additional separate notes and/or creating additional senior/subordinate note structure(s) and reallocating the principal amount of the Loan and the Spread among such components and/or notes evidencing the Loan and/or the Mortgage Loan (any of the foregoing, a “Loan Bifurcation”) and (C) to modify all operative dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that (I) the outstanding principal amount of such participations, loans, components and/or notes shall equal the outstanding principal amount of the Loan immediately prior to the creation thereof and (II) Borrower shall not be required to so modify or amend any Loan Document if such modification or amendment would require amortization of the Loan, change the weighted average Spread or the stated maturity (except as provided in subclause (C) above) (it being agreed that that the weighted average Spread may subsequently change as a result of (x) after a rated Securitization, any voluntary prepayment of the Loan and Mortgage Loan and (y) any applications to principal during the continuance of an Event of Default or a Mortgage Loan Event of Default; provided, further, that (i) the Stated Maturity Date shall not be affected and the time periods during which Borrower is permitted to perform its obligations under the Loan Documents shall not be decreased; (ii) no such bifurcation or reallocation shall require any amortization of the Loan, (iii) there shall be no modification of the Loan Documents except to reflect the creation of such loans, participations, components or notes and the loan documents relating to such loans, components and/or notes shall be in substantially the form of the Loan Documents and (iv) neither Borrower nor Guarantor shall be required to enter into any amendment which increases Borrower’s or Guarantor’s liability under the Loan Documents in any material respect or decreases Borrower’s or Guarantor’s rights under the Loan Documents in any material respect. For avoidance of doubt, at all times the weighted average Interest Rate of all components of the Loan shall equal the weighted average Interest Rate at Closing; provided, however, that the weighted average Interest Rate may subsequently change as a result of (x) after a rated Securitization, any voluntary prepayment of the Loan and (y) any applications to principal during the continuance of an Event of Default.

(c)            If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property or Collateral alone or the Property and Related Properties collectively or the Collateral and Related Collateral collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (without duplication and to the extent not previously provided) (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization, or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of the Property (in Borrower’s possession or control and permitted to be disclosed) if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of Affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor.

(d)            All financial data and statements provided by Borrower hereunder shall be prepared in accordance with GAAP and shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in this Section shall be audited by Deloitte, Ernst & Young, RSM McGladrey, Baker Newman Noyes, PwC or other independent certified public accountant reasonably approved by Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and statements (audited or unaudited) provided by Borrower under this Section shall be accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this subsection (d).

(e)            If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender, in each case, to the extent reasonably available to Borrower.

(f)            In the event Lender determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such other financial data and financial statements as Lender determines to be necessary or appropriate for such compliance, in each case, to the extent reasonably available to Borrower.

(g)            All reasonable out-of-pocket third-party costs and expenses incurred by Borrower and Guarantor in connection with Borrower’s compliance with requests made under this Article 11 (including any documentary stamp, intangible or other mortgage taxes) and any fees and expenses of the Rating Agencies incurred in connection with a syndication and/or Securitization of the Loan shall be paid by Borrower, including any AUP costs incurred before or after the Closing Date. In addition, Borrower and Guarantor shall be responsible for the payment of all of Borrower’s and Guarantor’s respective attorneys’ fees and expenses with respect to requests made pursuant to Section 11.1, Section 11.2, and Section 11.6.

Section 11.2.     Disclosure.

(a)            Borrower (on its own behalf and on behalf of each other Borrower Party) understands that information provided to Lender by Borrower, any other Borrower Party and/or their respective agents, counsel and representatives may be (i) included in (A) the Disclosure Documents and (B) filings under the Securities Act and/or the Exchange Act and (ii) made available to Investors, the Rating Agencies and service providers, in each case, in connection with any Secondary Market Transaction.

(b)            Lender shall cause to be delivered to Borrower the Disclosure Documents for review and comment by Borrower at least five (5) Business Days prior to the date upon which Borrower is otherwise required to confirm such Disclosure Documents. Borrower agrees to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) Borrower has, at Lender’s request in connection with each Securitization, reviewed the Disclosure Documents as follows: (x) with respect to the offering circular, the sections entitled “Executive Summary of Offering Circular”, “Description of the Properties”, “Description of the Borrower, the Guarantor and Related Parties”, “Description of the Property Manager” (if the Manager is an Affiliated Manager), “Description of the Management Agreement”, “Description of the Ground Leases”, “Description of PILOT Lease and PILOT Documents,” “Description of the Condominium Documents”, “Use of Proceeds,” and “Annex E – Representations and Warranties of the Borrowers” (or sections similarly titled or covering similar subject matters) and (y) with respect to the term sheet, all sections, solely to the extent the foregoing in (x) and (y) relate to Borrower, Mortgage Borrower, any SPE Component Entity, any Mortgage SPE Component Entity, any Sponsor, Guarantor, Manager (if the Manager is an Affiliated Manager), the Properties and the Collateral, excluding (I) any underwritten financial information (except to the extent such underwritten financial information is included in the Provided Information), (II) any information (including financial information or forecasted information) that is solely obtained from any third party report, including, without limitation appraisals, property condition reports or environmental reports, (III) any electronic media (except those portions of Annex A that are not otherwise excluded pursuant to this clause (A) and Annex E), (IV) any financial projections or reforecasts relating to the performance of the Properties and the other collateral for the Loan (except to the extent such projections or reforecasts are included in the Provided Information), (V) any statements and information relating to the cities and regions in which the Properties are located (other than the Property addresses), including local market information and local market performance data, and (VI) any Provided Information solely furnished to the Rating Agencies in connection with the monitoring and/or maintaining of the Securities (collectively with the Provided Information, the “Covered Disclosure Information”), and (B) the Covered Disclosure Information and representations contained in such Sections do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender and any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, reasonable costs or expenses (including, without limitation, reasonable legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”)) to which any such Indemnified Person may become subject (whether or not arising from any third-party claim) insofar as the Liabilities arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading, or (B) any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information based upon information provided to Lender by or on behalf of Borrower or its Affiliates, and (iii) agreeing to reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided. Notwithstanding the foregoing, the indemnification agreement shall not require, with respect to any financial projections or reforecasts that are included in the Covered Disclosure Information or in the Disclosure Documents (to the extent such projections or reforecasts are included in the Covered Disclosure Information), that the Borrower be liable for any Liabilities resulting from the actual results being different from such projections or reforecasts so long as (i) the Borrower had no reason to believe that such projections or reforecasts were materially inaccurate and (ii) the Borrower has disclosed to Lender all facts known to them and have not failed to disclose any fact known to them, in each case that could be reasonably expected to cause any such projections or reforecasts or representation or warranty made herein to be materially misleading. Borrower shall not be liable for any Liabilities arising from Lender’s failure to revise any Disclosure Document and/or Covered Rating Agency Information to reflect any Borrower comments to the Covered Disclosure Information that have been delivered in writing to Lender and are specifically set forth on a schedule to the indemnification agreement.

(c)            In connection with filings under the Exchange Act, Borrower jointly and severally agrees to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities; provided, that, notwithstanding anything to the contrary contained herein, (A) the Borrower shall not be responsible for (x) any liabilities relating to untrue statements or omissions in any Covered Disclosure Information which Borrower provided notice to Lender in writing prior to the applicable filings under the Exchange Act, or (y) any liabilities relating to any filings under the Exchange Act (or the applicable provisions thereof) that Borrower is not first provided an opportunity to review; and (B) with respect to any filings under the Exchange Act of materials not provided by Borrower (or not required to be provided by Borrower), the Borrower shall not be liable for any misstatements or omissions in the applicable filings under the Exchange Act relating to such information resulting from Lender’s failure to accurately transcribe written information by or on behalf of the Borrower to Lender unless Borrower was provided a reasonable opportunity to review such filings under the Exchange Act of such materials not provided by Borrower (or the applicable portions thereof) and failed to notify Lender of such misstatements or omissions.

(d)            Promptly after receipt by an indemnified party under this Section 11.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11.2, notify the indemnifying party in writing of the commencement thereof (but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party). In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 11.2, such indemnifying party shall pay for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party.

(e)            The liabilities and obligations of both Borrower and Lender under this Section 11.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt. Failure by Borrower to comply with the provisions of Section 11.1 and/or Section 11.2 within the timeframes specified therein shall, at Lender’s option, constitute a breach of the terms thereof and/or an Event of Default. Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to take any actions required of Borrower under Sections 11.1, 11.2, and/or 11.6 in the event Borrower fails to do the same, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

Section 11.3.     Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.

Section 11.4.      Servicer. At the option of Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Lender (collectively, the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer. Without limitation of any other provision contained herein, Lender shall be responsible for the set-up costs and other initial costs relating to or arising under the applicable servicing agreement with Servicer and Borrower shall not be responsible for the payment of the regular monthly master servicing fee or any other fees and expenses of the Servicer under the servicing agreement. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for (a) all actual out-of-pocket reasonable costs and expenses incurred for enforcement of the Loan, liquidation fees, workout fees, special servicing fees, operating advisor fees, certificate administrator fees or any other similar fees, (b) to the extent late charges and default interest under the Loan Documents paid by Borrower are insufficient to pay the same, interest payable on advances made by Servicer or the trustee with respect to (i) delinquent Debt Service payments or expenses related to curing an Event of Default, payable by Lender to Servicer or a trustee and provided for under any servicing agreement or actual out of pocket reasonable expenses paid by Servicer or a trustee in respect of the protection and preservation of any Property or the Collateral (including, without limitation, payments of Taxes and Insurance Premiums), (ii) as a result of an Event of Default under the Loan or the Loan becoming specially serviced, an enforcement, refinancing or restructuring of the credit arrangements provided for under the Loan Documents in the nature of a “work-out” of the Loan Documents or any insolvency or bankruptcy of Borrower or (iii) the documentation of a conversion of the Benchmark and any related Conforming Changes, and (c) during the continuance of an Event of Default, the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under any servicing agreement). Additionally, Borrower shall pay the customary and reasonable servicing fees in connection with any special requests made by Borrower during the term of the Loan.

Section 11.5.      Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

Section 11.6.      New Mezzanine Option. Borrower acknowledges that Mortgage Lender shall have the options set forth in Section 11.6 of the Mortgage Loan Agreement. Borrower shall, at Borrower’s sole cost and expense, cooperate with Mortgage Lender and Lender in Mortgage Lender’s exercise, from time to time, of any and all of such options in good faith and in a timely manner, which such cooperation shall include, but not be limited to, cooperating with respect to all of the actions, items and things specified and/or referenced in Section 11.6 of the Mortgage Loan Agreement.

Section 11.7.      Registered Form. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Note is, and any other promissory notes issued under the Loan Documents shall be, registered as to both principal and any stated interest. Lender or Servicer, acting for this purpose solely as a non-fiduciary agent of Borrower, shall maintain a register (the “Register”) for the recordation of the name and address of each Lender, the outstanding principal, accrued and unpaid interest and other fees due it hereunder (any such amount a “Borrower Obligation”) and whether such Lender is the original Lender or an assignee pursuant to an assignment permitted under this Agreement. The Register shall be made available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive, absent manifest error, and Borrower and Lender shall treat the Person whose name is recorded in the Register pursuant to the terms hereof as the owner of any Borrower Obligation held by such holder, as indicated in the Register, for all purposes of this Agreement. The Register is intended to be maintained in such a manner as to cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement.

ARTICLE 12

INDEMNIFICATIONS

Section 12.1.      General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property (or any portion thereof) or the Collateral (or any portion thereof) to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, management agreement, any Property Document; (f) the payment of any commission, charge or brokerage fee to anyone (other than a broker or other agent retained by Lender) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Pledge Agreement; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Accounts; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of (i) the gross negligence, bad faith, illegal acts, fraud or willful misconduct of any Indemnified Party, (ii) intentionally omitted, (iii) the gross negligence, bad faith, illegal acts, fraud, willful misconduct or act outside the scope of authority of, any receiver appointed with respect to the Property or the Collateral, or (iv) acts or omissions following the earlier to occur of (a) the date on which Mortgage Administrative Agent (or its designee, assignee or agent, or any other Person) acquires title to the Property by deed-in-lieu of foreclosure or upon a foreclosure (public or private), power of sale or other exercise of Mortgage Administrative Agent’s remedies or (b) the date on which Lender forecloses on the Pledge Agreement, takes title to the interests of Mortgage Borrower or assumes control of Mortgage Borrower. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become due and payable upon demand and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

Section 12.2.      Mortgage and Intangible Tax Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making of the Pledge Agreement, the Note or any of the other Loan Documents and/or any of the Mortgage Loan Documents.

Section 12.3.      ERISA and FIRRMA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a breach of a representation, warranty or covenant under Sections 3.7 or 4.19 of this Agreement.

Section 12.4.      Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 12.5.      Survival. The obligations and liabilities of Borrower under this Article 12 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of an assignment in lieu of foreclosure of the Pledge Agreement.

Section 12.6.      Environmental Indemnity. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Pledge Agreement.

ARTICLE 13

EXCULPATION

Section 13.1.      Exculpation.

(a)            Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower, any other Borrower Party, or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of Borrower or any other Borrower Party or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Property, the Collateral (or any portion thereof), or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (3) affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, indemnities set forth in Article 12 hereof, Section 11.2 hereof, in the Guaranty, the Payment Guaranty and the Environmental Indemnity) made in connection with the Loan or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 13); (4) impair the rights of Lender to (A) obtain the appointment of a receiver and/or (B) enforce its rights and remedies provided in Articles 8 and 9 hereof; (5) impair the enforcement of the Pledge Agreement or any other Loan Documents; (6) impair the right of Lender to enforce Section 4.12(e) of this Agreement; (7) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property (or any portion thereof) and/or the Collateral (or any portion thereof); or (8) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Loss actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)            fraud or intentional material misrepresentation by Borrower, Mortgage Borrower, any SPE Component Entity, any Mortgage SPE Component Entity, Sponsor, any Affiliated Manager, Guarantor or any director, officer, beneficiary, shareholder, partner, member, employee or agent acting on behalf of any of the foregoing (each, a “Recourse Party”) in connection with the Loan;

(ii)           willful misconduct of any Recourse Party in connection with the Loan;

(iii)          the breach of any indemnification provision in the Loan Documents or the Mortgage Loan Documents concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto;

(iv)          material physical waste to any Property caused by the intentional acts of any Recourse Party, but only to the extent there is sufficient cash flow from the Properties to prevent such physical waste and such cash flow is made available by (x) Mortgage Administrative Agent for the purpose of preventing such physical waste from the applicable Mortgage Loan Reserve Accounts after all conditions to such release had been met to the extent sums sufficient to pay or perform such liability have been deposited with Mortgage Administrative Agent in accordance with the terms of the Mortgage Loan Agreement or (y) Lender for the purpose of preventing such physical waste from Accounts (if any) after all conditions to such release had been met to the extent sums sufficient to pay or perform such liability have been deposited with Lender in accordance with the terms of this Agreement;

(v)           the removal of any property in contravention of the Loan Documents during the continuance of an Event of Default other than in the ordinary course of business;

(vi)          the misappropriation or conversion of any of the following by a Recourse Party in contravention of the Loan Documents: (A) any insurance proceeds received by Borrower by reason of any Casualty, (B) any Awards or other amounts received by Borrower from a governmental authority in connection with a Condemnation of all or a portion of the Property, (C) any revenues generated by the Properties, (E) any proceeds received by Mortgage Borrower or Borrower under any owner’s title insurance policy, (F) any distributions or other payments made in violation of this Agreement, or (G) Net Liquidation Proceeds After Debt Service;

(vii)         any Security Deposits, advance deposits or any other deposits collected with respect to any Property which are not delivered to Lender upon a foreclosure of such Property or action in lieu thereof, except to the extent any such Security Deposits were delivered to Mortgage Administrative Agent in accordance with the Mortgage Loan Agreement and/or applied in accordance with the terms and conditions of any of the applicable Lease;

(viii)        any litigation or other legal proceeding related to the Loan filed by a Recourse Party with the effect of delaying, opposing, impeding, obstructing, hindering, enjoining or otherwise interfering with the efforts of Lender to exercise any rights and remedies available to Lender during the continuance of an Event of Default;

(ix)           Borrower fails to obtain Lender’s prior written consent to any additional indebtedness or voluntary lien encumbering any Property, the Collateral and not permitted by the Loan Documents;

(x)            Intentionally omitted;

(xi)           any voluntary termination, or any voluntary, material modification of any Ground Lease by Mortgage Borrower or Borrower without Lender’s prior written consent other than as expressly permitted under this Agreement; provided, that the liability with respect to this Section 13.1(a)(xi) shall not exceed the Allocated Loan Amount of the applicable Ground Leased Property;

(xii)          (A) any voluntary termination of any PILOT Lease and/or PILOT Document or transfer or surrender of any PILOT Lease and/or PILOT Document (including any PILOT Bond) by Mortgage Borrower without Lender’s prior written consent other than in connection with Mortgage Borrower acquiring the fee estate from the applicable PILOT Lessor or as otherwise expressly permitted under this Agreement or (B) Mortgage Borrower’s or the applicable Tenant’s failure to comply with or Mortgage Borrower’s or the applicable Tenant’s breach of any PILOT Lease and/or PILOT Document that results in (x) a reduction of any tax abatement and/or mandatory repayment of any past or current tax abatement under such PILOT Lease and/or PILOT Document, as applicable, (y) termination of such PILOT Lease and/or PILOT Document, as applicable, and the benefits thereunder in favor of Mortgage Borrower or Tenant or (z) a default by such Mortgage Borrower under the applicable Lease for such PILOT Property (and, in any such case, Losses shall include lost rental income); provided, that, in each case, the liability with respect to this Section 13.1(a)(xii) shall not exceed the Allocated Loan Amount of the applicable PILOT Property;

(xiii)        other than as set forth in Section 13.1(b)(v), a breach by Borrower of any covenant of Article 5 of this Agreement documents (excluding any provision requiring Borrower to remain solvent, maintain adequate capital or pay its debts as they come due);

(xiv)        the Condominium Documents are amended, modified, supplemented, terminated, cancelled or otherwise cease to exist without Lender’s prior written consent;

(xv)         any Losses related to title defects with respect to the Hawaii Easement Properties in excess of any amount paid on the Title Insurance Policies for such Hawaii Easement Properties;

(xvi)        any breach or violation of the representations and warranties in Section 3.18 hereof with respect to any Leases for which a tenant estoppel certificate was not delivered on or prior to the Closing Date;

(xvii)       any liability or obligation of Borrower or Mortgage Borrower relating to the Previously-Owned Property;

(xviii)      incurrence of liens encumbering any Property, the Collateral or the direct or indirect interests in Borrower or Mortgage Borrower;

(xix)         any Borrower Party enters into Material Agreements in violation of this Agreement;

(xx)          unsecured indebtedness and indemnification obligations of Mortgage Borrower, in each instance, in contravention of the Loan Documents;

(xxi)         if any Affiliate of Borrower purchases all or any part of the Mortgage Loan;

(xxii)        any obligation of Borrower or Mortgage Borrower (a) to indemnify any Person that, immediately prior to any acquisition of title to the Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an “Equity Collateral Enforcement Action”) was an Affiliate of Borrower or Mortgage Borrower, (b) to pay any amounts due under any contract or agreement between Borrower or Mortgage Borrower, on the one hand, and any Person that, immediately prior to an Equity Collateral Enforcement Action, was an Affiliate of Borrower or Mortgage Borrower, on the other hand; and/or (c) to pay legal fees to any legal counsel engaged by Borrower or Mortgage Borrower or any Affiliate of Borrower or Mortgage Borrower prior to the date of the consummation of an Equity Collateral Enforcement Action;

(xxiii)       failure of Borrower to cause Mortgage Borrower to transfer all Properties located in Hawaii other than the Hawaii Individual Property and the Hawaii Easement Properties in accordance with Section 6.4 (Hawaii Special Purpose Entity Transfer); provided that liability under this clause (xxiii) shall not exceed the Mortgage Loan Allocated Loan Amount of the Properties that Borrower fails to cause Mortgage Borrower to transfer under the Mortgage Loan and the Allocated Loan Amounts of such Properties under the Loan; and/or

(xxiv)       any breach of any representation, warranty or covenant contained in Section 10 of the Pledge Agreement.

(b)            Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that:

(i)            Borrower or any SPE Component Entity or any Affiliate thereof files, or joins in the filing of, a petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited (or otherwise colludes with) petitioning creditors for any involuntary petition against Borrower,

(ii)           Borrower or any SPE Component Entity or any Affiliate thereof files an answer consenting to an involuntary petition filed against Borrower (other than any answer which is required to be made by applicable law), by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law,

(iii)          Borrower or any SPE Component Entity consents to or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower (other than with the prior written consent of Lender),

(iv)          Borrower makes an assignment for the benefit of creditors (other than to Lender in connection with the Loan or with the prior written consent of Lender), provided, that, with respect to the Mortgage Loan only, (x) the exercise of remedies under the Mortgage Loan or the Loan shall not by itself trigger recourse liability to Mortgage Borrower or Guarantor, and (y) Guarantor shall not have liability for matters first arising after a foreclosure or assignment-in-lieu of foreclosure of the Mortgage Loan or the Loan or for actions taken by Mortgage Administrative Agent or by Lender pursuant to the exercise of any voting proxy or similar rights to exercise control over the Collateral, except, in each case, to the extent due to the actions of Guarantor or its Affiliates;

(v)           there is a breach of any provision of Article 5 (Single Purpose Entity Covenants) hereof or the separateness covenants contained in the Borrower’s or SPE Component Entity’s organizational documents (excluding, in each case, any provision requiring Borrower to remain solvent, maintain adequate capital or pay its debts as they come due) and such breach is cited by a court of competent jurisdiction in a final order in a proceeding under the Bankruptcy Code as a material factor in ordering the substantive consolidation of Borrower or Mortgage Borrower with any other Person; provided that the motion or pleading seeking substantive consolidation was not brought or supported by Lender and, as a result thereof, Borrower is subsequently substantively consolidated in a case under the Bankruptcy Code with any Person other than a co-Borrower under the Loan,

(vi)          Borrower fails to obtain Lender’s prior consent to (a) the transfer or conveyance of all or any portion of any Property or the Collateral, (b) the transfer of any direct or indirect equity interests in Borrower, any SPE Component Entity, any Mortgage Borrower or any Mortgage SPE Component Entity, or (c) the granting of any security interest in the direct equity interests in any Mortgage Borrower or any Mortgage SPE Component Entity, in each case in violation of the Loan Documents,

(vii)         Borrower fails to cause Mortgage Borrower to cooperate with or effectuate a Hawaii Loan Bifurcation or pay all costs and expenses related thereto as required pursuant to Section 6.7 hereof, provided that liability with respect to this Section 13.1(b)(vii) shall not exceed the Allocated Loan Amount of the Hawaii Individual Property under this Agreement and the Mortgage Loan Allocated Loan Amount of the Hawaii Individual Property, plus any and all third-party costs incurred by Lender (including attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due hereunder,

(viii)        Borrower fails to cause Mortgage Borrower to pay to Mortgage Administrative Agent any Excess Cash Flow in violation of Section 2.6(b) of the Mortgage Loan Agreement; provided that liability with respect to this Section 13.1(b)(viii) shall not exceed the amount of such Excess Cash Flow required to be paid to Mortgage Administrative Agent, plus any and all third-party costs incurred by Lender (including attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due hereunder,

(ix)           Following a Casualty or Condemnation, Borrower fails to cause Mortgage Borrower to cause Tenant to and fails to cause Mortgage Borrower to promptly commence and diligently prosecute the completion of the Restoration of the applicable Individual Property, subject to and in accordance with the provisions of Sections 7.2, 7.3 and 7.4 hereof and Sections 7.2, 7.3 and 7.4 of the Mortgage Loan Agreement, whether or not such costs are covered by the Net Proceeds; provided that liability with respect to this Section 13.1(b)(ix) shall not exceed the Allocated Loan Amount of the applicable Individual Property under this Agreement required to be paid to Lender and the allocated loan amount of the applicable Individual Property under the Mortgage Loan Agreement, plus any and all third-party costs incurred by Lender (including attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due hereunder, or

(x)           violation of covenants regarding opting into Article 8 of the UCC.

ARTICLE 14

NOTICES

Section 14.1.      Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, or (d) if transmitted by e-mail, (i) if such e-mail was sent prior to 5 P.M. (New York time) on a Business Day, then on the date such e-mail was sent, provided that a hard copy of such e-mail (and any and all attachments) is delivered by hand or reputable overnight courier service on the immediately succeeding Business Day, or (ii) if such e-mail was sent on a day that is not a Business Day or after 5 P.M. (New York time) on a Business Day, then on the Business Day immediately succeeding the date such e-mail was sent, provided that a hard copy of such e-mail (and any and all attachments) is delivered by hand or reputable overnight courier service on the second Business Day immediately following the date on which such e-mail was sent; provided, however, that by return e-mail to Borrower, Lender shall have the unilateral right at any time to waive the hard copy requirement with respect to all notices sent via e-mail, in any case addressed as follows:

If to Borrower:

c/o The RMR Group

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Attention: Jennifer B. Clark

Email: jclark@rmrgroup.com

c/o The RMR Group

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Attention: Yael Duffy

Email: yduffy@rmrgroup.com

With a copy to:	Skadden, Arps, Slate, Meagher and Flom LLP 300 South Grand Avenue Los Angeles, California 90071 Attention: Peter Mair, Esq. Email: peter.mair@skadden.com

If to Lender:	BREF VI Holdings LLC c/o Brookfield Real Estate Financial Partners LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 Attention: Laura Stepp Email: Laura.Stepp@brookfield.com

With a copy to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Attention: Daniel C. Reynolds, Esq. Email: dreynolds@cgsh.com or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Borrower hereby appoints ILPT Brook Mezz 1 LLC, a Delaware limited liability company (the “Representative Borrower”) to serve as agent on behalf of all Individual Borrowers to receive any notices required to be delivered to any or all of the Individual Borrowers hereunder or under the other Loan Documents and to be the sole party authorized to deliver notices on behalf of the Individual Borrowers hereunder. Any notice delivered to the Representative Borrower shall be deemed to have been delivered to all Individual Borrowers, and any notice received from the Representative Borrower shall be deemed to have been received from all Individual Borrowers. The Individual Borrowers shall be entitled from time to time to appoint a replacement Representative Borrower by written notice delivered to Lender, and signed by both the new Representative Borrower and the Representative Borrower being so replaced.

ARTICLE 15

FURTHER ASSURANCES

Section 15.1.      Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor.

Section 15.2.      Execution of the Pledge Agreement.

(a)            Borrower forthwith upon the execution and delivery of the Pledge Agreement and thereafter, from time to time, will cause the Pledge Agreement and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Collateral and each instrument of further assurance (including applicable UCC financing statements, amendments and continuation statements) to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Collateral. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Pledge Agreement , this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Collateral and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Pledge Agreement, any security instrument with respect to the Collateral or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by applicable law so to do.

(b)            Intentionally omitted.

(c)            Notwithstanding any other provision set forth in this Agreement or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under the Loan Agreement, the Note, the Pledge Agreement and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 15.3.      Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, pledges, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the collateral and rights hereby granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Pledge Agreement or any financing statement, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Collateral. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 15.3.

Section 15.4.      Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)            If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Collateral for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Collateral, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable. Notwithstanding the foregoing, Borrower shall not be obligated to pay any tax on Lender’s interest in the Collateral under this Section 15.4 from and after any transfer of the Collateral to Lender or its designee by foreclosure, assignment-in-lieu of foreclosure or otherwise.

(b)            Intentionally omitted.

(c)            If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Pledge Agreement, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

ARTICLE 16

WAIVERS

Section 16.1.      Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement, the Pledge Agreement, the Note or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 16.2.      Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Pledge Agreement, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 16.3.      Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Pledge Agreement, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Pledge Agreement, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Pledge Agreement, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 16.4.      Waiver of Trial by Jury.

BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

Section 16.5.      Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 16.6.      Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have, in connection with any approval or consent requested of Lender hereunder, acted unreasonably or unreasonably delayed acting in any case where by applicable law or under this Agreement, the Pledge Agreement, the Note and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking specific performance, injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably in connection with any approval or consent requested of Lender hereunder shall be determined by an action seeking specific performance, injunctive relief or declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 16.7.      Marshalling and Other Matters.

Borrower hereby waives, to the extent permitted by applicable Legal Requirements, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Pledge Agreement of the Collateral or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Pledge Agreement on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Collateral subsequent to the date of the Pledge Agreement and on behalf of all persons to the extent permitted by applicable Legal Requirements.

Section 16.8.      Waiver of Statute of Limitations.

To the extent permitted by applicable Legal Requirements, Borrower hereby expressly waives and releases to the fullest extent permitted by applicable Legal Requirements, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder, under the Note, Pledge Agreement or other Loan Documents.

Section 16.9.      Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 16.10.      Sole Discretion of Lender. Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

ARTICLE 17

MISCELLANEOUS

Section 17.1.      Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Pledge Agreement, the Note or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 17.2.      Governing Law.

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WILL BE INSTITUTED IN (OR, IF PREVIOUSLY INSTITUTED, MOVED TO) ANY FEDERAL OR STATE COURT DESIGNATED BY LENDER IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. EACH OF BORROWER AND LENDER HEREBY (I) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AND LENDER HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING AGREEMENT, WAIVER AND SUBMISSION ARE MADE PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company
19 West 44th Street, Suite 201
New York, NY 10036-8401

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 17.3.      Headings. Notwithstanding anything to the contrary contained herein, (i) the Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and (ii) covenants contained in Articles and/or Sections hereof labeled or otherwise primarily containing representations (and vice versa) shall, in each case, be deemed fully effective hereunder and shall not be otherwise affected by virtue of the foregoing.

Section 17.4.      Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 17.5.      Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 17.6.      Expenses. Except as may be otherwise expressly and specifically provided herein, Borrower covenants and agrees to pay its own costs and expenses and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, Pledge Agreement, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement, the Pledge Agreement, the Note and the other Loan Documents with respect to the Collateral); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement, the Pledge Agreement, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement, the Pledge Agreement, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date (including, without limitation, those contained in Articles 8 and 9 hereof); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Pledge Agreement, the Note and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Pledge Agreement, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Guarantor, this Agreement, the Pledge Agreement, the Note, the other Loan Documents, the Property, the Collateral, or any other security given for the Loan; (viii) except as set forth in Section 11.4, servicing the Loan (including, without limitation, enforcing any obligations of or collecting any payments due from Borrower and/or Guarantor under this Agreement, the Pledge Agreement, the Note and the other Loan Documents or with respect to the Property or the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of Borrower’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated (including, without limitation, Borrower’s rights hereunder to permit or undertake transfers, in each case, in accordance with the applicable terms and conditions hereof); provided, however, that, with respect to each of subsections (i) through (ix) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include, without limitation and in each case, subject to Section 11.4, any related special servicing fees, liquidation fees, modification fees, work-out fees and other similar costs or expenses payable to any Servicer, trustee and/or special servicer of the Loan (or any portion thereof and/or interest therein) and (II) exclude any requirement that Borrower directly pay the base monthly servicing fees due to any master servicer on account of the day to day, routine servicing of the Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

Section 17.7.      Cost of Enforcement. In the event (a) that the Pledge Agreement is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement, the Pledge Agreement, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all actual costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

Section 17.8.      Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 17.9.      Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Pledge Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 17.10.      No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)            Borrower and Lender intend that the relationships created under this Agreement, the Pledge Agreement, the Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of beneficiary or lender.

(b)            This Agreement, the Pledge Agreement, the Note and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement, the Pledge Agreement, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c)            The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property and the Collateral. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property or the Collateral.

(d)            Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations related to the Property (including, without limitation, under the Leases) or the Collateral; or (ii) any obligations with respect to any agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents to which any Borrower Party, the Collateral (or any portion thereof) and/or the Property (or any portion thereof) is subject.

(e)            By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Pledge Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f)            Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Pledge Agreement and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy in all material respects of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Property or the Collateral and notwithstanding any investigation of the Property or the Collateral by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Pledge Agreement and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement.

Section 17.11.      Publicity. All news releases, publicity or advertising by Borrower, Lender or their respective Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Pledge Agreement or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Pledge Agreement or the other Loan Documents, or to Lender or any of its Affiliates shall be subject to the prior written approval of Lender or Borrower, as applicable, not to be unreasonably withheld or delayed. The foregoing shall not apply to any marketing materials that are prepared by or on behalf of Lender in connection with a potential Secondary Market Transaction, it being agreed that Lender shall have the right to issue, without Borrower’s approval, and Borrower hereby authorizes Lender to issue, such marketing materials, term sheets and other materials as Lender may deem reasonably necessary or appropriate in connection with Lender’s own marketing activities with respect to any potential Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein.

Section 17.12.      Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its Affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 17.13.      Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and the Pledge Agreement, the Note or any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Pledge Agreement and the other Loan Documents and this Agreement, the Note, the Pledge Agreement and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Pledge Agreement and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.

Section 17.14.      Entire Agreement. This Agreement, the Note, the Pledge Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents except to the extent such prior agreement by its terms survives the closing of the Loan.

Section 17.15.      Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

Section 17.16.      Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 17.17.     Brokers. Borrower agrees (i) to pay any and all fees imposed or charged by all brokers, mortgage bankers and advisors (each a “Broker”) hired or contracted by any Borrower Party or their Affiliates in connection with the transactions contemplated by this Agreement and (ii) to indemnify and hold Lender harmless from and against any and all claims, demands and liabilities for brokerage commissions, assignment fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Lender by any Person. Borrower hereby represents and warrants that a Broker has not been engaged by any Borrower Party in connection with the transactions contemplated by this Agreement. Lender hereby represents and warrants that a Broker has not been engaged by Lender in connection with the transactions contemplated by this Agreement. The foregoing indemnity shall survive the termination of this Agreement and the payment of the Debt. Borrower acknowledges and agrees that (a) any Broker is not an agent of Lender and has no power or authority to bind Lender, (b) Lender is not responsible for any recommendations or advice given to any Borrower Party by any Broker, (c) Lender and the Borrower Parties have dealt at arms-length with each other in connection with the Loan, (d) no fiduciary or other special relationship exists or shall be deemed or construed to exist among Lender and the Borrower Parties and (e) none of the Borrower Parties shall be entitled to rely on any assurances or waivers given, or statements made or actions taken, by any Broker which purport to bind Lender or modify or otherwise affect this Agreement or the Loan, unless Lender has, in its sole discretion, agreed in writing with any such Borrower Party to such assurances, waivers, statements, actions or modifications. Borrower acknowledges and agrees that Lender may, in its sole discretion, pay fees or compensation to any Broker in connection with or arising out of the closing and funding of the Loan. Such fees and compensation, if any, (i) shall be in addition to any fees which may be paid by any Borrower Party to such Broker and (ii) create a potential conflict of interest for Broker in its relationship with the Borrower Parties. Such fees and compensation, if applicable, may include a direct, one-time payment, servicing fees and/or incentive payments based on volume and size of financings involving Lender and such Broker.

Section 17.18.     Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided, however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 17.19.     Contributions and Waivers.

(a)            As a result of the transactions contemplated by this Agreement and the other Loan Documents, each Borrower will benefit, directly and indirectly, from each Borrower’s obligation to pay the Debt and perform its obligations hereunder and under the other Loan Documents (collectively, the “Obligations”) and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a “Contribution,” and for purposes of this Section, includes any exercise of recourse by Lender against any Collateral of a Borrower and application of proceeds of such Collateral in satisfaction of such Borrower’s obligations, to Lender under the Loan Documents).

(b)            Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable Legal Requirements.

(c)            In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section.

(d)            For purposes hereof, the “Benefit Amount” of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its Affiliates from extensions of credit made by Lender to (i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or pledged their collateral to secure the Obligations of such Borrower to Lender.

(e)            Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

(f)            In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

(g)            Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing.

(h)            No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section shall limit or affect in any way the Obligations of any Borrower to Lender under the Loan Documents.

(i)            To the extent permitted by applicable Legal Requirements, each Borrower waives:

(i)           any right to require Lender to proceed against any other Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Borrower;

(ii)          any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other Person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Loan Documents;

(iii)         any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

(iv)         any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(v)          any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;

(vi)         presentment, demand, protest and notice of any kind;

(vii)        any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

(viii)       Reserved;

(ix)          any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

(x)           any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

(xi)          any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

(xii)         any defense based upon the avoidance of any security interest in favor of Lender for any reason;

(xiii)        any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;

(xiv)       any defense or benefit based upon Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Security Instrument to be satisfied by any payment from any other Borrower or any such party;

(xv)        all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower’s rights of subrogation and reimbursement against any other Borrower; and

(xvi)       all rights and defenses that Borrower may have because any of the Debt is secured by personal property. This means, among other things (subject to the other terms and conditions of the Loan Documents): (1) Lender may collect from Borrower without first foreclosing on any personal property collateral pledged by any other Borrower, and (2) if Lender forecloses on any personal property collateral pledged by any other Borrower, (I) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (II) Lender may collect from Borrower even if any other Borrower, by foreclosing on the personal property collateral, has destroyed any right Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by personal property; and except as may be expressly and specifically permitted herein, any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other Person that arises from the existence or performance of any obligations under the Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

Section 17.20.     Reinstatement of Debt. If, on account of the subordination of the Loan to the Mortgage Loan, Lender is required to remit to Mortgage Administrative Agent any amount theretofore paid to Lender hereunder, then such amount shall continue to be owing pursuant to this Agreement and the other Loan Documents as part of the Debt, notwithstanding the prior receipt of such payment by Lender.

Section 17.21.     Intercreditor Agreement. Lender and Mortgage Administrative Agent on behalf of Mortgage Lender are parties to a certain intercreditor agreement dated as of the date hereof (the “Intercreditor Agreement”) memorializing their relative rights and obligations with respect to the Loan, the Mortgage Loan, Borrower, Mortgage Borrower, the Collateral and the Property. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender, Mortgage Administrative Agent and Mortgage Lender and (ii) Borrower and Mortgage Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Neither Lender nor Mortgage Administrative Agent shall have any obligation to disclose to Borrower or Mortgage Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof. In no event shall Borrower be bound by, or be charged with knowledge of, the terms and conditions of the Intercreditor Agreement.

Section 17.22.     Administrative Agent. In addition to any other rights of Lender, Lender may designate one or more administrative and/or collateral agents to act on behalf of the Lender in one or more respects as determined by Lender from time to time (any such administrative agent or collateral agent, an “Administrative Agent”) and thereafter to remove or replace any such Administrative Agent from time to time. In the event of any appointment of an Administrative Agent, any Liens granted and created in favor of the “Lender” under this Agreement, the Pledge Agreement and the other Loan Documents shall be held, and shall be deemed for all purposes under this Agreement, the Pledge Agreement and the other Loan Documents to be held, by such Administrative Agent as agent on behalf of Lender and Lender’s transferees, assignees and successors from time to time holding interests in the Loan.

Section 17.23.     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 17.24.     Unintended Payments.

(a)            If BREF VI Holdings LLC, any Affiliate thereof, or any agent thereof (including, without limitation, any Servicer or administrative agent acting on said Person’s behalf) (individually and/or collectively, the “Payor Party”) notifies Borrower, any Lender or any Person who has received funds on behalf of said Borrower or Lender (any such Borrower, Lender or other recipient, a “Payment Recipient”) that the Payor Party has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Payor Party or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Borrower, Lender, or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Payor Party and shall be segregated by the Payment Recipient and held in trust for the benefit of the Payor Party, and such Borrower or Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Payor Party the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Payor Party in same day funds at the greater of the Federal Funds Rate and a rate determined by the Payor Party in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Payor Party to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Payor Party (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Payor Party (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Payor Party (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Payor Party to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Payor Party of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Payor pursuant to this Section 17.24(b).

(c)            Each Lender hereby authorizes the Payor Party to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Payor Party to such Lender from any source, against any amount due to the Payor Party under immediately preceding clause (a) or under the indemnification provisions of this Agreement or any co-lender agreement entered into by and among any such Lender and any Payor Party.

(d)            Intentionally Omitted.

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations pursuant to the Loan Documents by the Borrower, Guarantor, or any Affiliate thereof, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Payor Party from the Borrower for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Payor Party for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 17.24 shall survive the resignation or replacement of any Payor Party hereunder, any transfer of rights or obligations by, or the replacement of, a Lender and/or the repayment, satisfaction or discharge of the Debt and all other obligations (or any portion thereof) under any Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ILPT BROOK MEZZ 1 LLC
ILPT BROOK MEZZ 2 LLC
ILPT BROOK MEZZ 3 LLC

By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

[Project Maple (Bridge Loan) – Signature Page to Mezzanine Loan Agreement]

LENDER:

BREF VI HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Laura Stepp
Name: Laura Stepp
Title: Vice President

[Project Maple (Bridge Loan) – Signature Page to Mezzanine Loan Agreement]